As filed with the Securities and Exchange Commission on January 28, 2000
                                                   Registration No. 333- 93515


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              -------------------

                               Amendment No. 1 to

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                 SUMMIT BANCORP.
             (Exact name of registrant as specified in its charter)

                              -------------------

           New Jersey                         6711                     22-1903313
(State or other jurisdiction of  (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)   Classification Code Number)   Identification Number)

                              -------------------

                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3200

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              -------------------

                           RICHARD F. OBER, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       301 CARNEGIE CENTER, P.O. BOX 2066
                        PRINCETON, NEW JERSEY 08543-2066
                                 (609) 987-3430

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                              -------------------

                                    COPY TO:

                         STANFORD N. GOLDMAN, JR., ESQ.
                MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, PC
                              ONE FINANCIAL CENTER
                                BOSTON, MA 02111
                                 (617) 348-1708

                              -------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and upon consummation of the merger of NMBT Corp. into Registrant as described herein.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The Boards of Directors of Summit Bancorp. and NMBT Corp. have agreed upon a merger combining NMBT Corp. and Summit. We cannot complete the merger unless the shareholders of NMBT Corp. approve it. A special meeting of shareholders of NMBT Corp. will be held on March 7, 2000 at the Candlewood Valley Country Club, 401 Danbury Rd., New Milford, Connecticut at 10:00 a.m., local time, to vote on this merger. Summit shareholders do not have to approve the merger.

     Under the terms of the merger agreement, which was signed October 3, 1999, NMBT Corp. will merge into Summit and Summit will be the surviving corporation.

     If the merger is completed, the exchange ratio, or the number of shares of Summit common stock, together with an equal number of preferred stock purchase rights under Summit's shareholder rights plan, you will receive for each share of NMBT Corp. common stock you own, will be determined based upon the average closing price of a share of Summit common stock for a ten-day period ending on a date to be determined, which is expected to be between five to ten business days prior to the closing of the merger.The exchange ratio will not be lower than
 .7024 and will not be higher than .9503, subject to any adjustments for stock splits, stock dividends or similar transactions.

     Cash will be paid instead of fractional shares.

     On January 24, 2000, Summit common stock, which is traded on the New York Stock Exchange under the symbol "SUB", closed at $27.88 per share and NMBT Corp. common stock, which is traded on the Nasdaq Small Cap Market under the trading symbol "NMBT", closed at $24.63 per share. If the merger is completed, NMBT
Corp.   common   stock  will  no  longer  be  traded  on   Nasdaq.

     This Proxy Statement-Prospectus gives you detailed information about the merger we are proposing and it includes our merger agreement as an appendix. It is a proxy statement that NMBT Corp. is using to solicit proxies for use at the NMBT Corp. special shareholder meeting. It is also a prospectus relating to Summit's issuance of up to 2,948,741 shares of Summit common stock, and the associated preferred stock purchase rights, in connection with the merger.

     This Proxy Statement-Prospectus also includes a formal Notice of Special Meeting of Stockholders. A proxy card and return envelope are enclosed to facilitate your voting if you can not attend the meeting. Also enclosed is NMBT Corp.'s Annual Report to Shareholders for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1999. You are encouraged to read these documents carefully before deciding how to vote your shares. YOUR VOTE IS VERY IMPORTANT. Please mail your proxy promptly.

     The NMBT Corp. Board of Directors unanimously recommends that you vote "FOR" approval of the merger.

     Information in this Proxy Statement - Prospectus about Summit has been supplied by Summit and information about NMBT Corp. has been supplied by NMBT Corp.
                                -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES OF SUMMIT BEING OFFERED THROUGH THIS DOCUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     This Proxy Statement-Prospectus is dated January 28, 2000 and was first mailed to NMBT Corp. shareholders on or about February 3, 2000.

                                    NMBT CORP
                                 55 MAIN STREET
                           NEW MILFORD, CT 06776-2400

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD MARCH 7, 2000 AT 10:00 A.M.

TO OUR STOCKHOLDERS:

     A Special Meeting of Stockholders of NMBT Corp. ("Special Meeting"), will be held at 10:00 a.m., on March 7, 2000, at the Candlewood Valley Country Club, 401 Danbury Rd., New Milford, Connecticut, for the following purposes:

           1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated October 3, 1999 (the "Merger Agreement") between NMBT Corp. and Summit Bancorp. and the transactions contemplated thereby, including the merger of NMBT Corp. into Summit (the "Merger"), pursuant to which shares of NMBT Corp. common stock will be converted into the right to receive whole shares of Summit common stock and cash in lieu of fractional shares based upon an exchange ratio to be determined after the Special Meeting, as more fully described in the accompanying Proxy Statement-Prospectus;

           2. A proposal to approve in advance of voting on the Merger Agreement an adjournment of the Special Meeting in the event there are not sufficient votes to constitute a quorum or to approve the Merger Agreement at the scheduled time of the Special Meeting, in order to permit further solicitation of proxies; and

           3. To transact such other business as may properly come before the Special Meeting.

     Stockholders of record as of the close of business on January 24, 2000 are entitled to notice of and to vote at the Special Meeting. All stockholders are cordially invited to attend the meeting.

     THE NMBT CORP. BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTION CONTEMPLATED THEREBY AND "FOR" APPROVAL OF THE PROPOSAL REGARDING ADJOURNMENT.

     Holders of NMBT Corp. common stock will have the right to be paid the "fair value" of all shares owned by the stockholder by exercising dissenters rights in connection with the Merger. See "THE MERGER--Dissenters Rights" in, and Appendix D to the accompanying Proxy Statement-Prospectus for a description of the procedures which a stockholder must follow in order to exercise dissenters rights.

                                             By Order of the Board of Directors

                                             NMBT CORP


                                             /s/ Jay C. Lent
                                             ------------------------------
                                             Jay C. Lent
                                             Secretary

New Milford, Connecticut

January 28, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME BEFORE THE PROXY IS VOTED AT THE MEETING.

                          FINDING IMPORTANT INFORMATION

     This Proxy Statement-Prospectus contains important information about our companies and the merger that you should read and consider carefully before you vote your shares. The principal sections of this document are located at the pages referenced in the Table of Contents below. Some of the documents related to the merger are included as appendices to this document. In addition, we have incorporated important business and financial information about our companies from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document.

     Information that is incorporated by reference in this document is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this document, excluding exhibits, by requesting them in writing or by telephone from the appropriate company at the following addresses:

SUMMIT BANCORP.                    NMBT Corp.
Attention: Corporate Secretary     Attention: Corporate Secretary
301 Carnegie Center                55 Main Street
Princeton, NJ 08543                New Milford, CT 06776-2400
Telephone: (609) 987-3442          Telephone: (860) 355-1171


     We will mail to you any incorporated documents you request by first class mail, or another equally prompt means, within one business day after we receive your request. In order to ensure timely delivery of these documents to you, we must receive your request by February 29, 2000. See "WHERE YOU CAN FIND MORE INFORMATION" on page 55 for more information about the documents incorporated by reference in this Proxy Statement-Prospectus.



                     TABLE OF CONTENTS


                                              Page
                                              -----
SUMMARY .....................................    1
    General .................................    1
    The Companies ...........................    1
    NMBT Corp. Special Meeting ..............    2
    The Merger ..............................    2
    Recent Developments .....................    5
    Market Prices and Dividends .............    6
CAUTIONARY STATEMENT REGARDING
  FORWARD LOOKING INFORMATION ...............    8
INTRODUCTION ................................    9
SPECIAL MEETING .............................    9
    Record Date .............................    9
    Quorum and Vote Required ................    9
    Voting of Proxies .......................    9
    How to Revoke a Proxy ...................   10
    Solicitation of Proxies .................   10
    Stock Held by NMBT Directors and Others..   11
SELECTED FINANCIAL DATA .....................   12
COMPARATIVE AND PRO FORMA
  PER SHARE FINANCIAL
   INFORMATION ..............................   14
MARKET PRICE AND DIVIDEND
  MATTERS ...................................   15
    Market Price and Dividend History .......   15
    Coordination and Determination of
      Dividends Under Merger Agreement ......   15
    Dividend Limitations ....................   16
PROPOSAL I-- APPROVAL OF THE
  MERGER AGREEMENT ..........................   16
THE MERGER ..................................   16
    General .................................   16
    Closing and Effective Time ..............   16
    Exchange Ratio ..........................   17
    Exchange of NMBT Certificates ...........   18
    Conversion of NMBT Stock Options ........   18
    Recommendation of NMBT Board ............   19
    Background ..............................   19
    Reasons for the Merger ..................   21
    Opinion of NMBT's Financial Advisor .....   22
    Stock Option Agreement ..................   26
    Regulatory Approvals ....................   28
    Interests of Certain Persons
      in the Merger .........................   29
    The Merger Agreement ....................   31
    Dissenters Rights .......................   34
    New York Stock Exchange Listing .........   35
    Accounting Treatment ....................   35
    Certain Federal Income Tax
      Consequences of the Merger ............   36
    Resale of Summit Common .................   37
    Differences in Shareholders' Rights .....   37
SUMMIT BANCORP ..............................   50
    Description of Business .................   50
    Recent Developments .....................   50
DESCRIPTION OF SUMMIT
  CAPITAL STOCK .............................   51
    Common Stock ............................   51
    Shareholder Rights Plan .................   51


                                              Page
                                              -----
NMBT Corp. .................................   52
    Description of Business ................   52
    Recent Developments ....................   52
DESCRIPTION OF NMBT CORP.
  CAPITAL STOCK ............................   53
    General ................................   53
PROPOSAL II-- ADJOURNMENT OF SPECIAL
MEETING ....................................   54
SHAREHOLDER PROPOSALS ......................   54
OTHER MATTERS ..............................   54
LEGAL MATTERS ..............................   54
EXPERTS ....................................   55
WHERE YOU CAN FIND MORE
  INFORMATION ..............................   55
MERGER AGREEMENT
  (without exhibits) .......................   Appendix A
OPINION OF ADVEST, INC .....................   Appendix B
NMBT CORP STOCK OPTION
  AGREEMENT ................................   Appendix C
DELAWARE STATUTORY
  PROVISIONS RELATING TO
  DISSENTERS RIGHTS ........................   Appendix D

                                     SUMMARY


     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO IN ORDER TO FULLY UNDERSTAND THE MERGER. GENERALLY, EACH OF THE HEADINGS IN THIS SUMMARY IS FOLLOWED BY A REFERENCE TO OTHER PAGES OF THIS DOCUMENT WHERE YOU CAN READ MORE ABOUT THAT PARTICULAR TOPIC. SEE "WHERE YOU CAN FIND MORE INFORMATION" TO FIND OUT HOW YOU CAN OBTAIN MORE INFORMATION ABOUT SUMMIT AND NMBT CORP. (P.
55).


GENERAL


     We are proposing a merger of NMBT Corp. into Summit. In the merger, you will receive shares of Summit common stock and associated preferred stock purchase rights in exchange for each share of NMBT Corp. common stock you own, plus cash instead of any fractional share. If the merger is completed, the exchange ratio, or the number of shares of Summit common stock you will receive for each share of NMBT Corp. common stock you own, will be determined by the average closing price of a share of Summit common stock as reported on the New York Stock Exchange composite tape for a ten-day trading period on which one share of Summit common stock is traded, ending on a date to be determined, which is expected to be between five to ten business days prior to the closing of the merger. The exchange ratio will not be lower than .7024 and will not be higher than .9503, subject to possible adjustments for stock splits, stock dividends and similar transactions. Cash will be paid instead of fractional shares. Summit common stock is listed on the New York Stock Exchange and NMBT Corp. common stock is listed on the Nasdaq Small Cap Market. For information on the historical market price of and dividends paid on Summit common stock and NMBT Corp. common stock see page 15. We encourage you to obtain current quotations for Summit and NMBT Corp. common stock. If the merger is completed, NMBT Corp. common stock will no longer be listed on Nasdaq.

THE COMPANIES (SEE PAGES 50 AND 52)

     SUMMIT BANCORP. Summit Bancorp. is a New Jersey corporation and a registered bank holding company with principal executive offices located at 301 Carnegie Center, Princeton, New Jersey. Summit's subsidiary banks, Summit Bank (New Jersey), Summit Bank (Pennsylvania), and Summit Bank (Connecticut), operated 484 banking offices located in New Jersey, eastern Pennsylvania and southwestern Connecticut as of September 30, 1999. Summit's telephone number is
(609) 987-3200. Summit's subsidiary banks are engaged in a general banking business, offering the following services and products:

     o    demand and interest bearing deposit accounts;

     o    asset management accounts;

     o    business, real estate, personal and installment loans; and

     o    lease  financing,   fiduciary,   investment   management,   investment
          advisory,   custodial,   correspondent,   capital  markets,  financial
          advisory, money desk and treasury services.

     In addition, Summit owns subsidiaries that are engaged in:

     o    securities products and services;

     o    life, health, property and casualty insurance products and services;

     o    venture capital investment;

     o commercial finance lending, lease financing and asset based lending; o letter of credit issuance;

     o    data processing; and

     o reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.


     NMBT. NMBT Corp. was formed in 1997 and is the registered bank holding company for NMBT, a wholly owned subsidiary. NMBT is a state-chartered bank and trust company founded in 1975. NMBT is NMBT Corp.'s only subsidiary. NMBT Corp.'s corporate headquarters is located at 55 Main Street, New Milford, Connecticut and its phone number is 860-355-1171.

     NMBT operates primarily as a full-service community financial institution. NMBT offers a wide range of consumer and commercial services to individuals and businesses in western Connecticut. These services include checking accounts, N.O.W. accounts, regular savings accounts, money market accounts, retirement accounts, savings certificates, commercial demand deposit accounts and cash management. NMBT's lending activities include residential and commercial real estate loans, home equity loans and lines of credit, consumer loans, secured and unsecured commercial loans, letters of credit and both consumer and commercial credit card services.

NMBT CORP. SPECIAL MEETING (SEE PAGE 9)

     TIME, DATE, PLACE AND PURPOSE. (SEE PAGE 9) NMBT corp. will hold a special meeting of its shareholders on March 7, 2000 at 10:00 a.m., local time, at the Candlewood Valley Country Club, 401 Danbury Rd., New Milford, Connecticut 06776. At the meeting you will vote on (1) the merger and (2) adjournment of the special meeting, if necessary to obtain a quorum or to obtain additional votes in favor of the merger.

     RECORD DATE, QUORUM AND VOTE REQUIRED. (SEE PAGE 9) You can vote at the NMBT Corp. special meeting if you owned shares of NMBT Corp. common stock at the close of business on January 24, 2000. A majority of the outstanding shares of NMBT Corp. common stock on January 24, 2000 must be present, in person or by proxy, to constitute a quorum at the special meeting. The merger will be approved if a majority of the shares of NMBT Corp. common stock outstanding on January 24, 2000 is voted for approval of the merger. If a quorum is not present or there are not sufficient votes to approve the merger, the special meeting may be adjourned in order to permit further solicitation of proxies by NMBT Corp.'s board of directors if a majority of the shares of NMBT Corp. common stock voted at the meeting is voted for adjournment.

     The directors and executive officers of NMBT Corp. have agreed in writing to vote their shares of NMBT Corp. common stock in favor of the merger. If these executive officers and directors exercised all presently exercisable options to purchase NMBT Corp. common stock, they would own approximately 21.65% of the outstanding shares of NMBT Corp. common stock.

THE MERGER (SEE PAGE 16)

     ANTICIPATED EFFECTIVE DATE OF THE MERGER. (SEE PAGE 17) If the merger is approved by NMBT Corp.'s stockholders and all the conditions to closing are satisfied or waived:


     o we will file certificates of merger with the State of New Jersey and State of Delaware which will specify the date and time at which the merger will become effective; and

     o we currently expect that the merger will become effective during the first calendar quarter of 2000. A copy of the merger agreement is attached as Appendix A to this Proxy Statement-Prospectus.


     EXCHANGE RATIO. (SEE PAGE 17) The number of shares of Summit common stock that you will receive in exchange for your NMBT Corp. common stock has not been fixed and under the merger agreement cannot be fixed until after the NMBT Corp. shareholders have approved the merger agreement.

     The exchange ratio will be determined by the "Summit Price". The "Summit Price" is defined in the merger agreement as the average of the closing prices of a share of Summit common stock on the New York Stock Exchange Composite Transactions List for the ten consecutive full trading days on which one share of Summit common stock is traded ending on the "Determination Date". The merger agreement provides for an automatic Determination Date seven business days prior to a closing date that will be set for 45 business days after all required shareholder and government approvals are received and any legal challenges to the merger are resolved, but also permits Summit to select an earlier closing date and to designate a "Determination Date" in the notice of the closing date sent to NMBT Corp. by Summit, which notice, unless otherwise agreed to by Summit and NMBT Corp., is required to be sent at least 5 business days prior to the date designated for closing. The Determination Date may not be more than 10 business days prior to the closing date. Accordingly, if Summit decides to set a closing date earlier than the 45th business day after all required approvals have been received, Summit can select a Determination Date which is between 5 to 10 business days prior to the closing date selected by Summit. In this event, Summit may consider, among other factors, the trading prices of Summit common stock in selecting the Determination Date. The number of shares of Summit common stock that you receive in exchange for your NMBT Corp. common stock will be based upon the following formula:



              "SUMMIT PRICE" AS OF
            THE "DETERMINATION DATE"                                            EXCHANGE RATIO
            ------------------------                                            --------------
Greater than $37.01563 ..................................................       0.7024
Equal to or less than $37.01563 and equal to or greater than $27.35938 ..       $26.00 divided by the Summit Price
Less than $27.35938 .....................................................       0.9503

     You will be required to vote on the merger agreement prior to knowing the exchange ratio. In addition, it is possible that by virtue of Summit's right to select the Determination Date, Summit could choose a pricing period after the date of the NMBT Corp. special meeting, which includes the NMBT Corp. special meeting date, or which includes up to 5 days prior to the NMBT Corp. special meeting.


     CONVERSION OF NMBT CORP. STOCK OPTIONS. (SEE PAGE 19) In the merger, each outstanding option to buy NMBT Corp. common stock under NMBT Corp.'s stock option plans will automatically be converted into an option to purchase Summit common stock. The exercise price per share and the number of shares of Summit common stock subject to each converted option will be determined as provided in the merger agreement based on the exchange ratio. In addition, for 30 days after the merger becomes effective, holders of NMBT Corp. stock options will have the right to receive, instead of exercising their options, a cash payment equal to the difference between the exercise price of the option and the Summit Price.

     RECOMMENDATION AND REASONS OF NMBT CORP. BOARD OF DIRECTORS. (SEE PAGES 19 AND 21) NMBT Corp.'s board of directors unanimously recommends that NMBT Corp. shareholders vote to approve the merger and the proposal to adjourn the meeting if necessary.

     NMBT Corp.'s board of directors has concluded that the proposed merger is in the best interest of NMBT Corp., its shareholders, employees and customers, and the communities which NMBT serves. The NMBT Corp. board considered a number of important factors, some of which are listed below:

     o the economic condition of NMBT Corp. and its current and prospective operating environment;


     o the economic condition of Summit and its current and prospective operating environment; and


     o the premium offered by Summit for NMBT Corp.'s common stock in terms of market price and other recognized financial ratios.

     OPINION OF NMBT CORP.'S FINANCIAL ADVISOR. (SEE PAGE 22) In deciding to approve the merger agreement, NMBT Corp.'s board of directors engaged Advest, Inc. to act as financial advisor to NMBT Corp. and to give its opinion to the NMBT Corp. board as to whether the exchange ratio is fair, from a financial point of view, to the shareholders of NMBT Corp.

     Advest has delivered to the NMBT Corp.'s board opinions dated as of October 2, 1999 and as of the date of this Proxy Statement-Prospectus stating that, as of these dates, and subject to the limitations described in the opinions, the exchange ratio is fair, from a financial point of view, to NMBT Corp.'s shareholders. If the merger is completed, Advest will be paid a fee equal to
 .80% of the total consideration payable by Summit in the merger for its advice and the fairness opinion. We have attached Advest's opinion as of the date hereof as Appendix B to this Proxy Statement-Prospectus. You should read it in its entirety.

     DISSENTERS RIGHTS. (SEE PAGE 34) Under Delaware law, which governs the rights of NMBT Corp. shareholders, you will have the right to dissent from the merger, in which event you will be entitled to receive the "fair value" of your shares of NMBT Corp. common stock by complying with the specific dissenters rights procedures under Delaware law which are described in this Proxy Statement-Prospectus. The dissenters rights provisions of the Delaware General Corporation Law are attached as Appendix D to this Proxy Statement-Prospectus.

     FEDERAL INCOME TAX CONSEQUENCES. (SEE PAGE 36) In general, you will not recognize any gain or loss for federal income tax purposes as a result of the exchange of shares of NMBT Corp. for shares of Summit in the merger, except for gain or loss arising from cash received instead of fractional shares or if you exercise dissenters rights. We have conditioned the merger on our receipt of a legal opinion that the federal income tax treatment for NMBT Corp. shareholders who exchange their shares of NMBT Corp. common stock for Summit common stock will be as we have discussed in this document.

     ACCOUNTING TREATMENT. (SEE PAGE 35) Summit expects to account for the merger under the purchase method of accounting. Under the purchase method of accounting, the amount by which the purchase price paid by Summit exceeds the fair value of the net assets acquired will be treated as goodwill. Intangible assets, including goodwill, recorded in the transaction will be amortized over a period not to exceed 20 years.

     REGULATORY APPROVALS. (SEE PAGE 27) The Board of Governors of the Federal Reserve System and the Commissioner of Banking of the State of Connecticut must approve the acquisition of NMBT Corp. by Summit. The Federal Reserve Board approved the transaction on December 30, 1999 and the Connecticut Commisioner of Banking approved the transaction on January 24, 2000.

     CONDITIONS TO THE MERGER. (SEE PAGE 32) The completion of the merger depends on a number of conditions being satisfied or waived. Some of these conditions include:

     o    approval of the merger by NMBT Corp.'s shareholders; and


     o approval of the merger by the regulatory authorities mentioned in the preceding paragraph without burdensome demands, and the expiration of any waiting period following such approval.

     There are other normal and customary conditions to completion of the merger, including receipt of legal opinions, the New York Stock Exchange's indication that the shares of Summit common stock to be issued in the merger will be listed on the Exchange, and the receipt of the opinion of Thompson Coburn, special tax counsel to Summit, as to certain federal income tax consequences of the merger.

     The merger agreement provides that conditions to the merger, other than NMBT Corp. shareholder approval and receipt of required regulatory approvals, may be waived by the company for whose benefit the condition was included.


     TERMINATION OF THE MERGER AGREEMENT. (SEE PAGE 32) The companies may agree to terminate the merger agreement at any time without completing the merger. Generally, either Summit or NMBT Corp., without the consent of the other, may terminate the merger agreement if any of the following occurs:

     o    the shareholders of NMBT Corp. do not approve the merger;


     o the other party materially breaches a warranty, representation or covenant and does not cure the breach or the breach cannot be cured within 30 days of notice; or

     o the merger is not completed by the later of July 1, 2000 or 45 business days after the last required approval or resolution of any legal challenges to the merger, if the approval or resolution occurred prior to August 1, 2000.

     Generally, the company seeking to terminate cannot itself be in breach of the merger agreement so as to allow the other party to terminate.

     The merger agreement provides that NMBT Corp. may terminate the merger agreement if the Summit Price ending on the Determination Date is below $26.39 and the Summit Price has declined more than 15% than the relative change in the stock prices of 14 selected bank holding companies since the time the companies agreed to merge.


     Summit may terminate the merger agreement if NMBT Corp.'s board of directors fails to recommend approval of the merger or withdraws, modifies or changes, or votes to withdraw, modify or change its recommendation for approval of the merger agreement, or if the cost of environmental matters exceeds the threshold set forth in the merger agreement.

     OTHER INTERESTS OF NMBT CORP. OFFICERS AND DIRECTORS IN THE MERGER. (SEE PAGE 29) Some directors and executive officers of NMBT Corp. have interests in the merger that are different from, or in addition to, your interest as a shareholder of NMBT Corp. These interests arise from provisions in the merger agreement, the rights of NMBT Corp. officers and directors under NMBT Corp.'s Bylaws, and the rights of some NMBT Corp. officers under benefit plans maintained by NMBT Corp. and separate agreements with NMBT Corp. and Summit, and include the following:

     o the merger agreement contains indemnification arrangements for officers and directors of NMBT Corp., and Summit has agreed to purchase directors' and officers' liability insurance for a six-year period following the merger;

     o options to purchase 391,000 shares of NMBT Corp. common stock held by NMBT Corp. executive officers and directors will automatically become options to acquire shares of Summit common stock, adjusted for the exchange ratio in the merger agreement;

     o Michael D. Carrigan, Jay C. Lent and Peter R. Maher, executive officers of NMBT Corp., have employment agreements with NMBT Corp. which provide for severance payments (based upon their compensation through December 31, 1999) of approximately $610,207 to Mr.Carrigan, $324,894 to Mr. Lent, and $273,264 to Mr. Maher if their employment is terminated under specified circumstances after the merger; and

     o Summit has agreed to appoint five members of the NMBT Corp. board of directors to the board of directors of Summit Bank (CT) upon the merger of NMBT into Summit Bank (CT).

     NMBT Corp.'s board of directors considered these interests when it approved the merger agreement.

     DIFFERENCE IN SHAREHOLDERS' RIGHTS. (SEE PAGE 37) The rights of NMBT Corp. stockholders, which are determined by Delaware corporation law and NMBT Corp.'s Restated Certificate of Incorporation and Bylaws differ from the rights of Summit shareholders, which are determined by New Jersey corporation law and Summit's Restated Certificate of Incorporation and By-Laws. Some of the
differences in shareholders' rights are due to differences between the corporation laws of Delaware, the state of NMBT Corp.'s incorporation, and the corporation law of New Jersey, the state of Summit's incorporation. The remaining differences in shareholders' rights are due to differences between NMBT Corp.'s Restated Certificate of Incorporation and Bylaws and Summit's Restated Certificate of Incorporation and By-Laws. Upon completion of the merger your rights as a shareholder of Summit will be governed by New Jersey corporation law and Summit's Restated Certificate of Incorporation and By-laws.

     OPTION AGREEMENT. (SEE PAGE 26) As a condition to its offer to acquire NMBT Corp., Summit required that NMBT Corp. grant Summit a stock option that allows Summit to buy up to 531,043 shares of NMBT Corp.'s common stock at an exercise price of $18.87 per share. Summit may exercise this option if and when events relating to the potential acquisition of NMBT Corp. by someone other than Summit occur. As of the date of this document, we do not believe that any event of this nature has occurred. The option agreement is intended to increase the likelihood the merger will be completed and may be expected to discourage persons who, now or prior to completion of the merger, may be interested in acquiring NMBT Corp. from considering or proposing such an acquisition. A copy of the stock option agreement is attached as Appendix C to this Proxy Statement-Prospectus.

     RECENT DEVELOPMENTS. (SEE PAGES 50 AND 53) On January 19, 2000 Summit reported net income for the year ended December 31, 1999 of $442.6 million as compared with $465.8 million for the year ended December 31, 1998. Net income per diluted share for 1999 was $2.54 as compared with $2.63 for 1998. Net income for 1999 reflected an additional provision for loan losses of $60 million pretax, or $.20 per diluted share, recorded in the third quarter and a restructuring charge of $27.9 million pretax, or $.10 per diluted share, recorded in the fourth quarter associated with Summit's business realignment. Summit's total assets at December 31, 1999 were $36.4 billion as compared with $33.1 billion at December 31, 1998.

     On January 19, 2000 NMBT Corp. reported net income for the year ended December 31, 1999 of $3.6 million as compared with net income of $3.2 million for the year ended December 31, 1998. Net income per diluted share for 1999 was $1.31 as compared with $1.15 for 1998. NMBT's total assets at December 31, 1999 were $403.1 million as compared with $380.5 million at December 31, 1998.

                    MARKET PRICES AND DIVIDENDS (SEE PAGE 14)


     Summit common stock is listed and traded on the New York Stock Exchange under the symbol "SUB". NMBT Corp. common stock is included on the Nasdaq Small Cap Market under the symbol "NMBT". The following table presents for the periods indicated, rounded to the nearest full cent, the high and low sale prices of a share of Summit common stock and NMBT Corp. common stock and quarterly dividends declared per share on Summit common stock and NMBT Corp. common stock.


     All sale prices and dividends shown below for Summit common stock have been adjusted for the 3-for-2 stock split paid on September 24, 1997.



                                                      SUMMIT COMMON STOCK                    NMBT COMMON STOCK
                                               ----------------------------------     --------------------------------
                                                     SALE PRICE                            SALE PRICE
                                               ---------------------                  --------------------
                                                                        DIVIDENDS                            DIVIDENDS
CALENDAR YEAR                                   HIGH           LOW      PER SHARE       HIGH         LOW     PER SHARE
-------------                                  -------       -------    ---------      -------     -------   ---------
1997 ........................................   $53.38        $28.50      $1.02        $21.25       $11.00     $0.21
1998 ........................................    53.88         30.75       1.17         21.25        14.75      0.35
1999 ........................................    44.50         28.50       1.29         25.00        13.25      0.53(2)
2000 (through January 24, 2000) .............    30.75         27.31         (1)        24.75        23.25      0.23(2)

(1) Any dividend declared by the Summit board of directors during the first quarter has historically been declared at its regularly scheduled February board meeting.

(2) Includes $0.13 per share attributable to the equivalency dividend permitted by the merger agreement.

     The table below presents, rounded to the nearest full cent, the following prices for Summit common stock and NMBT common stock:

     o the closing price on October 1, 1999, which was the last full trading day prior to the public announcement of the execution of the merger agreement, and

     o the closing price on , January 24, 2000 (the most recent practicable date prior to the date of this Proxy Statement - Prospectus).

     Also set forth below for each of these dates is the pro forma equivalent in Summit common stock of a share of NMBT Corp. common stock computed by multiplying the applicable price of Summit common stock by an assumed exchange ratio that was fixed by assuming, for purposes of the exchange ratio criteria set forth in the merger agreement, that the date set forth in the first column was the date on which the exchange ratio was determined and that the average price of Summit common stock during the ten-day period used to determine the exchange ratio was the last sale price of Summit common stock on that date. The pro forma equivalents are provided for illustration purposes only. Neither of the pro forma equivalents are intended to represent the actual pro forma equivalent that will be applicable to the merger because the actual exchange ratio in the merger will not be calculated until after the special meeting.



                                               PRO FORMA NMBT CORP.   EXCHANGE
                         SUMMIT    NMBT CORP.        EQUIVALENT       RATIO (1)
                         -------   ----------  -------------------    ---------
October 1, 1999 .......  $32.19     $16.00            $26.00            0.8077
January 24, 2000 ......   27.88      24.63             26.00            0.9327


     ON THE DATE THAT THE MERGER IS COMPLETED AND ON THE DATE YOU RECEIVE SUMMIT COMMON STOCK CERTIFICATES IN EXCHANGE FOR YOUR NMBT CORP. CERTIFICATES, THE PRICE OF A SHARE OF SUMMIT COMMON STOCK, AND THE PRO FORMA NMBT CORP. EQUIVALENT MAY BE DIFFERENT FROM THOSE SET FORTH ABOVE. YOU SHOULD OBTAIN CURRENT PRICE QUOTATIONS. IN ADDITION, THE TIMING AND AMOUNT OF FUTURE DIVIDENDS DECLARED ON SUMMIT COMMON STOCK WILL BE SET AT THE DISCRETION OF SUMMIT'S BOARD OF DIRECTORS AND WILL BE DETERMINED AFTER CONSIDERATION OF VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, THE EARNINGS AND FINANCIAL CONDITION OF SUMMIT AND ITS SUBSIDIARIES.


     The following table presents, as of January 24, 2000, the current annualized dividend rate for a share of Summit common stock, for a share of NMBT Corp. common stock, and rounded to the nearest full cent, for the pro forma equivalent in Summit common stock of a share of NMBT Corp. common stock computed by multiplying the annualized dividend rate of a share of Summit common stock by the lowest, highest and mid-point exchange ratio described below.




                                                       Pro Forma NMBT Corp.      Exchange
                              Summit      NMBT Corp.        Equivalent           Ratio (1)
                              ------      ----------   -------------------       ---------
January 24, 2000 ..........    $1.32      $0.40(2)             $0.93              0.7024
                                                                1.07              0.8077
                                                                1.25              0.9503

(1) The listed exchange ratios have been furnished for illustration purposes only. The exchange ratio has not been fixed, will not be fixed until after the special meeting, and may, when fixed as provided for in the merger agreement, differ from the exchange ratios set forth above. The exchange ratios set forth above would be applicable in the following situations:

                                                        Summit Price
                                                            as of
          Exchange Ratio                              Determination Date
          --------------                            ----------------------
            0.7024 ..........................       Greater than $37.01563
            0.8077 ..........................               $32.19
            0.9503 ..........................         Less than $27.35938

     The merger agreement provides that for Summit Prices on the Determination Date of between $37.01563 and $27.35938, the exchange ratio would vary from
0.7024 to 0.9503 (based on the formula of $26.00 divided by the Summit Price). The exchange ratio of 0.8077 applies only if the Summit Price on the Determination Date is exactly $32.19, the mid-point between $37.01563 and $27.35938.


(2) Excludes $0.53 per share attributable to the equivalency dividend permitted under the merger agreement.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     Each of us makes forward-looking statements in this Proxy Statement-Prospectus, and in our public documents to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger and the impact of "Year 2000" compliance issues. Also, when we use any of the words "believes,"
"expects," "anticipates," "estimates" or similar expressions we are making forward-looking statements.

     These forward-looking statements are intended to qualify for the safe harbor provided by the Private Securities Litigation Reform Act of 1995. While each of us believes that its forward-looking statements are reasonable, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. You should understand that the following important factors, in addition to those discussed elsewhere in this Proxy Statement-Prospectus and in our public documents to which we refer, could affect the future results and performance of each of us and the combined company. This could cause those results to differ materially from those expressed in our forward-looking statements. Factors that might cause such a difference include the following;

     o deposit attrition, customer loss or revenue loss following the merger may be greater than expected;

     o expected cost savings from the merger may not be fully realized or realized within the expected time frame;

     o difficulties in integrating our businesses may be greater than expected;

     o competition among depository and other financial institutions may increase significantly;

     o inflation and changes in the interest rate environment may reduce our margins;

     o general economic or business conditions, either nationally or in the combined company's market areas, may be less favorable than expected;

     o    adverse changes may occur in the securities markets;

     o    legislative or regulatory changes may adversely affect our business;

     o our ability to enter new markets successfully and capitalize on growth opportunities may be more difficult than expected; and

     o technological changes, including "Year 2000" data systems compliance issues, may be more difficult, time consuming or expensive than we expect.

                                  INTRODUCTION


      We are providing this Proxy Statement-Prospectus to shareholders of NMBT Corp. ("NMBT") in connection with the solicitation of proxies by the board of directors of NMBT for the special meeting of shareholders of NMBT to be held on March 7, 2000 at the Candlewood Valley Country Club, 401 Danbury Rd., New Milford, Connecticut at 10:00 a.m., local time, or any adjournments thereof. At the special meeting, the shareholders of NMBT will vote upon (i) a proposal to approve the Agreement and Plan of Merger dated October 3, 1999 between Summit and NMBT, and (ii) a proposal to approve in advance of voting on the merger agreement an adjournment of the special meeting in order to permit further solicitation of proxies by NMBT if insufficient shares are present at the special meeting to constitute a quorum or to approve the merger agreement. Shareholders of NMBT are entitled to exercise dissenters rights with respect to the merger agreement. See "THE MERGER -- Dissenters Rights."

      NMBT'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT NMBT SHAREHOLDERS VOTE FOR ITS APPROVAL. NMBT'S BOARD ALSO RECOMMENDS THAT NMBT SHAREHOLDERS VOTE FOR APPROVAL OF THE ADJOURNMENT PROPOSAL.


                                 SPECIAL MEETING

RECORD DATE


     The record date for determining the NMBT shareholders entitled to vote on the merger at the special meeting is January 24, 2000. Only the holders of record of NMBT common stock as of the close of business on that date are entitled to vote at the special meeting. Each share of NMBT common stock entitles the holder to one vote on each proposal and on all other matters properly brought before the special meeting. NMBT had no other class of outstanding voting securities entitled to vote on the merger agreement or the adjournment proposal at the close of business on the record date. As of the record date, there were approximately 1,728 holders of record of NMBT common stock and 2,699,958 shares of NMBT common stock outstanding and eligible to be voted at the special meeting.


QUORUM AND VOTE REQUIRED

     Generally, in order to conduct business at a shareholders meeting a quorum must be present. A majority of the shares of NMBT common stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. By checking the appropriate box on the proxy card provided by NMBT's board of directors, you may vote "FOR" approval of the merger agreement, vote "AGAINST" approval of the merger agreement or "ABSTAIN" from voting. You have similar choices with regard to the adjournment proposal. Under the Delaware General Corporation Law (the "DGCL"), the law under which NMBT was formed, the affirmative vote of the majority of the outstanding shares entitled to vote on the merger is required to approve the merger agreement and the affirmative vote of a majority of the shares present in person or represented by proxy at the special meeting is required to approve the adjournment proposal. Under NMBT's Restated Certificate of Incorporation, the approval of the merger agreement requires only the affirmative vote of a majority of the outstanding shares entitled to vote on the merger because the merger agreement has been approved by at least two-thirds of the members of
NMBT's board of directors. Therefore, the higher shareholder approval requirements for certain business combinations which have not been so approved by NMBT's board of directors, or which do not satisfy other conditions set forth in NMBT's Restated Certificate of Incorporation, are not applicable to the merger.

VOTING OF PROXIES

     Shares represented by a proxy will be voted at the special meeting as specified in the proxy.

     PROXIES WITHOUT VOTING INSTRUCTIONS. Proxies that are properly signed and dated but which do not contain voting instructions will be voted for approval of the merger and the adjournment proposal. Proxies voted against the merger which do not contain voting instructions on the adjournment proposal will abstain from voting on the adjournment proposal.

     ABSTENTIONS. NMBT will count a properly executed proxy marked "ABSTAIN" for purposes of determining whether there is a quorum and for purposes of determining the number of shares represented and entitled to vote at the meeting. Because the affirmative vote of a majority of the shares outstanding and entitled to vote is required for approval of the merger and the affirmative vote of a majority of shares present and entitled to vote is required for approval of the adjournment proposal, if you mark your proxy "ABSTAIN" it will have the effect of a vote against approval of the merger agreement and against approval of the adjournment proposal.

     BROKER NON-VOTES. If your shares are held by your broker, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. In accordance with the rules of the New York Stock Exchange, your broker cannot vote your shares of NMBT common stock without specific instructions from you. Because the affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the merger, if you do not instruct your broker how to vote it will have the effect of a vote against approval of the merger agreement. If you do not instruct your broker how to vote it will have no effect on approval of the adjournment proposal.

     OTHER MATTERS. If you sign the proxy card, you grant authority to the holders of the proxy to vote in their discretion on any other matters that may properly come before the special meeting or any adjournment or postponements thereof. NMBT's management does not presently know of any other matters to be brought before the special meeting. As to other matters that may properly come before the special meeting, unless otherwise provided in NMBT's Restated
Certificate of Incorporation or Bylaws or by statute, the matter will be approved if a majority of the votes cast are in favor of the matter.

     If a quorum is not present, or if fewer shares of NMBT common stock are voted in favor of approval of the merger agreement than the number required for approval, NMBT currently expects that, if a majority of the shares voted, in person or by proxy, with respect to the adjournment proposal have been voted in favor of that proposal, the special meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes. At any subsequent reconvening of the special meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting (except for any proxies which have effectively been revoked or withdrawn).

     HOW TO VOTE SHARES HELD THROUGH BROKERS. If you hold NMBT common stock in the name of a broker or other custodian and wish to vote those shares in person at the special meeting, you must obtain from the nominee holding the NMBT common stock in the nominees' name a properly executed "legal proxy" identifying you as a NMBT shareholder, authorizing you to act on behalf of the nominee at the special meeting and identifying the number of shares with respect to which the authorization is granted.

HOW TO REVOKE A PROXY

     Granting a proxy on the enclosed proxy card will not prevent you from voting in person at the NMBT special meeting or otherwise revoking your proxy. You may revoke a proxy at any time prior to the special meeting by delivering a properly signed revocation or a proxy bearing a later date, to Jay C. Lent, Secretary of NMBT, 55 Main Street, New Milford, Connecticut, 06776-2400 or by giving written notice of revocation in person at NMBT's special meeting prior to any vote being taken or appearing in person and voting at the special meeting.

SOLICITATION OF PROXIES

     NMBT will bear the cost of soliciting proxies. In addition to solicitation by mail, NMBT's directors, officers or employees may solicit proxies from shareholders by telephone, in person or by other means. These persons will not receive additional compensation, although they will be reimbursed for the reasonable, out-of-pocket expenses they incur in connection with this solicitation. NMBT will also make arrangements with brokerage firms, fiduciaries, and other custodians who hold shares of record to forward solicitation materials to the beneficial owners of those shares. NMBT will reimburse those brokerage firms, fiduciaries, and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation. ChaseMellon Consulting Services, a proxy soliciting firm, will assist in the solicitation of proxies for a fee of $5,500 plus fees for direct telephone solicitations, if authorized, and reimbursement of reasonable out-of-pocket costs. Summit will pay the expenses incurred for the printing and mailing of this Proxy Statement-Prospectus and related filing fees.

STOCK HELD BY NMBT DIRECTORS AND OTHERS


     The directors and executive officers of NMBT and certain persons who may be deemed to be affiliates of NMBT beneficially owned, as of January 24, 2000, 669,300 shares of NMBT common stock, assuming they exercised all currently exercisable options to purchase NMBT common stock. This figure represents 21.65% of the outstanding shares of NMBT common stock after exercise of those options. Each of the directors and executive officers of NMBT has entered into an agreement with Summit to vote all of their shares of NMBT common stock in favor of the proposal to approve the merger.


     Summit beneficially owns 1,000 shares of NMBT common stock, which represents less than 1% of the outstanding shares of NMBT common stock, and intends to vote these shares in favor of the proposal to approve the merger and the proposal to adjourn the special meeting, if necessary. In addition, NMBT has granted Summit a stock option that allows Summit to acquire up to 531,043 shares of NMBT common stock. This option is not currently exercisable and the NMBT common stock represented by the option has not been issued and cannot currently be voted.

                             SELECTED FINANCIAL DATA

     The following tables present selected historical financial information for Summit and NMBT for each of the five years in the period ended December 31, 1998, and the nine-month periods ended September 30, 1999, and 1998. This information is provided to aid your financial analysis of the merger. We derived this information from the consolidated financial statements of Summit and NMBT, including the respective notes to those financial statements, contained in the Form 10-Ks and Form 10-Qs of Summit and NMBT filed with the Securities and Exchange Commission and the Form F-2s and F-4s filed by NMBT with the FDIC, some of which are incorporated by reference in this Proxy Statement-Prospectus or have been delivered along with this document. See "WHERE YOU CAN FIND MORE INFORMATION." The unaudited selected historical financial information for Summit and NMBT for the nine-month periods ended September 30, 1999, and 1998 reflects, in the opinion of the managements of Summit and NMBT, respectively, all adjustments, comprising only normal recurring accruals, necessary for a fair presentation of the consolidated operating results and financial position of Summit and NMBT for these interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

SUMMIT BANCORP.
SUMMARY OF SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                       Nine Months Ended
                                         September 30,
                                          (unaudited)                            Year Ended December 31,
                                    ------------------------    -------------------------------------------------------------------
                                       1999           1998         1998          1997          1996          1995           1994
                                    ----------     ---------    ---------      ---------     ---------     ---------      ---------
SUMMARY OF OPERATIONS:
Interest income ................... $ 1,730,474   $ 1,619,762   $ 2,175,212   $ 2,064,706   $ 1,906,996   $ 1,831,934   $ 1,572,370
Interest expense ..................     795,231       743,731     1,001,406       919,617       853,707       822,232       599,732
Net interest income ...............     935,243       876,031     1,173,806     1,145,089     1,053,289     1,009,702       972,638
Provision for loan losses .........     109,500        51,000        66,000        59,100        64,034        72,090        94,347
Noninterest income excluding
  securities gains ................     291,728       255,672       343,581       296,248       256,180       226,657       212,772
Securities gains ..................       7,055         4,440         6,646         5,637         3,862         8,595         4,954
Noninterest expense ...............     624,610       577,738       782,807       816,691       815,591       705,459       758,355
Net income ........................     332,697       348,755       465,819       370,965       283,675       300,412       213,917
Net income per diluted share ......        1.91          1.96          2.63          2.09          1.67          1.87          1.36
Cash dividends
  declared per share ..............        0.96          0.87          1.17          1.02          0.90          0.79          0.63
Average diluted common shares
  outstanding .....................     174,423       177,505       177,043       177,459       168,788       159,249       155,520

BALANCE SHEET DATA (AT PERIOD END):
Total assets ...................... $36,163,338   $31,852,214   $33,101,314   $29,964,172   $27,767,271   $26,647,452   $25,484,073
Securities ........................  11,151,693     9,806,968     9,999,304     9,267,655     8,320,520     8,026,968     8,445,936
Loans .............................  22,736,054    20,300,663    21,126,577    18,888,366    17,386,059    16,413,222    15,048,579
Deposits ..........................  24,351,165    22,146,853    23,145,128    22,329,436    21,629,531    21,232,926    19,981,071
Long-term debt ....................   3,970,698     2,401,826     3,572,710     1,246,750       695,793       431,754       552,736
Shareholders' equity ..............   2,851,148     2,627,974     2,722,427     2,612,420     2,290,838     2,130,108     1,813,445
Book value per common share .......       16.31         15.19         15.67         14.79         13.61         13.04         11.40

NMBT CORP.
SUMMARY OF SELECTED FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,
                                          (UNAUDITED)                      YEAR ENDED DECEMBER 31,
                                      --------------------  -----------------------------------------------------
                                        1999       1998       1998       1997       1996       1995       1994
                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
SUMMARY OF OPERATIONS:
Interest income ...................   $ 18,377   $ 18,091   $ 24,190   $ 22,709   $ 20,300   $ 18,463   $ 14,797
Interest expense ..................      7,305      7,568     10,120      9,220      7,994      7,084      4,757
Net interest income ...............     11,072     10,523     14,070     13,489     12,306     11,379     10,040
Provision for loan losses .........        207        341        371        582        390        160        240
Noninterest income
  excluding securities gains ......      1,772      1,912      2,667      1,991      1,640      1,275      1,154
Securities gains ..................          3         51         51         --         --         --         60
Noninterest expense ...............      8,473      8,396     11,282     10,110     10,385      9,798      9,336
Net income ........................      2,786      2,332      3,217      2,898      2,792      2,159      1,339
Net income per diluted share ......       1.01       0.83       1.15       1.05       1.04       0.83       0.53
Cash dividends declared per
  share ...........................       0.30       0.26       0.35       0.21       0.17       0.13         --
Average diluted common shares
  outstanding .....................      2,756      2,811      2,799      2,752      2,684      2,590      2,530

BALANCE SHEET DATA (AT PERIOD END):
Total assets ......................   $391,875   $370,200   $380,481   $336,566   $305,545   $269,176   $252,485
Securities ........................    116,615    110,898    116,690     84,005     63,761     40,206     38,859
Loans .............................    244,687    234,571    229,945    223,909    211,686    198,158    190,911
Deposits ..........................    311,519    299,789    311,623    285,595    266,161    247,067    225,758
Long-term debt ....................     48,859     39,535     37,672     23,145     14,564         --         --
Stockholders' equity ..............     28,806     28,232     28,688     25,330     22,565     20,157     17,546
Book value per common share .......      10.79      10.68      10.77       9.69       8.72       7.87       6.93

            COMPARATIVE AND PRO FORMA PER SHARE FINANCIAL INFORMATION

     The per share data below shows the net income, dividends and book value per share for Summit and NMBT on an historical basis and on a pro forma basis. We derived the pro forma combined data by combining historical consolidated financial information of Summit and NMBT using the purchase method of accounting for business combinations. We derived the pro forma NMBT equivalent data by multiplying the Summit pro forma data by the exchange ratios assumed in the pro forma computation. As previously discussed, the exchange ratio has not been fixed and will not be fixed until after the special meeting. The actual exchange ratio may differ from the exchange ratios used in the following table.

     The pro forma information does not reflect cost savings anticipated to be realized from the merger. The purchase accounting adjustments used for the purpose of calculating the pro forma combined results are subject to final determination, based upon estimates and other evaluations of fair value, at the effective time of the merger. Therefore, the pro forma amounts reflected in the pro forma per share financial information may differ from the amounts ultimately determined. The unaudited pro forma information is not necessarily indicative of the combined financial position or results of operations of future periods.

                                                 NINE MONTHS ENDED        YEAR ENDED
                                                 SEPTEMBER 30, 1999    DECEMBER 31, 1998
                                                 ------------------    ------------------
NET INCOME PER DILUTED SHARE
Historical:
  Summit ......................................   $    1.91              $   2.63
  NMBT ........................................        1.01                  1.15
Pro Forma Combined at exchange ratio of:
    0.7024 ....................................        1.90                  2.62
    0.8077 ....................................        1.90                  2.62
    0.9503 ....................................        1.90                  2.62
Pro Forma NMBT Equivalent at exchange ratio of:
    0.7024 ....................................        1.34                  1.84
    0.8077 ....................................        1.54                  2.12
    0.9503 ....................................        1.81                  2.49
DIVIDENDS PER SHARE
Historical:
  Summit ......................................   $    0.96              $   1.17
  NMBT ........................................        0.30                  0.35
Pro Forma Combined at exchange ratio of:
    0.7024 ....................................        0.96                  1.17
    0.8077 ....................................        0.96                  1.17
    0.9503 ....................................        0.96                  1.17
Pro Forma NMBT Equivalent at exchange ratio of:
    0.7024 ....................................        0.67                  0.82
    0.8077 ....................................        0.78                  0.95
    0.9503 ....................................        0.91                  1.11
BOOK VALUE PER SHARE
Historical:
  Summit ......................................       16.31                 15.67
  NMBT ........................................       10.79                 10.77
Pro Forma Combined at exchange ratio of:
    0.7024 ....................................       16.53                 15.67
    0.8077 ....................................       16.51                 15.67
    0.9503 ....................................       16.47                 15.67
Pro Forma NMBT Equivalent at exchange ratio of:
    0.7024 ....................................       11.61                 11.01
    0.8077 ....................................       13.34                 12.66
    0.9503 ....................................       15.65                 14.89

                        MARKET PRICE AND DIVIDEND MATTERS

MARKET PRICE AND DIVIDEND HISTORY


     Summit common stock, including associated preferred stock purchase rights, is listed and traded on the New York Stock Exchange and is quoted under the symbol "SUB." NMBT common stock is listed and traded on the Nasdaq Small Cap Market and is quoted under the symbol "NMBT." The following table sets forth, for the periods indicated, the high and low sale prices as reported in published financial sources, and quarterly dividends declared per share of Summit common stock and NMBT common stock.


     Where necessary, sale prices shown in the table below have been rounded to the nearest full cent. All sale prices and dividends shown below for Summit common stock have been adjusted for the 3-for-2 stock split paid on September 24, 1997.


                                           SUMMIT COMMON                        NMBT COMMON
                                    ----------------------------      -------------------------------
                                       SALES PRICE                       SALES PRICE
                                    ----------------                  ----------------
                                     HIGH       LOW      DIVIDENDS     HIGH       LOW       DIVIDEND
                                    ------     -----     ---------    ------     -----      ---------
1997
First Quarter ..............        $33.33     $28.50      $0.24      $12.50     $11.00       $0.05
Second Quarter .............         35.08      28.58       0.24       15.50      11.25        0.05
Third Quarter ..............         45.31      33.58       0.27       19.38      15.00        0.055
Fourth Quarter .............         53.38      38.38       0.27       21.25      16.25        0.055

1998
First Quarter ..............         53.88      45.88       0.27       21.00      17.00        0.08
Second Quarter .............         53.50      44.75       0.30       21.25      18.00        0.09
Third Quarter ..............         49.44      32.75       0.30       21.00      18.75        0.09
Fourth Quarter .............         45.00      30.75       0.30       19.63      14.75        0.09

1999
First Quarter ..............         44.50      37.06       0.30       17.25      13.88        0.10
Second Quarter .............         44.00      37.38       0.33       16.50      13.25        0.10
Third Quarter ..............         42.56      30.63       0.33       17.50      13.69        0.10
Fourth Quarter .............         35.50      28.50       0.33       18.38      18.13        0.23(2)

2000
First Quarter
  (through January 24, 2000)         30.75      27.31        (1)       24.75      23.25        0.23(2)

(1) Any dividend declared by the Summit board of directors during the first quarter has historically been declared at its regularly scheduled February board meeting.

(2) Includes $0.13 attributable to the equivalency dividend permitted by the merger agreement.

     On October 1, 1999, which was the last full trading day prior to the public announcement of the signing of the merger agreement, the last sale price of a share of Summit common stock was $32.19 and the last sale price of a share of NMBT common stock was $16.00. On January 24, 2000, the last sale price of Summit common stock was $27.88 and the last sale price of NMBT common stock was $24.63.


     ON THE DATE THE MERGER IS COMPLETED AND ON THE DATE YOU RECEIVE A SUMMIT STOCK CERTIFICATE IN EXCHANGE FOR YOUR NMBT CERTIFICATE(S), THE PRICE OF A SHARE OF SUMMIT COMMON STOCK MAY DIFFER FROM THOSE SET FORTH ABOVE. NMBT SHAREHOLDERS SHOULD OBTAIN CURRENT PRICE QUOTATIONS. IN ADDITION, PAST DIVIDENDS PAID ON SUMMIT COMMON STOCK AND NMBT COMMON STOCK ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS WHICH MAY BE PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID ON SUMMIT COMMON STOCK AND NMBT COMMON STOCK BEFORE OR AFTER THE MERGER. THE TIMING AND AMOUNT OF FUTURE DIVIDENDS DECLARED ON SUMMIT COMMON STOCK WILL BE SET AT THE DISCRETION OF SUMMIT'S BOARD OF DIRECTORS AND WILL DEPEND ON VARIOUS FACTORS, INCLUDING, WITHOUT LIMITATION, THE EARNINGS AND FINANCIAL CONDITION OF SUMMIT AND ITS SUBSIDIARIES.

COORDINATION AND DETERMINATION OF DIVIDENDS UNDER MERGER AGREEMENT

     In order to ensure that NMBT shareholders are paid no more, and no less, than one regular dividend in each calendar quarter until the merger is consummated, NMBT has agreed to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates. Under the merger agreement, NMBT may declare a quarterly dividend equal to Summit's dividend rate multiplied by 0.7024. In addition, if the actual exchange ratio for the merger is greater than 0.7024, NMBT shareholders will be entitled to receive a cash payment per share of NMBT stock held at the effective time of the merger equal to the difference between the dividends that would have been paid if the higher exchange ratio had been applied and the dividends actually paid by NMBT.

DIVIDEND LIMITATIONS

     Summit's primary source of funds to pay dividends to its shareholders is provided by dividends from its subsidiary banks. Summit's bank subsidiaries are restricted by law in the amount of dividends they may pay to Summit. In addition, some debt agreements restrict the amount of dividends Summit may pay to its shareholders. At September 30, 1999, Summit's subsidiary banks had approximately $59.1 million available, under the most restrictive limitations, for the payment of dividends to Summit.


     Similarly, NMBT's primary source of funds to pay dividends to its shareholders is provided by dividends from its bank subsidiary ("NMBT Bank"). NMBT Bank is also restricted by law in the amount of dividends that it may declare and pay to NMBT.


                 PROPOSAL I-- APPROVAL OF THE MERGER AGREEMENT

                                   THE MERGER

     The discussion in this Proxy Statement-Prospectus of the merger and the description of the principal terms and conditions of the merger agreement and the merger are subject to and qualified in their entirety by reference to the merger agreement. A copy of the merger agreement is attached hereto as Appendix A and is incorporated herein by reference.

GENERAL

     The merger agreement provides for the acquisition of NMBT by Summit, pursuant to the merger of NMBT with and into Summit or a wholly owned subsidiary of Summit or the merger of a wholly owned subsidiary of Summit with and into NMBT, as determined by Summit. Summit has decided to merge NMBT into Summit, with Summit as the surviving corporation in the merger.

     Upon consummation of the merger, each outstanding share of NMBT common stock other than (1) shares of NMBT common stock beneficially owned by Summit or a subsidiary of Summit, other than shares held in a fiduciary capacity or as a result of foreclosures or debts previously contracted, if any, (2) shares of NMBT common stock beneficially owned by NMBT or a subsidiary of NMBT, other than shares of NMBT common stock held in a fiduciary capacity or as a result of forfeitures or debts previously contracted, if any, and (3) shares of NMBT common stock held in the treasury of NMBT, if any, will be converted into and represent the right to receive whole shares of Summit common stock and cash instead of fractional shares resulting from the conversion based upon an exchange ratio to be determined, adjusted if necessary in accordance with certain anti-dilution provisions described below. The cash paid for each fractional share resulting from the conversion will be an amount equal to the fractional share multiplied by the closing price of a share of Summit common stock on the New York Stock Exchange Composite Transactions List on the last trading day ending prior to the effective time of the merger. The exchange ratio is subject to appropriate adjustments if, from the date of the merger agreement to the effective time of the merger, the outstanding shares of Summit common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes. Except in the case of adjustment to prevent dilution, the exchange ratio will not be lower than 0.7024 and will not be higher than 0.9503. Summit expects to repurchase in the open market the number of shares of Summit common stock equal to the approximate number of shares to be issued in the merger or reissue previously acquired shares held in treasury, depending on market conditions or other factors.

CLOSING AND EFFECTIVE TIME

     The merger agreement provides that, unless Summit designates an earlier date and gives NMBT at least five business days notice of the new date, we will hold the closing of the merger 45 business days after the last to occur of the following (the "Scheduled Date"):

     o if the transactions contemplated by the merger agreement are being contested in any legal proceedings, the date that all such proceedings have been brought to a conclusion favorable, in the judgment of Summit and NMBT, to the consummation of the transactions contemplated by the merger agreement or any prior date as Summit and NMBT shall elect, whether or not those proceedings have been brought to a conclusion; or

     o the date on which the approvals of NMBT's shareholders, the Board of Governors of the Federal Reserve System and the Connecticut Banking Commissioner have been received and any required waiting periods have expired.


     If NMBT shareholders approve the merger agreement by the required vote, all other conditions of the merger are satisfied or waived and the closing is held on the date set for closing, the merger will become effective at the date and time specified in the certificates of merger required to be filed with the Secretary of State of the states of New Jersey and Delaware following the closing date. If NMBT shareholders approve the merger agreement on the scheduled date of the special meeting, subject to the satisfaction or waiver of certain other conditions described herein, we presently expect that the merger will become effective during the first calendar quarter of 2000. Either party may terminate the merger agreement if, among other things, the closing fails to occur on or before the later of July 1, 2000 or 45 business days after the last required approval or resolution of any legal challenges to the merger or determination to close despite a legal challenge, if the approval, resolution or determination occurred on or before August 1, 2000, the NMBT shareholders do not approve the merger agreement at the meeting of shareholders called for that purpose or a party materially breaches a warranty, representation or covenant and does not cure the breach within 30 days; however, a party may not exercise this right if the failure to close is due solely to that party's failure to perform or observe agreements required by the merger agreement to be performed or observed by it on or before the closing date. Summit's board of directors and NMBT's board of directors each also has the right to terminate the merger agreement under certain circumstances. See "THE MERGER -- The Merger Agreement -- Conditions to the Merger; Termination."


EXCHANGE RATIO

     In the Merger, your shares of NMBT common stock will be converted into and represent the right to receive Summit common stock and cash instead of fractional shares. However, the exchange ratio, and the date as of which the exchange ratio will be determined, have not been fixed and will not be fixed until a date after the special meeting. Once the Determination Date has been fixed, the exchange ratio will be determined as follows, based on the average of the closing prices of a share of Summit common stock as reported on the NYSE-Composite Transactions List for the ten consecutive full trading day on which a share of Summit common stock is traded, ending on the Determination Date (the "Summit Price"):

     (1) If the Summit Price is greater than $37.01563, the exchange ratio will be 0.7024.

     (2) If the Summit Price is equal to or less than $37.01563 and equal to or greater than $27.35938, the exchange ratio will be equal to the quotient obtained by dividing $26.00 by the Summit Price.

     (3) If the Summit Price is less than $27.35938, the exchange ratio will be 0.9503.

     The "Determination Date" will be the date which is seven business days prior to the 45th business day after the receipt of all required approvals and the resolution of any legal challenges to the merger or determination to close despite a legal challenge or, alternatively, the date designated by Summit, along with the closing date, in the closing notice sent by Summit to NMBT. However, the merger agreement does not permit the closing notice to be sent to NMBT by Summit until (i) NMBT shareholders have approved the merger, (ii) all required regulatory approvals have been received and applicable waiting periods have expired and (iii) any litigation contesting the merger has been resolved to the satisfaction of Summit and NMBT or Summit and NMBT agree to close the merger despite the existence of litigation. Consequently, under the merger agreement, it is not possible for the Determination Date to be designated, or the exchange ratio to be fixed, prior to the approval by NMBT shareholders of the merger. You will, therefore, be required to vote on the proposal to approve the merger agreement prior to the determination of the exchange ratio.

     The Merger Agreement provides that if Summit designates a closing date prior to the 45th business day after the receipt of all required approvals and resolutions of legal challenges, Summit must send the closing notice not less than five business days in advance of the Closing Date designated by Summit in the closing notice or a shorter period as agreed to in writing by NMBT, and Summit must designate one of the business days in the ten business day period immediately preceding the closing date as the Determination Date. Due to the range of dates which could be designated by Summit as the Determination Date, it is possible that Summit could select a pricing period (by virtue of its selection of a Determination Date) which includes the date of the NMBT special meeting and up to five of the business days immediately before that date.

     The Exchange Ratio is also subject to appropriate adjustments in the event that, from the date of the merger agreement to the effective time of the merger, the outstanding shares of Summit common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes.

EXCHANGE OF NMBT CERTIFICATES

     Prior to the effective time of the merger, Summit will appoint First Chicago Trust Company of New York, a division of Equiserve or another entity reasonably satisfactory to NMBT as the exchange agent for the merger. As promptly as practicable after the effective time, but in no event more than ten days after the exchange agent receives an accurate and complete list of all holders of record of outstanding NMBT common stock as of the effective time of the merger, Summit will cause the exchange agent to send to each NMBT shareholder a letter of transmittal and instructions for exchanging his or her NMBT common stock certificate(s) for a certificate representing the number of whole shares of Summit common stock and, if applicable, a check for the fractional share amount and any additional dividend payment to which he or she is entitled.

     To effect a proper surrender and exchange of NMBT stock certificates, you must surrender to the exchange agent all of your NMBT stock certificates along with properly executed and completed letters of transmittal. Until you have properly surrendered your NMBT stock certificate(s), Summit may, at its option, refuse to pay to you dividends or other distributions, if any, payable to holders of Summit common stock. However, upon proper surrender and exchange of your NMBT stock certificate(s), Summit will pay to you the amount, without interest, of dividends and other distributions, if any, to which you were entitled but were not paid. No transfer of NMBT common stock will be made on the stock transfer books of NMBT at and after the effective time of the merger.

     The exchange agent shall have reasonable discretion to determine whether letters of transmittal have been properly completed and executed and to disregard immaterial defects, and any good faith decisions of Summit regarding any matters as may be referred to it by the exchange agent shall be binding and conclusive.

     Summit will not issue stock certificates or scrip certificates for fractions of shares of Summit common stock and NMBT shareholders who would otherwise be entitled to receive fractions of shares of Summit common stock will have none of the rights with respect to any fractions of shares, including, without limitation, the right to receive dividends, that a holder of a full share of Summit common stock would possess in respect of a full share. Instead, these NMBT shareholders will receive cash for their fractions of shares.

     If a NMBT shareholder surrenders more than one NMBT stock certificate, Summit will issue to that NMBT shareholder a single Summit stock certificate representing the total number of whole shares of Summit common stock to which that owner is entitled pursuant to the merger agreement based on the total number of shares of NMBT common stock represented by all NMBT stock certificates surrendered by that NMBT shareholder.

     YOU SHOULD NOT SURRENDER YOUR NMBT STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL, INSTRUCTIONS AND OTHER EXCHANGE MATERIALS FROM THE EXCHANGE AGENT. HOWEVER, YOU ARE URGED TO NOTIFY CHASEMELLON SHAREHOLDER SERVICES, LLC , NMBT'S TRANSFER AGENT, NOW AT (800) 288-9541 IF YOUR NMBT STOCK CERTIFICATES ARE LOST, STOLEN, DESTROYED OR NOT PROPERLY REGISTERED, IN ORDER TO BEGIN THE PROCESS OF OBTAINING REPLACEMENT NMBT STOCK CERTIFICATES.

CONVERSION OF NMBT STOCK OPTIONS

     Each stock option relating to NMBT common stock granted pursuant to the New Milford Bank & Trust Company 1988 Non-Statutory Stock Option Plan and the New Milford Bank & Trust Company 1994 Nonqualified Stock Option Plan which is outstanding and unexercised at the effective time of the merger, will be converted automatically at the effective time of the merger into an option to purchase Summit common stock. Subject to the adjustments in exercise price per share and number of shares and the two additional revisions, described below, each converted option will continue to be governed by the terms of the applicable NMBT stock option plan and the stock option agreement by which it was evidenced, including terms and provisions as to exercises. In each case:

     o the number of shares of Summit common stock subject to the converted option will be equal to the number of shares of Summit common stock which would have been issued in the merger if the shares of NMBT common stock subject to that option were issued and outstanding immediately prior to the effective time, rounded down to the next lower full share; and

     o the exercise price per share of Summit common stock subject to the converted option will be equal to the aggregate exercise price that would have been payable upon exercise in full of the NMBT stock option divided by the number of shares of Summit common stock which may be acquired upon exercise of the converted option.

     o converted options held by any NMBT employee whose employment with Summit is terminated within one year of the effective time of the merger, other than a termination for cause, will continue to be exercisable until the later of (1) the option exercise termination date provided for in the NMBT option or (2) the first anniversary date of the effective date of the merger; however, in no case may the converted option be exercised after the option expiration date.

     o for 30 days following the effective time of the merger, holders of converted options may elect to receive a cash payment instead of exercising their option. The cash payment will be equal to the difference between the converted option exercise price and the Summit Price.

     After the effective time of the merger and within 45 days after Summit receives an accurate and complete list of all holders of NMBT stock options, Summit will issue to each holder of converted options, upon surrender of all agreements under which NMBT stock options were issued to the holder, appropriate instruments confirming the conversion described above. However, Summit will have no obligation to issue confirming instruments or any shares of Summit common stock issuable upon exercise of a converted option until the shares of Summit common stock issuable upon exercise of the converted options have been registered with the Securities and Exchange Commission, authorized for listing on the New York Stock Exchange and authorized for sale by any appropriate state securities regulators. Summit will use its best efforts to effect these registrations, listings and authorizations within 45 days after NMBT delivers to Summit the above mentioned optionholder list.

RECOMMENDATION OF NMBT BOARD

     THE MERGER AGREEMENT HAS BEEN UNANIMOUSLY APPROVED BY NMBT'S BOARD OF DIRECTORS. NMBT'S BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF NMBT SHAREHOLDERS. NMBT'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NMBT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

BACKGROUND

     From time to time, NMBT's board of directors, with the assistance of NMBT management, its financial advisor and its legal counsel, has evaluated various strategic alternatives, including growth by internal expansion, purchase of other financial institutions and acquisition of NMBT by another financial institution. In the spring of 1999, acting upon the instructions of NMBT's board of directors, NMBT's management was again directed to consider and advise the board on strategic alternatives. As in the past, NMBT's financial advisor, Advest, Inc. ("Advest"), was engaged to assist NMBT's board and management.

     In mid July, 1999, John R. Feeney, Executive Vice President of Summit, telephoned Michael D. Carrigan, President and a director of NMBT, and requested a meeting to discuss a potential business combination between NMBT and Summit. After consulting with Louis Funk, Jr., Chairman of the NMBT board of directors and a director of NMBT, Mr. Carrigan, Mr. Funk, and Robert W.X. Martin, a director, met with Mr. Feeney and Frederick Afragola, Chairman of Summit Bank (CT), on July 27, 1999. During the meeting, Mr. Feeney expressed Summit's interest in acquiring NMBT.

     Shortly thereafter, Messrs. Funk and Carrigan met informally with two members of another financial institution's board of directors, who expressed the interest of their institution to acquire NMBT.

     On August 4, 1999, a special meeting of NMBT's board of directors was held for the specific purpose of reviewing NMBT's strategic business alternatives, and in particular, of evaluating the verbal expressions of interest received from Summit and the other financial institution. Also present at the meeting were representatives of NMBT's special legal counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), and NMBT's financial advisor, Advest. After an extended discussion, NMBT's board of directors arrived at a consensus that the sale of NMBT at that time may not be in the best interest of NMBT shareholders, but given the current and prospective highly competitive banking environment in the primary markets served by NMBT and the anticipated change in the accounting treatment for business combinations, and the possible moderating effect of that change upon the consideration to be received upon a sale of a financial institution, the NMBT board of directors instructed management to more fully explore the level of interest, if any, which selected institutions, including Summit, may have to acquire NMBT. The NMBT board of directors concluded that a wider range of potential suitors should be approached, and instructed Advest to contact two additional financial institutions which the NMBT board of directors determined should have the resources and interest to acquire NMBT. Mr. Carrigan was instructed to contact the financial institution whose representatives had met with Messrs. Funk and Carrigan in July. Advest was instructed to directly contact Summit, and to request that its level of interest be expressed in writing and to communicate with the two other identified potential suitors.

     On August 13, 1999, and again on August 23, 1999, Mr. Carrigan and Jay C. Lent, Executive Vice President and Chief Financial Officer of NMBT, met with the chief executive officer of the other financial institution which had previously expressed an interest in acquiring NMBT to discuss specific elements, including pricing parameters, of a possible combination between such institution and NMBT. At the same time, Advest approached Summit and initiated contacts with the two other designated potential suitors.


     Advest advised NMBT's board of directors, at a special meeting held on September 8, 1999, of the expressions of interest received as of that date, including initial pricing information. Two institutions, including Summit, had submitted written expressions of interest, and a third had provided an oral expression. The fourth institution requested an additional week to evaluate its level of interest, and to determine whether it would submit an expression of interest. Advest distributed a written financial analysis of the four potential suitors and a comparison of the three proposals received. The NMBT board of directors concurred that the price level offered by Summit was within an acceptable range and authorized management to allow Summit to proceed with its on-site due diligence review. In addition, the NMBT board of directors granted the week deferral requested by the fourth institution and deferred further communication with the other two potential suitors.


     On September 10, 1999, Advest received a written expression of interest from the fourth institution and on September 14, 1999 representatives of NMBT's management and Advest, including Messrs. Carrigan and Lent, met with representatives of the fourth potential suitor.

     At its regularly scheduled meeting on September 15, 1999, the NMBT board of directors reviewed, with representatives of Advest, the initial proposal received from Summit and management's discussion with, and the expression of interest of, the fourth potential suitor. During the next several days, Summit performed its on-site due diligence review. Subsequently, the fourth institution conveyed a second expression of interest, including an increased price proposal.

     On September 22, 1999, NMBT's board of directors held a special meeting. Robert Cox, President of Summit, and Mr. Feeney made a presentation to the NMBT directors. Messrs. Cox and Feeney defined and discussed Summit's overall business philosophy, target markets, future plans, recent trends in the price of its common stock, status of non-performing assets, anticipated transition procedures, and other matters. After Messrs. Cox and Feeney departed, representatives of Advest reviewed with the NMBT board of directors the four proposals received to date. Particular focus was placed on the evaluation of each potential suitor's stock since each suitor had proposed a stock-for-stock transaction.

     A special meeting of NMBT's board of directors was held on September 27, 1999. A representative of Advest reported that he had been advised that the due diligence review conducted by Summit had proceeded well, and that Summit had expressed an interest to proceed at the per share price level initially communicated by Summit. During the discussions, it was noted that:

     o    the Summit proposed per share price range was the highest received;

     o    the directors were impressed with Summit's long-term potential;

     o Summit's offer, as represented by the exchange ratio formula, would be a substantial premium to the current per share market price for NMBT common stock; and

     o considering various factors, including those mentioned above and the liquidity of Summit stock, Summit's management philosophy, the prospects for NMBT on a stand-alone basis, Summit's willingness to grant an equivalent dividend during the period between announcement and closing and Summit's agreement to a reasonable ceiling and floor on the exchange ratio, the Summit offer appeared to be in the best interests of NMBT shareholders.

     Further, the directors concluded that, based upon Summit's experience in acquiring community banks, including community banks in Connecticut, NMBT's customers would be well served by Summit. The directors then discussed certain additional business issues which they concluded should be reflected in the definitive agreement.

     On September 30, 1999, a copy of the initial draft of the definitive merger agreement was distributed to each director for review. A special NMBT board of director's meeting was held on Saturday, October 2, 1999. Also present at the meeting were representatives of Mintz Levin and Advest. A representative of Mintz Levin distributed a binder containing recent drafts of the definitive merger agreement and other ancillary acquisition documents and reviewed with the directors, as had been done previously, their fiduciary responsibilities and reviewed separately the definitive merger agreement, the stock option agreement, and the affiliate agreements, as well as the responsibilities of NMBT and the NMBT board of directors with respect to certain trading and disclosure matters. A representative of Advest provided a written comparative analysis of the Summit offer, and advised the NMBT board of directors that Advest was prepared to render a fairness opinion with respect to the Summit offer. The NMBT board of directors scheduled another special meeting for the evening of Sunday, October 3, 1999, thus providing the directors time to reflect upon the discussion held during the October 2, 1999, meeting.

     At the October 3, 1999, meeting, held via telephone conference, there was further discussion regarding the terms set forth in the definitive agreement, after which, the NMBT board of directors unanimously approved the definitive merger agreement and stock option agreement.

REASONS FOR THE MERGER


     NMBT. NMBT's board of directors has approved the merger agreement and the transactions provided for by the merger agreement and determined that the merger is fair to, and in the best interests of, NMBT and its shareholders. The NMBT board of directors therefore recommends that holders of NMBT common stock vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

     The NMBT board of directors believes that the merger will enable holders of NMBT common stock to realize increased value due to the premium over market price per share of NMBT common stock, as represented by the exchange ratio formula. The NMBT board of directors also believes that the merger may enable NMBT's shareholders to participate in opportunities for appreciation of Summit common stock. See "-Background" and "-Opinion of NMBT's Financial Advisor." In reaching its decision to approve the merger agreement, the NMBT board of directors consulted with Mintz Levin, regarding the legal terms of the merger and the board's fiduciary obligations in its consideration of the proposed merger, with Advest regarding the financial aspects and fairness of the proposed merger and with management of NMBT. Without assigning any relative or specific weight, the NMBT board of directors considered the following material factors, many of which are subjective in nature, both from a short-term and long-term perspective:


     (i) the NMBT board of director's familiarity with, and review of Summit's business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, profitability and the business risks associated therewith;

     (ii) the current and prospective environment in which NMBT operates, including national and local economic conditions, the highly competitive environment for financial institutions generally, the increased regulatory burden on financial institutions, and the trend toward consolidation in the financial services industry;

     (iii) the potential for appreciation in market value of NMBT common stock on both a short- and long-term basis, as a stand-alone entity, in comparison to the exchange ratio formula;

     (iv) information about Summit derived from publicly available data as well as other financial data provided by Summit and discussions with Summit management concerning the business, financial conditions, results of operations and asset quality of Summit;

     (v) the competitive position and future growth prospects of Summit following the merger;

     (vi) the presentations of Advest regarding the merger and the opinion of Advest that as of the date of the merger agreement, the merger consideration was fair, from a financial point of view, to the holders of NMBT common stock (see "-Opinion of NMBT's Financial Advisor");

     (vii)  the financial terms and other conditions of the merger agreement;

     (viii) the effect on NMBT's employees and market area of the merger with Summit, including potential employee retention and stay bonuses; and

     (ix) the expectation that Summit will continue to provide quality services to the communities and customers served by NMBT and Summit's capacity, as a larger institution with a larger capital base, to provide a wider range of services and enhanced access to credit to such customers and communities.


     SUMMIT. Summit's board of directors believes the merger will enhance Summit's retail franchise and competitive position in key market areas.


OPINION OF NMBT'S FINANCIAL ADVISOR


     Advest has acted as financial advisor to NMBT in connection with the merger. As part of its engagement, Advest delivered its written opinion dated October 2, 1999 to NMBT's board of directors at the October 2, 1999 NMBT board of directors meeting. Advest's opinion stated that, as of October 2, 1999, the exchange ratio was fair from a financial point of view to the holders of NMBT common stock. Again, as part of its engagement, Advest delivered an updated written opinion. Advest's updated opinion states that as of the date of this Proxy Statement-Prospectus, the exchange ratio is fair from a financial point of view to the holders of NMBT common stock. Except as discussed herein, no limitations were imposed by NMBT's board of directors upon Advest with respect to investigations made or the procedures followed by Advest in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION BY ADVEST, DATED THE DATE OF THIS PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS. NMBT SHAREHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. ADVEST'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF NMBT COMMON STOCK, HAS BEEN PROVIDED TO NMBT'S BOARD OF DIRECTORS IN CONNECTION WITH ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY NMBT TO ENGAGE IN THE MERGER, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY NMBT SHAREHOLDER AS TO HOW THE SHAREHOLDER SHOULD VOTE. THE SUMMARY OF THE OPINION OF ADVEST SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.


     In arriving at its opinion, Advest among other things:

     o Reviewed and analyzed certain publicly available financial statements for NMBT and Summit and financial information made available to Advest by the management of NMBT and Summit;

     o Analyzed certain internal financial statements, including financial projections and other financial and operating data prepared by the management of NMBT;

     o Discussed the past, present and future operations, financial condition and prospects of NMBT and Summit with the management of NMBT and Summit, respectively;

     o Reviewed the stock price performance and trading activity of NMBT common stock and Summit common stock;

     o Compared the financial performance and condition of NMBT and Summit with that of certain other comparable publicly traded companies;

     o Reviewed and discussed with the management of NMBT and Summit the strategic objectives of the merger and certain other benefits of the merger;

     o Reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the merger;

     o Reviewed the pro forma impact of the merger and the contribution of NMBT and Summit to the new pro forma combined entity on the basis of a number of key financial categories in relation to pro forma ownership;

     o    Reviewed the merger agreement and the stock option agreement; and

     o Performed such other analyses and investigations as Advest deemed appropriate.


     In rendering its opinion, Advest assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by it for the purposes of providing its opinion, and did not assume any responsibility for independent verification of the information. Advest did not assume any responsibility for independent valuation and appraisal of the assets and liabilities of NMBT. With respect to financial projections, Advest assumed that they were reasonably prepared by the management of NMBT on bases reflecting the best currently available estimates and judgments of the future financial performance of NMBT. Advest expresses no view as to the reasonableness of the projections provided or the assumptions on which they were based. Advest also assumed that the merger would be consummated in accordance with the terms of the merger agreement without material waiver or modification. Advest's opinion dated October 2, 1999, and its opinion dated the date of this Proxy Statement-Prospectus are based upon economic, market and other conditions as they existed and could be evaluated on October 2, 1999, and the date of this Proxy Statement-Prospectus, respectively. The forecasts or projections furnished to Advest for NMBT were prepared by the management of NMBT. As a matter of policy, NMBT does not publicly disclose internal management forecasts, projections or estimates of the type furnished to Advest in connection with its analysis of the merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in the forecasts, projections and estimates provided by the management of NMBT. The following is a summary of the material analyses conducted by Advest in updating its opinion as of the date hereof from its opinion dated October 2, 1999. Similar written analyses were prepared and presented by Advest to NMBT's board of directors at its meeting held on October 2, 1999.

     COMPARABLE PUBLIC COMPANY ANALYSES. Advest reviewed certain financial, operating and stock market performance data of 12 publicly traded banks and bank holding companies headquartered in the Northeast region of the United States, each with assets between $200 million and $900 million as of and for the twelve months ending September 30, 1999 (the "NMBT Peer Companies"). Advest analyzed the relative performance and value of NMBT by comparing certain publicly available financial data of NMBT with that of the NMBT Peer Companies, including ratios of tangible equity to assets, total risk based capital ratios, return on average assets, return on average equity and market price to estimated earnings per share in 1999 and market price to book value. The operating data for NMBT and the NMBT Peer Companies were as of or for the twelve month period ended September 30, 1999. Stock prices for the NMBT~Peer Companies were as of the market close on January 21, 2000. The stock price for NMBT is as of the market close on October 1, 1999. The analyses yielded the following comparison of the medians for the NMBT Peer Companies with NMBT, respectively:

     o    Tangible equity to assets ratios of 8.5% and 7.3%;

     o    Total risk based capital ratios of 14.4% and 14.4%;

     o    Return on average asset ratios of 1.2% and 1.0%;

     o    Return on average equity ratios of 13.5% and 13.1%;

     o Market price to estimated earnings per share in 1999 of 12.3x and 12.1x; and

     o    Market price to book value multiples of 148% and 151%.

     Advest performed similar analyses with respect to Summit. Advest reviewed and compared certain financial, operating and stock market performance data of Summit with 10 publicly traded bank holding companies in the United States, each with assets between $25 billion and $45 billion as of and for the twelve months ending December 31, 1999, except for one company whose financial and operating data was as of September 30, 1999 (the "Summit Peer Companies"). Advest analyzed the relative performance and value of Summit by comparing certain publicly available financial data of Summit with that of the Summit Peer Companies, including ratios of tangible equity to assets, return on average assets, return on average equity, market price to earnings per share in 1999 and estimated earnings per share in 2000 and market price to book value. The operating and financial data for Summit was as of and for the twelve month period ended December 31, 1999, excluding non-recurring after-tax charges of $17.1 million. All stock prices were as of the market close on January 21, 2000. The analyses yielded the following comparison of the medians for the Summit Peer Companies with Summit, respectively:

     o    Tangible equity to assets ratios of 6.0% and 6.4%;

     o    Return on average asset ratios of 1.4% and 1.3%;

     o    Return on average equity ratios of 17.0% and 16.2%;

     o    Market price to earnings per share in 1999 of 11.2x and 10.7x;

     o Market price to estimated earnings per share in 2000 of 10.4x and 9.3x; and

     o    Market price to book value multiples of 216% and 174%.

     COMPARABLE TRANSACTIONS ANALYSES. Advest reviewed the consideration paid or proposed to be paid in other transactions in 1998,1999 and through January 21, 2000 involving banks and bank holding companies. Specifically, Advest analyzed 56 transactions in the Connecticut, New York, New Jersey and Pennsylvania region involving banking companies (the "Regional Transactions") and 122 transactions nationwide with deal values between $35 and $100 million (the "Comparable Transactions"). In reviewing the Regional and Comparable Transactions, Advest examined the multiples of price paid relative to previous twelve-month earnings, price-to-book value, and the thirty trading day market premium. These analyses yielded the following comparison of the medians for the Regional Transactions with the merger, respectively:

     o    Price to earnings for the last twelve months of 26.9 x and 21.3x;

     o    Price to book value ratios of 274% and 246%;

     o    Price to tangible book value ratios of 280% and 247%; and

     o Price to seller common stock price before announcement of transaction of 137% and 163%.

     These analyses yielded the following comparison of the medians for the Comparable Transactions with the merger, respectively:

     o    Price to earnings for the last twelve months of 21.9 x and 21.3x;

     o    Price to book value ratios of 286% and 246%;

     o    Price to tangible book value ratios of 301% and 247%; and

     o Price to seller common stock price before announcement of transaction of 139% and 163%.

     STOCK TRADING HISTORY. Advest reviewed the performance of the weekly stock prices and trading volume of the NMBT common stock during the period from December 27, 1996 through October 1, 1999 and Summit common stock during the period from December 27, 1996 through January 21, 2000. Advest compared the per share stock price activity of NMBT common stock to the NMBT Peer Companies and major bank stock indexes and compared the per share market price activity of Summit common stock to the Summit Peer Companies and the same major bank stock indexes.

     PRO FORMA MERGER ANALYSES. Advest estimated the impact of the proposed merger on Summit's projected fully diluted estimated earnings per share for 2000. Advest based its analysis on equity analysts' consensus estimates for Summit, conversations it conducted with the management of Summit, NMBT management's projected future earnings for 2000 and conversations it conducted with NMBT management. Based on this information and the terms of the proposed merger, Advest concluded that, for Summit, the merger could have an insignificant dilutive effect (before taking into account various cost savings and revenue enhancements which could be accomplished upon consolidation of NMBT's and Summit's operations) on estimated fully diluted earnings per share in 2000. Advest also calculated that the merger could have an insignificant accretive effect on Summit's earnings per share in 2000 if pre-tax cost savings and revenue enhancements estimated by NMBT could be achieved. Separately, Advest also determined that the merger would have an accretive effect on NMBT's dividend per share of approximately 204%, based on Summit's and NMBT's then current dividend payments and Summit's January 21, 2000 market price of $28.25.

     CONTRIBUTION ANALYSIS. Based on Summit's January 21, 2000 market price of $28.25, NMBT would receive an exchange ratio of .9204 shares for each NMBT share. NMBT's shareholders would own approximately 1.44% of the pro forma shares outstanding, while it would contribute 1.10%, 1.11%, 1.22% and 1.02% of pro forma assets, loans, deposits and equity, respectively. Based on analysts' consensus earnings estimates for Summit and internal company earnings estimates for NMBT, NMBT's earnings contribution in 2000 would be 0.88% of pro forma earnings.

     DIVIDEND DISCOUNT ANALYSIS. Advest performed an analysis to calculate a range of present values per share of NMBT common stock assuming NMBT continued to operate as a stand-alone entity. The range was determined by adding (i) the present value of the estimated future dividend stream that NMBT could generate over the period beginning January 1, 2000 and ending on December 31, 2003, and
(ii) the present value of the estimated terminal value of NMBT common stock on December 31, 2003. To determine a projected dividend stream, Advest assumed (i) an increase in assets of approximately 8% each year for 2000 through 2003; (ii) an increase in net income of 9% to 16% annually for 2000 through 2003; and (iii) a dividend payout ratio of 30% each year for 2000 through 2003. The estimated terminal values were based upon a range of price-to-earnings and price-to-book value multiples consistent with the range of price-to-earnings and price-to-book value multiples at which similarly-sized banking institutions located in the United States have traded in 1998-1999 (12 times to 16 times previous twelve month earnings per share and 1.6 times to 2.0 times book value per share) and a range of discount rates of 12% to 15%. Applying the foregoing multiples, discount rate and assumptions, Advest determined that the fully diluted value per share of NMBT common stock ranged from approximately $15.70 to $22.63 based on the price-to-earnings multiple assumptions and $16.31 to $22.17 based on the price-to-book value multiple assumptions.


     In arriving at its opinion, Advest performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by Advest or of Advest's presentation to NMBT's board of directors. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Advest did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Advest believes that its analyses must be considered as a whole and that selecting portions of the analyses and the factors considered by it, without considering all the analyses and factors, could create an incomplete view of the process underlying its analyses set forth in its opinion. With regard to the Comparable Public Company Analyses and the Regional and Comparable Transactions Analyses summarized above, Advest selected comparable public companies on the basis of various factors; however no public company or transaction utilized as a comparison is identical to NMBT, Summit or the merger. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which NMBT, Summit and the merger are being compared.

     Advest's opinion does not imply any conclusion as to the likely trading range for Summit common stock following consummation of the merger, and does not address NMBT's underlying business decision to effect the merger. In performing its analyses, Advest made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NMBT and Summit. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less than such estimates. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.


     Advest is a nationally recognized investment banking firm and was selected by NMBT based on Advest's experience and expertise. Advest regularly engages in evaluation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of its business, Advest may effect transactions, for its own account or for the account of customers, and hold at any time a long or short position in securities of NMBT or Summit. Advest agreed to act as financial advisor to NMBT in connection with the merger. NMBT paid Advest $100,000 upon execution of the merger agreement and $100,000 upon the rendering of the opinion. NMBT has also agreed to pay Advest, a transaction fee of 0.80% of the aggregate consideration paid or payable by Summit (which includes Summit shares issuable or cash payable upon the exercise or retirement of converted NMBT stock options and the dividend equivalency permitted under the merger agreement) upon consummation of the merger, which will be determined as of the closing date. The $100,000 paid upon execution of the merger agreement and the $100,000 paid upon rendering the opinion are to be credited against the transaction fee of 0.80% of the aggregate consideration. NMBT has agreed to reimburse Advest for its reasonable out-of-pocket expenses, including travel, outside legal fees and related charges, and to indemnify Advest and related persons against certain liabilities, including certain liabilities under the federal securities laws, from and arising out of or based upon Advest's engagement on its behalf.


STOCK OPTION AGREEMENT

     As an inducement and condition to Summit's willingness to enter into the merger agreement, NMBT entered into the NMBT Corp. Stock Option Agreement dated as of October 4, 1999 with Summit. The following discussion highlights selected information from the stock option agreement but may not contain all the information which is important to you. To understand the stock option agreement fully you should read carefully the entire document which is included as Appendix C hereto.

     Pursuant to the stock option agreement, NMBT granted to Summit an irrevocable option, exercisable under limited and specifically defined circumstances, none of which, to the best of Summit's and NMBT's knowledge, has occurred as of the date hereof, to purchase up to 531,043 shares of NMBT common stock at a price of $18.87 per share.

     If Summit is in breach of any material covenant or obligation contained in the merger agreement and, if the merger agreement has not been terminated prior thereto, that breach would entitle NMBT to terminate the merger agreement, Summit will not be permitted to exercise the option. Otherwise, Summit, as long as the option has not yet terminated, may exercise the option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event, as defined below. The option will terminate upon the earliest to occur of certain events, including:

     o    the time immediately prior to the effective time of the merger;

     o termination of the merger agreement prior to the occurrence of an Extension Event, as defined below, other than a termination by Summit resulting from (1) a material breach of the merger agreement by NMBT which has not been cured or is not capable of being cured within the time allotted, (2) nonsatisfaction of a condition to Summit's obligation to close the merger, other than failure to obtain shareholder approval of the merger agreement or failure to obtain the fairness opinion of Advest, or (3) the NMBT board of directors' failure to recommend, or its withdrawal of or modification or change to, or its vote to withdraw, modify or change, its recommendation to NMBT shareholders to approve the merger agreement; or

     o 12 months after the termination of the merger agreement following the occurrence of an Extension Event, as defined below, or the termination of the merger agreement by Summit upon (1) a material breach by NMBT which has not been cured or is not capable of being cured within the time allotted, (2) nonsatisfaction of a condition to Summit's obligation to close the merger, other than failure to obtain NMBT shareholder approval of the merger agreement or failure to obtain the fairness opinion of Advest, or (3) the NMBT board of direc-
          tors' failure to recommend, or its withdrawal or modification or change to, or its vote to withdraw, modify or change, its recommendation to NMBT shareholders to approve the merger agreement or option agreement.

     The term "Extension Event" shall mean the occurrence of some events without Summit's prior written consent, including:

     o NMBT, NMBT's board of directors or any of NMBT's subsidiaries taking some actions (each an "Acquisition Transaction"), including recommending to shareholders the approval of, or entering into an agreement with any third party to effect, (1) a merger, consolidation or similar transaction involving NMBT or any of its banking subsidiaries, (2) the purchase, lease, or other acquisition of ten percent or more of the aggregate value of the assets or deposits of NMBT or any of its banking subsidiaries, (3) the purchase or other acquisition of securities representing ten percent or more of the voting power of NMBT or any of its banking subsidiaries or (4) any substantially similar transaction, in each case except as otherwise permitted by the merger agreement or option agreement;

     o any third party's acquiring beneficial ownership, or the right to acquire beneficial ownership, of ten percent or more of the aggregate voting power of NMBT or any of its banking subsidiaries;

     o any third party's making a bona fide proposal to NMBT or its shareholders, by public announcement or written communication that is or becomes publicly disclosed, to engage in an Acquisition Transaction, including the commencement of a tender offer or exchange offer to purchase ten percent or more of the aggregate voting power of NMBT or any of its banking subsidiaries;

     o after a proposal by a third party to NMBT or its shareholders to engage in an Acquisition Transaction, NMBT breaches, without curing within the time allotted, any representation or covenant in the merger agreement which would entitle Summit to terminate the merger agreement;

     o    any third party's filing an application with any federal or state bank
          regulatory   authority  for  approval  to  engage  in  an  Acquisition
          Transaction; or

     o the failure of the NMBT board of directors to call a meeting of NMBT shareholders to approve the merger agreement, or the failure to hold or cancellation of a shareholders meeting, or the NMBT board of directors withdrawal or adverse modification of its unanimous recommendation of the merger or a prospective announcement of a withdrawal or modification of its unanimous recommendation. o any Purchase Event, as defined below, other than that described in the 2nd bullet below.

     The term "Purchase Event" shall mean any of the following events or transactions:

     o any person's, other than Summit or a subsidiary of Summit, acquiring beneficial ownership of 25 percent or more of the aggregate voting power of NMBT or any of its banking subsidiaries, except as otherwise permitted by the merger agreement or option agreement;

     o the NMBT shareholders do not approve the merger at the shareholders meeting or NMBT's board of directors does not call a shareholder's meeting for consideration of the merger or a shareholder's meeting is not held or is canceled or if NMBT's board of directors withdraws or modifies in a manner adverse to the consummation of the merger its recommendation of the merger or has made an advance announcement of a withdrawal or modification, in each case after an Extension Event other than the Extension Event described in the next to last bullet under the definition of Extension Event above; or

     o the occurrence of an Extension Event described in the first bullet under the definition of "Extension Event" above, except that the percentage referred to in clauses (2) and (3) thereof shall be 25 percent.

     Upon the occurrence of certain events set forth in the stock option agreement, at the election of Summit, the option, or shares issued pursuant to the exercise thereof, must be repurchased by NMBT or converted into, or exchanged for, an option of another corporation or NMBT. In addition, the stock option agreement grants certain registration rights to Summit with respect to the shares represented by the option. The terms of these repurchase, substitute option and registration rights are set forth in the stock option agreement.

     The stock option agreement and option are intended to increase the likelihood that the merger will be consummated according to the terms set forth in the merger agreement and may be expected to discourage offers by third parties to acquire NMBT prior to the merger. To the knowledge of Summit and NMBT, no event giving rise to the right to exercise the option has occurred as of the date of this Proxy Statement-Prospectus.

REGULATORY APPROVALS


     The merger is subject to approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The BHC Act provides that the Federal Reserve Board may not approve any transaction (1) that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (2) the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or that in any other manner would be in restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In conducting its review of any application for approval, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the company or companies and the banks concerned, and the convenience and needs of the communities to be served. Under the BHC Act, as interpreted by the Federal Reserve Board and the courts, the Federal Reserve Board may deny any application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate. The acquisition by Summit of 5% or more of NMBT's voting stock is subject to the same requirement for approval. Summit filed an application for the merger with the Federal Reserve Board on November 22, 1999 and the Federal Reserve Board approved the merger on December 30, 1999.


     The BHC Act provides that a transaction approved by the Federal Reserve Board may not be consummated for 30 days after the approval is received or, if certain conditions are met, a shorter period, but, in the absence of an emergency, not less than 15 calendar days after the date of approval. During this period, the U.S. Department of Justice may commence legal action challenging the transaction under the antitrust laws. If, however, the U.S. Department of Justice does not commence legal action during the specified waiting period, it may not challenge the transaction thereafter except in an action commenced under Section 2 of the Sherman Antitrust Act. Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act ratings generally are prerequisites to obtaining Federal Reserve Board approval to make acquisitions. All of Summit's subsidiary banks are currently rated "satisfactory" or better under the Community Reinvestment Act.


     The acquisition of NMBT by Summit and NMBT Bank by Summit Bank (CT) is also subject to the approval by the Connecticut Commissioner of Banking under the Banking Law of Connecticut (the "BLC"). Under the BLC, the Connecticut Commissioner of Banking, in considering such acquisition, is to consider whether the acquisition is reasonably expected to produce benefits to the public and whether such benefits clearly outweigh possible adverse effects, including, but not limited to, an undue concentration of resources and decreased or unfair competition. The Connecticut Commissioner of Banking may not approve the acquisition without considering whether: (i) the investment and lending policies of NMBT Bank and Summit Bank (CT) prior to the merger and Summit Bank (CT) after the merger will be consistent with safe and sound banking practices and will benefit the state; (ii) the services or proposed services of Summit Bank (CT) after the merger will be consistent with safe and sound banking practices and will benefit the economy of the state; (iii) the acquisition of NMBT Bank by Summit Bank (CT) will not substantially lessen competition in the banking industry in the state and (iv) Summit Bank (CT)and NMBT Bank will have sufficient capital to ensure and will ensure that Summit Bank (CT) will comply with applicable minimum capital requirements and will have sufficient managerial resources to operate Summit Bank (CT) in a safe and sound manner. In addition, the Connecticut Commissioner of Banking may not approve the acquisition of NMBT Bank by Summit Bank (CT) (and indirectly by Summit) unless the Commissioner finds that Summit Bank (CT) and NMBT Bank have a record of compliance with the Community Reinvestment Act of 1977 and Connecticut community reinvestment and consumer protection banking laws and that following the acquisition of NMBT Bank by Summit Bank (CT) (and indirectly by Summit), NMBT Bank will provide adequate services to meet the banking needs of all community residents, including low income residents and moderate income residents. An application for approval of the acquisition of NMBT and NMBT Bank by Summit and Summit Bank (CT), respectively, was filed with the Connecticut Commissioner of Banking on November 22, 1999 and was approved on January 24, 2000.

     The merger of NMBT Bank with Summit Bank (CT) after the initial acquisition of NMBT by Summit also requires the prior approval of the FDIC under the federal Bank Merger Act (the "BMA"). The BMA applies competitive, financial, managerial, community reinvestment and public service standards similar to those described above with respect to the BHC Act. Summit Bank (CT) and NMBT Bank filed an application with the FDIC on November 22, 1999 and on January 6, 2000, the FDIC approved the merger of NMBT Bank with Summit Bank (CT).

     NMBT shareholders should be aware that regulatory approvals of the merger may be based upon different considerations than those that would be important to shareholders in determining whether or not to approve the merger. Any regulatory approvals should in no event be construed by a NMBT shareholder as a recommendation by any regulatory agency with respect to the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Directors and executive officers of NMBT have certain interests in the merger that are different from and in addition to their interests as NMBT shareholders. These interests are described in more detail below.

INDEMNIFICATION

     In the merger agreement, Summit has agreed to indemnify and to advance expenses in matters that may be subject to indemnification to persons who served as directors and officers of NMBT or any subsidiary of NMBT on or before the effective time of the merger with respect to liabilities and claims, and related expenses including fees and disbursements of counsel, made against them resulting from their service as directors or officers prior to the effective time of the merger. Summit further agreed that this indemnification and advancement of expenses would be made in accordance with and subject to the requirements and other provisions of Summit's Restated Certificate of Incorporation and By-Laws and NMBT's Restated Certificate of Incorporation and Bylaws or the certificate of incorporation and bylaws of the applicable subsidiary of NMBT, as in effect on the date the parties signed the merger agreement and to the extent permitted by law.

     In the merger agreement, Summit also agreed that, subject to NMBT's covenant to take all action necessary to preserve its rights under its directors' and officers' liability insurance policies with respect to matters occurring prior to the effective time of the merger, for a period of six years after the effective time of the merger, Summit would use its best efforts to provide, to the persons who served as directors or officers of NMBT or any subsidiary of NMBT on or before the effective time of the merger, insurance against liabilities and claims, and related expenses made against them resulting from their service prior to the effective time of the merger. This insurance would be comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, the coverage would be substantially similar in all material respects to the insurance coverage provided to these individuals in these capacities on the date of the merger agreement. However, in no event is Summit required to expend more than 200% of the current amount expended by NMBT on an annual basis prior to the execution of the merger agreement to maintain that coverage. Summit has agreed to use its best efforts to obtain as much comparable insurance as is available for the coverage amount if it is unable to maintain or obtain comparable coverage. NMBT must renew any existing insurance or purchase any "discovery period" insurance provided for under existing insurance at Summit's request.

BOARD OF DIRECTORS AND OFFICERS OF SUMMIT AND SUMMIT BANK (CONNECTICUT)

     The members of the Summit board of directors and the executive officers of Summit immediately prior to the effective time of the merger will continue to be the members of the Summit board of directors and executive officers of Summit at the effective time of the merger.

     Summit has agreed that upon the merger of NMBT Bank with Summit Bank (CT), Summit will cause to be elected to the board of directors of the surviving bank five persons who are then existing members of the NMBT board of directors.

EMPLOYMENT AGREEMENTS

     NMBT has employment agreements with Messrs. Carrigan, Lent and Maher. Their annual salary for the period ending December 31, 1999 is $170,000, $133,900 and $113,900, respectively. The employment agreements provide for a term of one year expiring December 31, 1996, 1999 and 1999, respectively. The agreements also provide for one-year extensions unless terminated in accordance with the terms contained therein. Any increases in salary paid during extension periods are determined at the discretion of the NMBT board of directors.

     Mr. Carrigan's agreement provides for the payment of cash severance equal to three times his average annual gross income (excluding stock option exercises) for the previous five years, less one dollar, upon his voluntary termination for "good reason" (as defined in the agreement) or involuntary termination other than for "cause" (as defined in the agreement) within twelve months following a "change of control" (as defined in the agreement). If employment is terminated for cause or if Mr. Carrigan voluntarily terminates his employment other than in connection with a change in control, Mr. Carrigan would be entitled to receive compensation only through the date of termination. If his employment is terminated for any reason other than for cause, disability, death or a change in control, then Mr. Carrigan would be entitled to be paid the greater of (i) his salary for the months remaining in the term (as defined in the agreement) of employment, (ii) an amount equal to his current monthly salary multiplied by the number of years (not to exceed twelve) of his employment, or
(iii) his salary for six months.


     The agreements for Messrs. Lent and Maher, while substantially similar in form to Mr. Carrigan's, provide for the payment of cash severance equal to two times their average annual gross income (excluding stock option exercises) for the previous five years, less one dollar, upon their voluntary termination for good reason (as defined in the agreement) or involuntary termination within twelve months following a "change of control" (as defined in the agreement).


     The merger will constitute a "change of control" under each of the above-mentioned agreements. If Messrs. Carrigan, Lent or Maher were to receive payments under their agreements with NMBT based upon their compensation through December 31, 1999, the estimated amounts of the payments would be $610,207 to Mr. Carrigan; $324,894 to Mr. Lent and $273,264 to Mr. Maher.


     Summit has agreed to assume NMBT's obligations under these employment agreements and to pay the severance amounts provided for in the agreements upon the earlier of a termination of the executive's employment with Summit or the first anniversary of the effective time of the merger if the executive has remained employed by Summit through that time, subject to the condition that the executive has remained employed by Summit at Summit's request for up to three months following the merger of NMBT Bank with Summit Bank (CT) and assisted Summit in the consolidation of the two banks.

NMBT STOCK OPTION PLANS

     As described under "THE MERGER -- Conversion of NMBT Stock Options," NMBT stock options outstanding at the effective time of the merger will be automatically converted into Summit stock options, subject to the terms of the NMBT option plan and grant agreement governing the NMBT stock options, including terms and provisions governing exercises. The number of shares covered by a converted option will be set by multiplying the number of shares covered by the NMBT option by the exchange ratio. The exercise price per share of converted option will be equal to the aggregate exercise price that would have been payable upon exercise in full of the NMBT option divided by the number of shares of Summit that may be acquired upon exercise of the converted option.

     In addition, the merger agreement provides for two additional revisions to NMBT options:

     o converted options held by an NMBT employee whose employment with Summit is terminated within one year of the effective time of the merger, other than for cause, will continue to be exercisable until the later of (1) the option exercise termination date provided for in the NMBT option or (2) the first anniversary date of the effective date of the merger; however, in no case may the converted option be exercised after the option expiration date;

     o for 30 days following the effective time of the merger, holders of converted options may elect to receive a cash payment instead of exercising their option. The cash payment will be equal to the difference between the converted option exercise price and the Summit Price.

     The following table sets forth certain information relating to NMBT options held by Michael D. Carrigan, Jay C. Lent and Peter R. Maher, and all directors and executive officers of NMBT as a group as follows:

     o    the number of NMBT options held by such persons;


     o    the weighted average exercise price for NMBT options;

     o the aggregate net unrealized value of NMBT options based on the number of shares of Summit common stock covered by, and the exercise price of, the Summit options into which the NMBT options are convertible and using the last sale price of a share of Summit common stock on January 24, 2000 of $27.88 as the market price for purposes of the calculation.

                                                                      AGGREGATE
                                                     WEIGHTED            NET
                                                     AVERAGE         UNREALIZED
                                   OPTIONS        EXERCISE PRICE      VALUE OF
                                   HELD(1)         OF OPTIONS         OPTIONS
                                   -------        --------------     -----------
Michael D. Carrigan ............   120,000            $ 7.7969        $2,184,365
Jay C. Lent ....................    50,000              5.8750         1,006,229
Peter R. Maher .................    40,000              6.8438           766,236
Executive Officers and Directors
  as a Group (12 Persons total)    391,000             11.6519         5,610,092

(1) All options held by the listed executive officers and directors are currently exercisable.

STAY BONUSES

     The merger agreement permits NMBT, after the closing date of the merger, to pay "stay bonuses" of up to $175,000 in the aggregate to employees of NMBT designated by NMBT, after consultation with Summit, who ~continue to be employees of NMBT on such payment date and who execute a release of claims against Summit and its affiliates.

INCENTIVE PLAN PAYMENTS

     The merger agreement authorizes NMBT to pay NMBT employees up to $242,000 in bonus compensation for services rendered in 1999, in accordance with NMBT's customary practice.

SEVERANCE PAY PROVISION

     Under the merger agreement, the NMBT severance plan shall remain in effect following the merger. The NMBT plan generally provides for eligible employees to receive a payment equal to two weeks base pay multiplied by the employee's years of service, up to a maximum of 20 weeks base pay.

THE MERGER AGREEMENT

     The following discussion highlights selected information from the merger agreement but may not contain all of the information that is important to you. To understand the merger agreement fully you should read carefully the entire document which is included as Appendix A hereto.

AMENDMENT

     NMBT and Summit may jointly amend the merger agreement at any time. However, after the special meeting, no amendment may reduce the amount, or change the form, of consideration to be received by NMBT shareholders unless the modification is submitted to a vote of NMBT shareholders.

NMBT COVENANTS

     Pursuant to the merger agreement, NMBT has agreed, among other things, that, until the effective time of the merger or termination of the merger agreement, NMBT will advise Summit of any material adverse change in NMBT's business and of certain other circumstances, and the business of NMBT and its subsidiaries will be carried on substantially in the same manner as prior to the execution of the merger agreement. Furthermore, until the effective time of the merger or termination of the merger agreement, without the prior written consent of Summit, NMBT will not declare or pay any dividend other than a quarterly cash dividend at a rate equal to the then existing Summit dividend rate multiplied by 0.7024, and will refrain from taking some other actions, including certain actions relating to changes in its capital stock, the incurrence of liabilities, the making of certain expenditures, the relinquishment of certain rights, the amendment of its Restated Certificate of Incorporation and Bylaws and the issuance of capital stock.

      In order to ensure that NMBT shareholders would be paid no more than one dividend in each calendar quarter between the date of the merger agreement and the effective time of the merger, NMBT agreed in the merger agree-ment to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates.

     NMBT also has agreed that, until termination of the merger agreement or the effective time of the merger, neither NMBT nor any of its subsidiaries nor any of the officers or directors of NMBT or its subsidiaries shall, and NMBT shall direct and use its best efforts to cause its employees, agents, affiliates and representatives (including investment bankers, brokers, financial or investment advisors, attorneys or accountants retained by NMBT or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person or provide any non-public information or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any "Acquisition Proposal". The merger agreement defines "Acquisition Proposal" as any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, business combination or takeover transaction involving NMBT or any of its subsidiaries, or the acquisition of any assets (other than those permitted under the merger agreement) or any securities of NMBT or any of its subsidiaries. The NMBT board of directors may furnish or cause to be furnished non-public information directly or through its representatives concerning an Acquisition Proposal if the NMBT board of directors, after having consulted with outside counsel and been advised of its legal rights, has determined that the failure to provide the non-public information would cause the members of the board of directors to breach their fiduciary duties under applicable laws, and, provided further, that NMBT shall first obtain a confidentiality agreement in customary form and containing at least the confidentiality provisions set forth in the merger agreement. Further, NMBT agreed to immediately cease any activities, discussions, or negotiations with any parties conducted prior to execution of the merger agreement with respect to an Acquisition Proposal. In addition, NMBT has agreed to notify Summit, by telephone call to its chief executive officer or general counsel, promptly upon receipt of any communication with respect to an Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of NMBT or any of its subsidiaries or assets by another party and to deliver as soon as possible by facsimile transmission to that Summit officer a copy of any document relating thereto promptly after any such document is received by NMBT.

     The merger agreement obligates NMBT to disclose to Summit information regarding environmental conditions affecting (1) any property now or previously owned, occupied, leased or held or managed in a representative or fiduciary capacity, (2) any property or facility of which NMBT has at any time participated in the management or may be deemed to be or to have been an owner or operator, and (3) any real property in which NMBT holds a security interest in an amount greater than $50,000. The merger agreement provides Summit with certain environmental investigative rights prior to the effective time of the merger with respect to real property owned, leased or operated by NMBT on or after the date of the merger agreement.

SUMMIT COVENANTS

     Pursuant to the merger agreement, Summit has agreed, among other things, that, until the effective time of the merger or termination of the merger agreement, Summit will advise NMBT of any material adverse change in Summit's business and certain other circumstances.

CONDITIONS TO THE MERGER; TERMINATION

     The obligations of both parties to consummate the merger are subject to the satisfaction of certain conditions ~including:

     o Approval of the merger agreement by the requisite vote of the shareholders of NMBT;

     o Receipt of all required regulatory approvals by Summit and NMBT without restrictions or limitations, that, in the reasonable opinion of Summit, would materially adversely affect the financial condition of Summit following the consummation of the merger, and the expiration of any waiting periods required by such approvals;

     o Continued effectiveness of the registration statement on Form S-4 filed by Summit with the Securities and Exchange Commission for the purpose of registering the shares of Summit common stock that Summit will issue in the merger;

     o The receipt by Summit and NMBT of an opinion from Thompson Coburn as to certain federal income tax consequences of the merger;

     o The New York Stock Exchange's indication that the shares of Summit common stock to be issued in the merger will be listed on the New York Stock Exchange, subject to official notice of issuance;

     o    The absence of material litigation;

     o    The absence of regulatory agreements relating to the parties;

     o    The delivery of officers' certificates by NMBT and Summit; and

     o    Other customary conditions described in the merger agreement.

     Any of these conditions may be waived by the party for whose benefit the condition was included. However, the merger will not be consummated without the receipt of the requisite shareholder and regulatory approvals. Either party may terminate the merger agreement if:

     o NMBT shareholders, in a vote on the merger agreement at the special meeting, fail to approve the merger agreement by the required vote;

     o The other party materially breaches a warranty, representation or covenant and that breach is not ~cured or capable of being cured within 30 days of the giving of written notice thereof, provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement;

     o On the designated closing date of the merger all the conditions precedent to one party's obligations to close are not met due to the other party's material breach; or

     o The merger closing is not consummated on or before the later of (1) July 1, 2000; provided, however, that a party does not have the termination right described by this clause if the failure to close by July 1, 2000 is due to its material breach or its failure to fulfill a condition to the completion of the merger, or, (2) the 45th business day after the last to occur of NMBT shareholder approval, receipt of all required regulatory approvals or resolution of any legal challenges to the merger or a determination by Summit and NMBT to proceed regardless of whether the proceeding has been brought to a conclusion (the "Scheduled Date"), if the last required event for setting the Scheduled Date has occurred on or before August 1, 2000.

     In addition, the parties may terminate the merger agreement at any time by mutual agreement. Summit's board of directors may terminate the merger agreement if NMBT's board of directors modifies its recommendation of the merger agreement or withdraws its recommendation, or if the cost of taking necessary remedial and other corrective actions and measures associated with certain environmental matters exceeds $1,000,000 in the aggregate, or that cost is unascertainable but cannot be reasonably estimated to be less than $1,000,000.

     The merger agreement provides that NMBT's board of directors may terminate the merger agreement if both of the following circumstances exist:

     o The average of the closing prices of Summit common stock on the New York Stock Exchange Composite Transactions List for the ten consecutive full trading days ending on the Determination Date, as defined below, (the "Summit Price") is less than $26.39, and

     o The amount obtained by dividing the Summit Price by $32.1875 is more than 15% less than the amount obtained by dividing the Determination Date Index Price by the Starting Date Index Price, as such terms are defined below.

     In order to terminate the merger agreement pursuant to this provision, NMBT must give notice to Summit by 11:59 P.M. on the third business day following the Determination Date. For purposes of this NMBT right of termination, the terms referenced above are defined as follows:

     o "Determination Date" means the date which is seven business days prior to the Scheduled Date or an earlier date which is not more than ten days before the closing date and is specifically designated by Summit in the closing notice as the Determination Date.

     o "Index Group" means 14 bank holding companies designated in the merger agreement, the common stocks of all of which must be publicly traded and as to which there has not been made, since October 1, 1999 and prior to the Determination Date, a public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. Any such company or companies which does not satisfy any of the foregoing requirements shall be removed from the Index Group. Appropriate adjustments shall be made for stock splits, stock dividends or similar transactions occurring between October 1, 1999 and the Determination Date.

     o "Determination Date Index Price" means the average of the closing prices of the common stock of the companies comprising the Index Group on the New York Stock Exchange Composite Transactions List for the ten consecutive full trading days ending on the Determination Date.

     o "Starting Date Index Price" means the average of the closing prices of the common stock of the companies comprising the Index Group on the New York Stock Exchange Composite Transactions List on October 1, 1999.

     The "Determination Date" will not occur until after the special meeting and you will therefore not know until after that time whether this termination right was exercisable or exercised.

EXPENSES

     If (1) either party terminates the merger agreement because the other party has materially breached a warranty, representation or covenant or because the other party has not met its conditions of closing, or (2) Summit terminates because NMBT's board of directors modifies its recommendation of the merger agreement or withdraws its recommendation, or votes to withdraw, modify or change its recommendation or its intention to make the recommendation, or because of the environmental contingency referred to above, then the terminating party shall be reimbursed by the defaulting party for the terminating party's out-of-pocket expenses reasonably incurred in connection with the merger agreement, including counsel fees, printing fees and filing fees, but excluding any brokers', finders' or investment bankers' fees. If the merger agreement is terminated by either party other than under circumstances described in the immediately preceding sentence, each party is mutually released and discharged from liability to the other party or to any third party thereunder, and no party is liable to any other party for any costs or expenses incurred in connection with the merger agreement, except that each party is responsible for one-half of the expenses incurred in connection with the printing of this Proxy Statement-Prospectus and the Registration Statement and the filing fees with the Securities and Exchange Commission, the Federal Reserve Board, the Connecticut Department of Banking and the New York Stock Exchange. Each party has agreed to indemnify the other for claims for brokerage commissions and finders' fees.

DISSENTERS' RIGHTS


     Under Section 262 of the DGCL, if you exercise appraisal rights in connection with the merger, your shares of NMBT will not be converted into the right to receive shares of Summit common stock but instead will be converted into the right to receive the "fair value" of your NMBT shares as determined under the DGCL.

     The following is a summary of the material provisions of section 262 of the DGCL and is not intended to be a complete statement of the provisions. You should carefully read the full text of section 262 of the DGCL, a copy of which is attached hereto as Appendix D and is incorporated herein by reference.


     If the merger is approved by the required vote of NMBT's shareholders, you must take the following actions to exercise your rights of appraisal:

     o file written notice with NMBT of an intention to exercise rights to appraisal of your shares prior to the NMBT special meeting;

     o    do not vote in favor of the merger;

     o continuously hold your shares of NMBT through the effective time of the merger, and

     o within 20 days after the mailing of notice by Summit of the effective time of the merger, make a written demand on Summit for the "fair value" of your NMBT common stock, stating the number and class of shares for which you are demanding payment.

     If you follow all of the above-stated conditions, the fair value of your shares of NMBT common stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger.

     Within 10 days after the effective date of the merger, Summit, as the surviving corporation, will notify each holder of NMBT common stock who has complied with the conditions set forth above that the merger has become effective. Within 120 days after the effective date of the merger, Summit or any holder of NMBT common stock who has complied with the applicable procedures of the DGCL, may file a petition in the Delaware Court of Chancery for the appraisal of the fair value of the shares of NMBT common stock held by NMBT shareholders who have exercised dissenters rights. Since, at this time, Summit has not decided whether it will file a petition for appraisal if appraisal rights are exercised, a dissenting shareholder who desires that a petition be filed should file a petition unless otherwise notified that Summit or another dissenting shareholder has filed a petition for appraisal. A holder may, within 60 days of the effective date of the merger, withdraw his or her demand for appraisal. Within 120 days of the effective time of the merger, the holders of dissenting shares are entitled, upon written request, to receive from Summit a statement setting forth the aggregate number of shares with respect to which demands for appraisals have been received.


     If you demand the appraisal and purchase of your shares under Section 262 but fail to perfect, or effectively withdraw or lose the right to such purchase, your shares will be converted into a right to receive shares of Summit common stock in accordance with the terms of the merger agreement. Dissenting shares lose their status as dissenting shares if, among other things:

     o    the merger is abandoned;

     o you transfer your NMBT shares prior to submission for the required endorsement;

     o    you fail to make a timely written demand for appraisal;

     o    you vote in favor of the merger;

     o neither Summit nor you file a complaint or intervene in a pending action within 120 days after mailing of the approval notice; or

     o you deliver to Summit, as the surviving corporation, a written withdrawal of your demand for appraisal of the dissenting shares and acceptance of the merger, either within 60 days after the effective date of the merger or thereafter with written approval of Summit.

     Failure to follow the steps required by section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights, in which event you will only be entitled to receive the consideration provided for by the merger agreement. In view of the complexity of the provisions of section 262 of the DGCL, NMBT shareholders who are considering objecting to the merger should consult their own legal advisors.


     Any NMBT shareholder who properly exercises dissenters rights will recognize taxable gain or loss for federal income tax purposes upon receipt of the cash payment in an amount equal to the difference between the amount of cash received and his or her adjusted tax basis in the NMBT common stock.


NEW YORK STOCK EXCHANGE LISTING

     Summit has agreed in the merger agreement to use its best efforts to cause the shares of Summit common stock to be issued to NMBT shareholders in the merger to be listed on the New York Stock Exchange. The New York Stock Exchange's indication that the necessary shares of Summit common stock are to be listed on the New York Stock Exchange, subject to official notice of issuance, is a condition to the completion of the merger.

ACCOUNTING TREATMENT

     Summit expects to account for the merger under the purchase method of accounting. Under the purchase method of accounting, the amount by which the purchase price paid by Summit exceeds the fair value of the net assets acquired will be treated as goodwill. Intangible assets, including goodwill, recorded in the transaction will be amortized over a period not to exceed 20 years.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is based upon an opinion of Thompson Coburn, special counsel to Summit, and except as otherwise indicated, reflects Thompson Coburn's opinion. The discussion is a summary of the material United States federal income tax consequences of the merger to NMBT shareholders and is not a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the merger agreement. The discussion does not address all aspects of federal income taxation that may be applicable to NMBT shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the merger that are applicable to NMBT shareholders subject to special federal income tax treatment including, without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their NMBT common stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their NMBT common stock as part of a "straddle," "hedge" or "conversion transaction." In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to the federal income tax. As a result, you are urged to consult with your own tax advisor to determine the specific tax consequences of the merger to you. The discussion assumes that shares of NMBT common stock are held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code) at the effective time of the merger.

     NMBT and Summit have received an opinion from Thompson Coburn, to the effect that, assuming the merger occurs in accordance with the merger agreement, the merger will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1) of the Internal Revenue Code, with the following federal income tax consequences:

     o You will recognize no gain or loss as a result of the exchange of your NMBT common stock solely for shares of Summit common stock pursuant to the merger, except with respect to cash received instead of fractional shares, if any, as discussed below.

     o The aggregate adjusted tax basis of the shares of Summit common stock you receive in the merger, including any fractional share of Summit common stock deemed to be received, as described in bullet 4 below, will be equal to the aggregate adjusted tax basis of the shares of NMBT common stock surrendered.

     o The holding period of the shares of Summit common stock you receive in the merger, including any fractional share of Summit common stock deemed to be received, as described in bullet 4 below, will include the holding period of the shares of NMBT common stock surrendered.

     o If you receive cash instead of a fractional share of Summit common stock, you will be treated as if the fractional share had been received and then redeemed by Summit in return for the amount of cash that you received. You will recognize capital gain or loss equal to the difference between the amount of cash received and the portion of your adjusted tax basis in the shares of Summit common stock allocable to the fractional share.

     The opinion of Thompson Coburn is subject to the conditions and customary assumptions that are stated in the opinion, and relies upon various representations made by Summit and NMBT. If any of these representations or assumptions is inaccurate, the tax consequences of the merger could differ from those described in this section. The opinion of Thompson Coburn is also based upon the Internal Revenue Code, regulations proposed or promulgated thereunder, judicial precedent, and current administrative rulings and practice, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed in this section. The receipt of the opinion of Thompson Coburn again as of the closing date of the merger is a condition to the completion of the merger. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service, has no binding effect. The Internal Revenue Service could take a position contrary to the opinion of Thompson Coburn and, if the matter were litigated, a court may reach a decision contrary to the opinion. Neither Summit nor NMBT has requested an advance ruling as to the federal income tax consequences of the merger, and the Internal Revenue Service is not expected to issue such a ruling.

     THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CERTAIN NMBT SHAREHOLDERS AND DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH NMBT SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THIS DISCUSSION MAY NOT APPLY TO YOU. ACCORDINGLY, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

RESALE OF SUMMIT COMMON

      The shares of Summit common stock into which your shares of NMBT common stock are converted at the effective time of the merger will be freely transferable under the Securities Act of 1933 as amended, unless you are deemed to be an "affiliate" of NMBT for purposes of Rule 145 under the Securities Act as of the date of the special meeting. Affiliates of NMBT may not sell their shares of Summit common stock acquired in connection with the merger except pursuant to an effective registration statement under the Securities Act covering the resale of those shares, or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of NMBT generally include individuals or entities that control, are controlled by or are under common control with NMBT and may include executive officers and directors of NMBT as well as principal shareholders of NMBT.

     NMBT agreed in the merger agreement to use its best efforts to cause each director, executive officer and other person deemed in the opinion of NMBT's counsel to be affiliates of NMBT to enter into an agreement with Summit providing that such persons agree to be bound by the restrictions of Rule 145.

DIFFERENCES IN SHAREHOLDERS RIGHTS

Summit is incorporated in the State of New Jersey and NMBT is incorporated in the state of Delaware. If the merger is consummated, holders of NMBT common stock will become holders of Summit common stock, and the rights of former NMBT shareholders will be governed by the NJBCA and Summit's Restated Certificate of Incorporation and By-Laws. The rights of NMBT stockholders under the DGCL and NMBT's Restated Certificate of Incorporation and By-Laws differ in certain significant respects from the rights of Summit shareholders under The NJBCA and Summit's Restated Certificate of Incorporation and By-Laws. These differences are summarized in the table below.


-----------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
-----------------------------------------------------------------------------------------------
CAPITAL STOCK:     Summit's Restated Certificate of         NMBT's Restated Certificate of
                   Incorporation authorizes the             Incorporation authorizes the
                   issuance of 390,000,000 shares of        issuance of 8,000,000 shares of
                   common stock and 6,000,000 shares        common stock and 2,000,000 shares
                   of preferred stock, no par value.        of preferred stock, par value $.01
                   As of September 30, 1999, there          per share. NMBT's board of
                   were approximately 174,766,133           directors has the power to set the
                   shares of Summit common stock            rights, preferences, privileges and
                   outstanding and 2,744,256 shares         designations with respect to each
                   of Summit common stock held in           class or series of preferred stock
                   treasury and 2,000,000 shares of         and to issue preferred stock
                   Summit Series S preferred stock          without shareholder approval. As of
                   reserved for issuance under              September 30, 1999, there were
                   Summit's shareholder rights plan.        2,668,558 shares of NMBT common
                   Summit's Restated Certificate of         stock outstanding and no shares of
                   Incorporation and the NJBCA              NMBT preferred stock outstanding.
                   authorize Summit's board of
                   directors to amend Summit's
                   Restated Certificate of
                   Incorporation without shareholder
                   concurrence to divide the
                   authorized shares of preferred
                   stock into series, to determine the
                   designations and the number of
                   shares of any series, and to
                   determine the relative voting,
                   dividend, conversion, redemption,
                   liquidation and other rights,
                   preferences and limitations of the
                   authorized shares of preferred
                   stock.
-----------------------------------------------------------------------------------------------
NUMBER OF          Summit's Restated Certificate of         NMBT's Restated Certificate of
DIRECTORS:         Incorporation provides that              Incorporation and Bylaws provide
                   Summit's board of directors shall        that NMBT's board of directors
                   consist of not less than five and        shall consist of not less than five
                   not more than forty persons.             nor more than twelve directors.
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
-----------------------------------------------------------------------------------------------
ELECTION OF        Summit's Restated Certificate of         NMBT's Restated Certificate of
DIRECTORS AND      Incorporation divides Summit's           Incorporation divides NMBT's board
CLASSIFIED BOARD   board of directors into three            of directors into three classes,
OF DIRECTORS:      classes, with each class of              with each class serving a term of
                   directors serving a staggered term       three years. Directors are elected
                   of three years. Each class of            by receiving the highest number of
                   directors must consist, as nearly        votes cast, even if not a majority.
                   as possible, of one-third of the         Presently there are nine directors
                   number of directors constituting         of NMBT.
                   the entire Summit board of
                   directors. Directors are elected by
                   receiving the highest number of
                   votes cast by shares entitled to
                   vote, even if not a majority.
                   Presently there are seven directors
                   in Class I, six directors in Class
                   II and six directors in Class III.

                   Summit's Restated Certificate of
                   Incorporation further requires that
                   resolutions increasing the number
                   of directors be approved by (i) 80%
                   of directors holding office or (ii)
                   80% of the shares of capital stock
                   of Summit entitled to vote
                   generally in the election of
                   directors, voting as a single
                   class.

                   Summit's Restated Certificate of
                   Incorporation also provides that
                   the affirmative vote of the holders
                   of 80% or more of the combined
                   voting shares of Summit, voting as
                   a single class, is required to
                   amend, repeal or take any action
                   inconsistent with the classified
                   board of directors or the
                   requirement for an 80% affirmative
                   vote to approve any increase in the
                   number of directors. The effect of
                   the classified board and related
                   provisions is to make it difficult
                   for persons other than those
                   negotiating directly with Summit's
                   board of directors to acquire seats
                   on Summit's board of directors and
                   obtain control of Summit.
-----------------------------------------------------------------------------------------------
REMOVAL OF         Summit's Restated Certificate of         Under NMBT's Restated Certificate
DIRECTORS          Incorporation contains no specific       of Incorporation, a director may be
                   provisions with respect to removal       removed for cause by the
                   of directors, other than for             affirmative vote of 75% of the
                   directors elected by preferred           entire board of directors (assuming
                   shareholders. Under the NJBCA,           no vacancies) or by the affirmative
                   directors on a classified board may      vote of 75% of the outstanding
                   only be removed by shareholders for      shares other than certain 10%
                   cause, by the affirmative vote of        shareholders, if any. NMBT
                   the majority of voting                   directors may be removed without
                   shareholders.                            cause only by the affirmative vote
                                                            of 75% of the entire board of
                                                            directors (assuming no vacancies).
-----------------------------------------------------------------------------------------------
SHAREHOLDER        Summit has in effect a shareholder       NMBT has not adopted a shareholders
RIGHTS PLANS       rights plan which provides that          rights plan.
                   holders of shares of Summit common
                   stock possess one preferred stock
                   purchase right for each share of
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                  NMBT SHAREHOLDER RIGHTS
-----------------------------------------------------------------------------------------------
                   Summit common stock held by them.
                   Each preferred stock purchase right
                   entitles the holder to buy, as of
                   the close of business on the tenth
                   day following the occurrence of
                   certain takeover-related events,
                   one one-hundredth (1/100) of a
                   share of a series of preferred
                   stock, designated the Series S
                   preferred stock, at $164 per one
                   one-hundredth share. Each full
                   share of the Series S preferred
                   stock has rights per share equal to
                   100 times the rights of Summit
                   common stock with respect to
                   voting, dividends and distributions
                   upon liquidation or merger, and
                   entitles the holder to an
                   additional preferential dividend.
                   Upon the occurrence of certain
                   events, holders of the preferred
                   stock purchase rights become
                   entitled to purchase either shares
                   of the Series S preferred stock or,
                   if the right was not previously
                   exercised, a number of shares of
                   the acquiring person equal in
                   market value to approximately twice
                   the exercise price of the preferred
                   stock purchase right. Summit's
                   board of directors has the power to
                   redeem the preferred stock purchase
                   rights at any time prior to the
                   close of business on the tenth day
                   after a public announcement that a
                   person or group has acquired
                   beneficial ownership of 15% or more
                   of Summit's voting stock, upon the
                   majority vote of the board of
                   directors. In addition, the Summit
                   board of directors may exchange the
                   stock purchase rights for shares of
                   Summit common stock under certain
                   circumstances.
-------------------------------------------------------------------------------------------------
NOMINATIONS TO     Summit's By-Laws contain provisions that:  NMBT's Bylaws provide that any
THE BOARD,         o Establish rules governing                shareholder wishing to nominate a
SHAREHOLDER          nominations for director and             candidate for election to NMBT's
PROPOSALS AND        shareholder proposals made at            board of directors must give
CONDUCT OF           meetings of shareholders and, in         written notice of the nomination
MEETING:             general, authorize the chairman of       delivered to the Secretary of NMBT
                     an annual meeting to determine           not less than 60 days nor more than
                     whether nominations and shareholder      90 days prior to the meeting.
                     proposals have been made at least        However, if less than 30 days
                     80 days in advance of the                notice or prior public disclosure
                     anniversary of the preceding year's      of the meeting is given or made to
                     annual meeting or otherwise comply       shareholders, the notice from the
                     with the requirements of the             shareholder, to be timely, must be
                     By-Laws, and                             received no later than the seventh
                                                              day following NMBT's notice or
                   o Establish rules governing                public disclosure.
                     nominations for directors made at
                     special meetings of shareholders
                     and authorize the chairman of a
                     special meeting to determine
                     whether nominations have been made
                     at least 70 days prior to the
                     special meeting or the
-------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
-----------------------------------------------------------------------------------------------------
                   tenth day following the day on
                   which public announcement of the
                   special meeting is first made or
                   otherwise comply with the
                   requirements of the By-Laws.
------------------------------------------------------------------------------------------------------
SHAREHOLDER        Under Summit's By-Laws, except as        The DGCL provides that a special
MEETINGS           otherwise provided by law, special       meeting may be called by the board
                   meetings may be called only by the       of directors or by such person or
                   Chairman, Vice Chairman, President       persons as are authorized by the
                   or majority of the entire Summit         certificate of incorporation or
                   board of directors. In addition,         bylaws. NMBT's Restated Certificate
                   under the NJBCA holders of not less      of Incorporation provides that a
                   than 10% of a corporation's voting       special meeting of shareholders may
                   stock may apply to the New Jersey        be called only by a majority of
                   Superior Court for an order              NMBT's board of directors unless
                   directing a special meeting of           otherwise required by law.
                   shareholders to be held.
-----------------------------------------------------------------------------------------------------
STOCKHOLDER        Summit's Restated Certificate of         NMBT's Restated Certificate of
ACTION BY          Incorporation requires that,             Incorporation prohibits shareholder
WRITTEN            subject to the rights of holders of      action by written consent. Unless
CONSENT:           any series of Summit's preferred         otherwise prohibited by the
                   stock or other class or series of        corporation's certificate of
                   stock having preference over the         incorporation, the DGCL permits
                   Summit common stock as to dividends      action by less than unanimous
                   or upon liquidation, all actions by      written consent.
                   the shareholders of Summit must be
                   taken exclusively at a duly called
                   annual or special meeting of
                   Summit's shareholders or with the
                   board of directors' approval by the
                   unanimous, but not less than
                   unanimous, written consent of the
                   shareholders. Unless otherwise
                   provided in a corporation's
                   certificate of incorporation, the
                   NJBCA permits action by less than
                   unanimous written consent, other
                   than for the election of directors,
                   which requires unanimous written
                   consent.
-----------------------------------------------------------------------------------------------------
  VOTE REQUIRED    Summit's Restated Certificate of         Under the DGCL, unless the
  FOR CHARTER AND  Incorporation requires that certain      certificate of incorporation
  BY-LAW           provisions relating to increases in      requires a greater vote, a proposed
  AMENDMENTS:      the number of directors, which           amendment to a corporation's
                   number may also be increased by the      certificate of incorporation may be
                   board of directors, changes to the       approved by a majority of the
                   classified board provision and           outstanding shares entitled to vote
                   changes to the provision requiring       on the proposed amendment. Under
                   that actions by shareholders be          NMBT's Restated Certificate of
                   effected at an annual or special         Incorporation, certain amendments
                   meeting or by unanimous written          require the approval of two-thirds
                   consent, receive the affirmative         of the outstanding shares entitled
                   vote of holders of 80% of the            to vote in the election of
                   combined voting shares of Summit,        directors and a majority of shares
                   voting as a single class.                held by shareholders holding less
                   Otherwise, pursuant to the NJBCA,        than ten percent of the company's
                   Summit's Restated Certificate of         stock. These include the following:
                   Incorporation may be amended, in
                   general, after board approval, by        o amendments relating to indemnification;
                   the affirmative vote of a majority       o amendments relating to authorized NMBT
                   of the votes cast.                         powers and its board of directors;
-----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
------------------------------------------------------------------------------------------------------
                   Under NJBCA, the power to adopt,         o amendments relating to meetings of
                   amend and repeal by-laws of a              shareholders;
                   corporation is vested in the board
                   of directors unless such power is        o amendments relating to stock repurchase
                   reserved to the shareholders in the        from certain 10% shareholders;
                   certificate of incorporation.
                   However, any by-laws made by the         o amendment provisions.
                   board of directors may be amended
                   and repealed and new by-laws             In addition, the provisions
                   adopted by the shareholders and the      relating to business combinations
                   shareholders may prescribe in the        may not be amended without the
                   by-laws that the board may not           approval of 80% of the voting
                   amend or repeal by-laws approved by      shares and a majority of
                   shareholders. Summit's By-Laws           stockholders holding less than ten
                   provide for amendments upon              percent of the NMBT common stock
                   two-thirds vote of the board of          unless recommended by two-thirds of
                   directors.                               the NMBT board of directors and a
                                                            majority of directors continuing in
                                                            office, in which case a majority of
                                                            less than 10% shareholders is
                                                            required.

                                                            NMBT's Restated Certificate of
                                                            Incorporation gives the power to
                                                            amend its bylaws to the NMBT board
                                                            of directors, subject to the right
                                                            of shareholders to adopt, amend or
                                                            repeal bylaws made by the board of
                                                            directors.

                                                            NMBT's Bylaws provide for amendments
                                                            by two-thirds vote of the NMBT board
                                                            of directors or majority vote of
                                                            shareholders except for amendments
                                                            relating to the following
                                                            provisions, which require the
                                                            affirmative vote of two-thirds of
                                                            the shareholders, other than 10%
                                                            shareholders, if any:

                                                            o special meetings;
------------------------------------------------------------------------------------------------------
SUPERMAJORITY      With the exception of a sale of all      Under NMBT's Restated Certificate
VOTE ON CERTAIN    Summit's property in the                 of Incorporation, the affirmative
TRANSACTIONS       entirety, Summit's Restated              vote of two-thirds of all voting
                   Certificate of Incorporation does        shares is necessary to engage in
                   not contain any supermajority            any transaction, the effect of
                   voting provisions with respect to        which is to combine the
                   mergers or similar change of             corporation's assets and business
                   control transactions.                    with that of another corporation
                                                            that is the beneficial owner of
                                                            5% or more of the outstanding
                                                            shares of NMBT stock eligible to
                                                            vote in the election of the board
                                                            of directors. The majority vote
                                                            of the shareholders other than
                                                            the 5% holder is also required.
                                                            Two-thirds shareholder approval
                                                            is not necessary, however, if the
                                                            combination is approved by
                                                            two-thirds of the board of
                                                            directors prior to the time the
                                                            other corporation became a
                                                            beneficial owner of 5% or more of
                                                            the shares of NMBT stock eligible
                                                            to vote in the election of the
                                                            board of directors.
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
------------------------------------------------------------------------------------------------------
                                                            Under NMBT's Restated Certificate
                                                            of Incorporation, the affirmative
                                                            vote of 80% of all voting shares
                                                            is necessary to engage in any
                                                            transaction, the effect of which
                                                            is to combine the corporation's
                                                            assets and business with that of
                                                            another corporation that is the
                                                            beneficial owner of 5% or more of
                                                            the outstanding shares of NMBT
                                                            stock eligible to vote in the
                                                            election of the board of
                                                            directors. The majority vote of
                                                            all shares other than those held
                                                            by the 5% shareholder is also
                                                            required. Eighty percent
                                                            shareholder approval is not
                                                            necessary, however, if (a) the
                                                            combination is approved by a
                                                            majority of the board of
                                                            directors prior to the time the
                                                            other corporation became a
                                                            beneficial owner of 5% or more of
                                                            the shares of NMBT stock eligible
                                                            to vote in the election of the
                                                            board of directors, or (b) the
                                                            terms of the transaction meet
                                                            certain "fair price" and
                                                            procedural requirements.
------------------------------------------------------------------------------------------------------
INDEMNIFICATION;   Under the NJBCA, a corporation may       The DGCL generally permits a
LIMITATION OF      indemnify any person who is or was       corporation to indemnify its
LIABILITY          a director, officer, trustee,            directors and officers against
                   employee or agent of the                 expenses, judgments, fines and
                   corporation, or is or was serving        amounts paid in settlement
                   at the request of the corporation        actually and reasonably incurred
                   as a director, officer, trustee,         in connection with a third-party
                   employee or agent of another             action, other than a derivative
                   corporation, partnership, joint          action, and against expenses
                   venture, sole proprietorship, trust      actually and reasonably incurred
                   or other enterprise, against his or      in the defense or settlement of a
                   her reasonable expenses, including       derivative action, provided that
                   counsel fees, in connection with         there is a determination that the
                   any pending, threatened or               individual acted in good faith
                   completed proceeding by or in the        and in a manner reasonably
                   right of the corporation to procure      believed to be in or not opposed
                   a judgment in its favor which            to the best interests of the
                   involves the person by reason of         corporation. Such determination
                   his or her corporate agent status,       shall be made, in the case of an
                   if he or she acted in good faith         individual who is a director or
                   and in a manner he or she                officer at the time of such
                   reasonably believed to be in or not      determination:
                   opposed to the best interests of
                   the corporation. However, a              o by a majority of the
                   corporation may not indemnify a            disinterested directors, even
                   person who has been adjudged to be         though less than a quorum;
                   liable to the corporation, unless,
                   and only to the extent that the          o by a committee of such
                   Superior Court of New Jersey or the        directors designated by a
                   court in which the proceeding was          majority vote of such directors,
                   brought determines that, despite           even though less than a quorum;
                   the adjudication of liability but
                   in view of all the circumstances of      o by independent legal counsel,
                   the case, the person is fairly and         regardless of whether a quorum of
                   reasonably entitled to indemnity for       disinterested directors exists; or
                   those expenses that the court shall
                   deem proper. In connection with          o by a majority vote of the
                   any other proceeding, a corporation        shareholders, at a meeting at
                   may indemnify the person against           which a quorum is present.
                   his or her reasonable expenses and
                   liabilities in connection with any such
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
------------------------------------------------------------------------------------------------------
                   proceeding if he or she acted in         Without court approval, however, no
                   good faith and in a manner he or         indemnification may be made in
                   she reasonably believed to be in or      respect of any derivative action in
                   not opposed to the best interests        which such individual is adjudged
                   of the corporation, and, with            liable to the corporation.
                   respect to any criminal proceeding,
                   he or she had no reasonable cause        The DGCL requires indemnification
                   to believe his or her conduct was        of directors and officers for
                   unlawful. The NJBCA requires that a      expenses relating to a successful
                   corporation indemnify these persons      defense on the merits or otherwise
                   against expenses to the extent the       of a derivative or third-party
                   person has been successful on the        action.
                   merits or otherwise in any of the
                   foregoing proceedings or in the          NMBT's Restated Certificate of
                   defense of any claim, issue or           Incorporation provides that NMBT
                   matter and provides that a court         shall have the power of
                   may order such indemnification.          indemnification provided under the
                                                            DGCL.
                   Summit's By-Laws provide that
                   corporate agents, which term             The DGCL provides that a
                   includes directors, officers and         corporation's certificate of
                   employees, of Summit shall be            incorporation may include a
                   indemnified and held harmless by         provision limiting the personal
                   Summit to the fullest extent             liability of a director to the
                   authorized by the laws of the State      corporation or its shareholders for
                   of New Jersey against expenses and       monetary damages for breach of
                   liabilities arising in connection        fiduciary duty as a director.
                   with actions performed by the            However, no such provision can
                   corporate agent on behalf of             eliminate or limit the liability of
                   Summit. Summit's By-Laws permit it       a director for:
                   to maintain insurance for corporate
                   agents against liabilities and           o any breach of the director's duty
                   expenses.                                  of loyalty to the corporation or
                                                              its shareholders;
                   The NJBCA further provides that the
                   certificate of incorporation may         o acts or omissions not in good
                   contain provisions which limit the         faith or that involve intentional
                   personal liability of directors and        misconduct or a knowing violation
                   officers, in whole or in part, to          of the law;
                   the corporation or its shareholders
                   for damages for breach of any duty       o violation of certain provisions
                   owed to the corporation or its             of the DGCL;
                   shareholders, except for acts or
                   omissions:                               o any transaction from which the
                                                              director derived an improper
                   o in breach of the director's or            personal benefit; or
                     officer's duty of loyalty to the
                     corporation or its shareholders,       o any act or omission prior to the
                                                              adoption of such a provision in the
                   o not in good faith or involving a         certificate of incorporation.
                     knowing violation of law, or             NMBT's Restated Certificate of
                                                              Incorporation provides that to the
                   o resulting in receipt by the              extent allowed by the DGCL the
                     person of an improper personal           directors of NMBT shall not be
                     benefit.                                 personally liable in an amount that
                                                              is less than or equal to the amount
                   Summit's Restated Certificate of           of compensation received by the
                   Incorporation contains a provision         director during the year of the
                   of this nature.                            breach.

                   With respect to the foregoing
                   provisions, the NJBCA provides that
                   the duty of loyalty is breached by
                   an act or omission known or
                   believed by a director or officer
                   to be contrary to the best
                   interests of the corporation or its
                   shareholders in connection with
                   matters in which the director or
                   officer has a material conflict of
                   interest.
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
------------------------------------------------------------------------------------------------------
DISSENTERS         Under the NJBCA, unless the              Under the DGCL, shareholders of a
RIGHTS:            certificate of incorporation             constituent corporation in a merger
                   otherwise provides, a dissenting         or consolidation have the right to
                   shareholder of a New Jersey              demand and receive payment of the
                   corporation that is a party to a         fair value of their stock in a
                   consolidation, or that is not the        merger or consolidation. However,
                   surviving corporation in a merger,       except as otherwise provided by the
                   or that is the surviving                 DGCL, shareholders do not have
                   corporation in a merger requiring        appraisal rights in a merger or
                   shareholder approval, has appraisal      consolidation if, among other
                   rights with respect to any shares        things, their shares are:
                   other than:

                   o shares listed on a national            o listed on a national securities
                     securities exchange or held of           exchange or designated as a
                     record by not less that 1,000            national market system security on
                     holders;                                 an inter-dealer quotation system by
                                                              the National Association of
                   o shares in exchange for which,            Securities Dealers, Inc.; or
                     pursuant to the plan of merger or
                     consolidation, the shareholder will    o held of record by more than 2,000
                     receive cash and/or securities           shareholders; and, in each case,
                     which will be listed on a national       the consideration such shareholders
                     securities exchange or held of           receive for their shares in a
                     record by not less than 1,000            merger or consolidation consists
                     holders.                                 solely of:

                   Summit's Restated Certificate of         o shares of stock of the corporation
                   Incorporation contains nothing             surviving or resulting from such
                   which provides otherwise.                  merger or consolidation;

                   Under the NJBCA, unless the              o shares of stock of any other
                   certificate of incorporation               corporation that at the effective
                   provides otherwise, a dissenting           date of the merger or consolidation
                   shareholder in a New Jersey                will be either listed on a national
                   corporation has appraisal rights in        securities exchange, or designated
                   the case of any sale, lease,               as a national market system
                   exchange or other disposition of           security on an inter-dealer
                   all or substantially all of the            quotation system by the NASD or
                   assets of the corporation not in           held of record by more than 2,000
                   the usual or regular course of             shareholders;
                   business as conducted by the
                   corporation except with respect to       o cash in lieu of fractional shares
                   (1) shares listed on a national            of the corporations described in
                   securities exchange or held of             the two immediately preceding
                   record by not less than 1,000              bullet points; or
                   holders, (2) a transaction pursuant
                   to a plan of dissolution of the          o any combination of shares of
                   corporation which provides for the       stock and cash in lieu of
                   distribution of substantially all        fractional shares described in the
                   of its net assets to shareholders        three immediately preceding bullet
                   according to their interests within      points.
                   one year, where the transaction is
                   wholly for cash and/or securities        The DGCL does not provide for
                   which will be listed on a national       appraisal rights in connection with
                   securities exchange or held of           dispositions of assets unless the
                   record by not less than 1,000            corporation's certificate of
                   holders, or (3) a sale pursuant to       incorporation provides otherwise.
                   court order. This rule does not          NMBT's Restated Certificate of
                   apply to certain transfers of            Incorporation does not provide for
                   assets of a wholly owned subsidiary      appraisal rights in these
                   caused by its parent corporation.        circumstances.
------------------------------------------------------------------------------------------------------
CLASS VOTING ON    Under the NJBCA, any class or            The DGCL provides that any class or
MERGER AN          series of shares shall be entitled       series of shares shall be entitled
CONSOLIDATION      to vote as a class if the plan of        to vote as a class or series upon a
                   merger or consolidation contains         proposed amendment to the certificate
                   any provisions that, if contained        of incorporation, whether
                   in a
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
------------------------------------------------------------------------------------------------------
                   proposed charter amendment, would        pursuant to a plan of merger or
                   entitle the class or series to vote      consolidation or otherwise, if such
                   as a class on the amendment.             amendments make certain changes to
                                                            the class or series that adversely
                                                            affect the rights of the holders of
                                                            shares of that class or series.
------------------------------------------------------------------------------------------------------
SHAREHOLDER        While shareholder approval of a          The DGCL has a similar provision
APPROVALS OF       merger or consolidation is               but the percentage threshold is 20%
MERGERS AND        generally required under both the        rather than 40% and is with
CONSOLIDATION      NJBCA and the DGCL, the NJBCA            reference to common stock rather
                   provides that, unless otherwise          than voting or participating stock.
                   provided in the corporation's
                   certificate of incorporation,            Under the DGCL, unless otherwise
                   approval of the shareholders of a        provided in the corporation's
                   surviving corporation in a merger        certificate of incorporation, a
                   is not required if (1) the plan of       merger requiring shareholder
                   merger does not make an amendment        approval must be approved by a
                   of the certificate of incorporation      majority of the outstanding shares
                   of the surviving corporation that        entitled to vote on the merger.
                   would otherwise require shareholder
                   approval, (2) the shares
                   outstanding immediately before the
                   effectiveness of the merger are not
                   changed by the merger, and (3) the
                   number of voting or participating
                   shares outstanding after the
                   merger, after giving effect to the
                   merger, including shares issuable
                   upon conversion of other securities
                   or upon exercise of rights or
                   warrants issued pursuant to the
                   merger, will not exceed by more
                   than 40% the number of voting and
                   participating shares, as the case
                   may be, of the surviving
                   corporation outstanding immediately
                   prior to the merger.

                   Under the NJBCA, unless otherwise
                   provided in the corporation's
                   certificate or articles of
                   incorporation, a merger requiring
                   shareholder approval must be
                   approved by the majority of the
                   votes cast by shareholders entitled
                   to vote on the merger.

                   The NJBCA requires the approval of
                   two-thirds of the voting stock of a
                   corporation not beneficially owned
                   by an "interested shareholder" for
                   some business combinations between
                   the corporation and the interested
                   shareholder.
------------------------------------------------------------------------------------------------------
SHAREHOLDER        Under the NJBCA, a sale of all or        The DGCL also requires board and
APPROVAL OF        substantially all of a corporation's     shareholder approval for a sale of
ASSET SALES        assets outside the regular course of     substantially all of a corporation's
                   business requires the approval of the    assets, with a majority of the
                   board of directors and the               outstanding shares entitled to vote
                   affirmative vote of a majority of        required to approve the sale.
                   the votes cast by shareholders
                   entitled to vote on the question.
                   Summit's Restated Certificate of
                   Incorporation provides
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
------------------------------------------------------------------------------------------------------
                   that Summit's board of directors
                   may sell all the rights, franchises
                   and property of Summit as an
                   entirety with the approval of
                   two-thirds of the outstanding
                   shares.
------------------------------------------------------------------------------------------------------
PROHIBITION ON     Summit's Restated Certificate of         NMBT's Restated Certificate of
PAYMENT OF         Incorporation does not contain a         Incorporation requires, under
GREENMAIL          "green-mail" provision.                  certain circumstances, the
                                                            affirmative vote of holders of
                                                            not less than a majority of the
                                                            outstanding shares of capital
                                                            stock, voting together as a
                                                            class, but excluding any stock
                                                            owned by a holder, directly or
                                                            indirectly, of 3% or more of the
                                                            class of the securities to be
                                                            acquired, before it may,
                                                            directly or indirectly, purchase
                                                            any of its equity securities
                                                            from a holder, directly or
                                                            indirectly, of 3% or more of the
                                                            class of the securities to be
                                                            acquired who has beneficially
                                                            owned such security less than
                                                            two years prior to the date of
                                                            the purchase. No such vote is
                                                            required, however, if NMBT makes
                                                            a transfer or exchange offer to
                                                            a holder, directly or
                                                            indirectly, of 3% or more of the
                                                            class of the securities to be
                                                            acquired and to all other
                                                            shareholders on the same terms
                                                            and conditions and in compliance
                                                            with the federal securities
                                                            laws. Summit's Restated
                                                            Certificate of Incorporation
                                                            does not contain a similar
                                                            provision.
------------------------------------------------------------------------------------------------------
DE FACTO           Under the NJBCA, shareholders have       The DGCL does not contain a
MERGER             the same voting and dissenters           comparable provision.
                   rights as if they were shareholders
                   of a surviving corporation in a
                   merger, if (1) voting shares
                   outstanding or issuable after the
                   transaction exceed by more than 40%
                   of the voting shares outstanding
                   before the transaction or (2)
                   shares entitled to participate
                   without limitation in distributions
                   outstanding or issuable after the
                   transaction exceed by more than 40%
                   the shares outstanding before the
                   transaction.
------------------------------------------------------------------------------------------------------
SHAREHOLDERS       The NJBCA contains certain               DGCL does not contain a comparable
DERIVATIVE         provisions that have the effect of       provision.
ACTIONS            discouraging derivative actions.
                   Specifically, the NJBCA authorizes
                   the court having jurisdiction over
                   the action to award reasonable
                   expenses and attorney's fees to the
                   successful defendants in a
                   derivative action upon a finding
                   that the action was brought without
                   reasonable cause. In addition, the
                   corporation may require the
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
------------------------------------------------------------------------------------------------------
                   plaintiff or plaintiffs to give
                   security for the reasonable
                   expenses, including attorneys'
                   fees, that may be incurred by the
                   corporation or by other named
                   defendants for which the
                   corporation may become legally
                   liable if plaintiff or plaintiffs
                   are holders of less than 5% of the
                   outstanding shares of any class or
                   series of such corporation, or
                   voting trust certificates for any
                   series or class, unless the shares
                   or trust certificates so held have
                   a market value in excess of
                   $25,000.
------------------------------------------------------------------------------------------------------
  SOURCE OF        Under the NJBCA, dividends may not       The DGCL generally provides that a
  DIVIDENDS        be paid if, after giving effect to       corporation, subject to any
                   the dividend, either (1) the             restrictions contained in its
                   corporation would be unable to pay       certificate of incorporation, may
                   its debts as they become due in the      declare and pay dividends out of
                   ordinary course of its business or       surplus or, when no surplus exists,
                   (2) the corporation's total assets       out of net profits for the fiscal
                   would be less than its total             year in which the dividend is
                   liabilities.                             declared and/or the preceding
                                                            fiscal year. Dividends may not be
                                                            paid out of net profits if the
                                                            capital of the corporation is less
                                                            than the amount of capital
                                                            represented by the issued and
                                                            outstanding stock of all classes
                                                            having a preference upon the
                                                            distribution of assets.
------------------------------------------------------------------------------------------------------
INSPECTION OF      Under the NJBCA, a shareholder of        Under the DGCL, any shareholder may
BOOKS AND          record for at least 6 months             inspect the company's stock ledger,
RECORDS            immediately preceding his demand,        a list of its shareholders and its
                   or any holder, or a person               other books and records for any
                   authorized on behalf of a holder,        proper purpose reasonably related
                   of at least 5% of the outstanding        to such person's interest as a
                   shares of any class or series shall      shareholder. A list of shareholders
                   have the right to examine for any        is to be open to the examination of
                   proper purpose the minutes of the        any shareholder, for any purpose
                   proceedings of shareholders and          germane to a meeting of
                   record of shareholders.                  shareholders, during ordinary
                   Furthermore, upon establishing a         business hours, for a period of at
                   proper purpose and receiving a           least 10 days prior to such
                   court order a shareholder may            meeting. The list is also to be
                   examine the books and records of         produced and kept at the place of
                   account, minutes and records of          the meeting during the entire
                   shareholders of a corporation.           meeting, and may be inspected by
                                                            any shareholder who is present.
                   The NJBCA provides for shareholder
                   rights to inspect a shareholder
                   list at a shareholders' meeting
                   similar to those provided by the
                   DGCL.

------------------------------------------------------------------------------------------------------
ANTI-TAKEOVER      New Jersey has adopted a type of         In general, the DGCL prohibits an
STATUTES           anti-takeover statute known as a         interested shareholder of a
                   "business combination" statute.          Delaware corporation (generally
                   Subject to numerous qualifications       defined as a person who owns 15% or
                   and exceptions, the statute              more of a corporation's outstanding
                   prohibits an interested stockholder      voting stock) from engaging in a
                   of a corporation from effecting a        business combination with that
                   business combination with the            corporation for three years
                   corporation for a period of five         following the date such person
                   years after the person becomes an        became an interested shareholder.
                   interested stockholder unless the        The three-year moratorium is not
                   corporation's board shall have           applicable when:
                   approved the
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
------------------------------------------------------------------------------------------------------
                   transaction prior to the                 o prior to the date the shareholder
                   stockholder becoming an interested         became an interested shareholder,
                   stockholder, and, in addition, at          the board of directors of the
                   any time, a business combination           corporation approved either the
                   may only be effected if:                   business combination or the
                                                              transaction that resulted in the
                   o the transaction was approved by          shareholder becoming an interested
                     the corporation's board of               shareholder,
                     directors prior to the stockholder
                     becoming an interested stockholder;    o upon consummation of the
                                                              transaction which resulted in the
                   o the transaction receives the             shareholder becoming an interested
                     approval of two-thirds of the            shareholder, such interested
                     voting stock of the corporation not      shareholder owned at least 85% of
                     beneficially owned by the                the outstanding voting stock of the
                     interested stockholder; or               corporation (excluding shares owned
                                                              by directors who are also officers
                   o the transaction meets certain            of the corporation and by certain
                     minimum financial terms.                 employee stock plans), or

                   An "interested stockholder" is           o on or subsequent to the date that
                   defined to include any beneficial          the shareholder becomes an
                   owner of 10% or more of the voting         interested shareholder, the
                   power of the outstanding voting            business combination is approved by
                   stock of the corporation and any           the board of directors of the
                   affiliate or associate of the              corporation and by the affirmative
                   interested stockholder who within          vote at a meeting of shareholders
                   the prior five-year period has at          of at least two-thirds of the
                   any time owned 10% or more of the          outstanding voting stock entitled
                   voting power.                              to vote thereon, excluding shares
                                                              owned by the interested
                   The term "business combination" is         shareholder.
                   defined broadly to include, among
                   other tranactions:                       These restrictions of the
                                                            DGCL generally do not apply to
                   o the merger or consolidation of         business combinations with an
                     the corporation with the interested    interested shareholder that are
                     stockholder or any corporation that    proposed subsequent to the public
                     after the merger or consolidation      announcement of, and prior to the
                     would be an affiliate or associate     consummation or abandonment of,
                     of the interested stockholder;         certain mergers, sales of 50% or
                                                            more of a corporation's assets or
                   o the sale, lease, exchange,             tender offers for 50% or more of a
                     mortgage, pledge, transfer or other    corporation's voting stock.
                     disposition to an interested
                     stockholder or any affiliate or        The DGCL contains no "other
                     associate of the interested            constituency" provision.
                     stockholder of 10% or more of the
                     corporation's assets, or

                   o the issuance or transfer to an
                     interested stockholder or any
                     affiliate or associate of the
                     interested stockholder of 5% or
                     more of the aggregate market value
                     of the stock of the corporation.

                   The effect of the statute is to
                   protect post-acquisition minority
                   shareholders from mergers in which
                   they will be "frozen out" after the
                   merger, by prohibiting transactions
                   in which an acquiror could favor
                   itself at the expense of minority
                   stockholders. The New Jersey
                   statute does not apply to New
                   Jersey corporations that do not
                   have either their
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                   SUMMIT SHAREHOLDER RIGHTS                NMBT SHAREHOLDER RIGHTS
------------------------------------------------------------------------------------------------------
                   principal executive offices or
                   significant business operations
                   located in New Jersey. Under the
                   NJBCA, a director of a New Jersey
                   corporation, in discharging his or
                   her duties to the corporation, and
                   in determining what he or she
                   reasonably believes to be in the
                   best interest of the corporation
                   may, in addition to considering the
                   effects of any action on
                   shareholders, consider any of the
                   following.

                   o the effects of the action on the
                     corporation's employees, suppliers,
                     creditors and customers;

                   o the effects of the action on the
                     community in which the corporation
                     operates; and

                   o the long-term as well as the
                     short-term interest of the
                     corporation and its shareholders,
                     including the possibility that
                     these interests may best be served
                     by the continued independence of
                     the corporation.

                   Determinations resulting in the
                   rejection of a proposal or offer to
                   acquire the corporation are
                   specifically covered by this
                   provision of the NJBCA.

                                 SUMMIT BANCORP.

DESCRIPTION OF BUSINESS

           Summit commenced operations on October 1, 1970 as a bank holding company registered under the BHC Act. Summit owns three bank subsidiaries and several active non-bank subsidiaries. At September 30, 1999, Summit had total consolidated assets of $36.1 billion on the basis of which it ranked as the largest New Jersey-based bank holding company.

           Summit's bank subsidiaries engage in a general banking business. Summit Bank (New Jersey) is Summit's largest bank subsidiary, accounting for approximately 85.7% of Summit's total consolidated assets at September 30, 1999. Summit's non-bank subsidiaries engage primarily in securities products and services, life, health, property and casualty insurance products and services, venture capital investment, commercial finance lending, lease financing, asset-based lending, letter of credit issuance, data processing and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

           As of September 30, 1999, Summit's bank subsidiaries operated 484 banking offices located in major trade centers and suburban areas in New Jersey, eastern Pennsylvania and southwestern Connecticut. The following table lists, as of September 30, 1999, each bank subsidiary, the number of its banking offices and, in thousands of dollars, its total assets and deposits. All of Summit's bank subsidiaries are state banks and both the New Jersey and Pennsylvania subsidiaries are members of the Federal Reserve System.

                                                      NO. OF BANKING
                                                          OFFICES         TOTAL ASSETS (1)     TOTAL DEPOSITS (1)
LOCATION OF PRINCIPAL OFFICES                         (IN THOUSANDS)       (IN THOUSANDS)        (IN THOUSANDS)
-------------------------                              -------------       ---------------      ----------------
Summit Bank, (New Jersey)........................           366               $30,979,496           $20,969,964
Summit Bank, (Pennsylvania)......................           105                 4,162,130             2,810,205
Summit Bank, (Connecticut).......................            13                   892,729               581,581

-----------
(1) Not adjusted to exclude interbank deposits or other transactions among the subsidiaries.

           Summit is a legal entity separate and distinct from its subsidiaries. There are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to Summit or its nonbank subsidiaries. Under federal law, no bank subsidiary may, subject to limited exceptions, make loans or extensions of credit to, or investments in the securities of Summit or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions.

           In addition, bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to Summit without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects both Summit Bank (New Jersey) and Summit Bank (Pennsylvania), restricts the payment of dividends in any calendar year to the net profit of the current year combined with retained net profits of the preceding two years. Summit Bank (Connecticut), as a Connecticut chartered bank, is subject to a similar restriction. Further, Summit Bank (New Jersey), as a New Jersey state-chartered bank, may declare a dividend only if, after payment, its capital stock would be unimpaired and its surplus would equal at least 50 percent of its capital stock or its surplus would not be reduced. Summit Bank (Pennsylvania), as a Pennsylvania-chartered bank, may declare and pay a dividend only out of accumulated net earnings and only if it has surplus at least equal to its capital and its surplus would not be reduced by payment of the proposed dividend. In addition, under the Federal Deposit Insurance Corporation Improvement Act all institutions are prohibited from paying dividends if after doing so an institution would be undercapitalized. Summit may not pay dividends to its shareholders if after paying any dividends it would be unable to pay its debts as they become due in the usual course of business or its total assets would be less than its total liabilities. At September 30, 1999, the total undistributed net assets of Summit's subsidiary banks were $2.8 billion of which $59.1 million was available under the most restrictive limitations for the payment of dividends to Summit.

RECENT DEVELOPMENTS


On December 31, 1999, Summit entered into a definitive agreement to acquire Meeker Sharkey Financial Group, Inc., an insurance brokerage firm which offers an array of property/casualty products, group health benefits, and retirement plan services. Summit will issue shares of its common stock to effect the acquisition. Summit expects to repur-chase in the open market the number of shares of Summit common stock required to complete the transaction or reissue shares held in treasury, depending on market conditions or other factors.

           On January 19, 2000, Summit reported net income for the year ended December 31, 1999 of $442.6 million as compared with $465.8 million for the year ended December 31, 1998. Net income per diluted share for 1999 was $2.54 as compared with $2.63 for 1998. Net income for 1999 reflected an additional provision for loan losses of $60 million pretax, or $.20 per diluted share, recorded in the third quarter and a restructuring charge of $27.9 million pretax, or $.10 per diluted share, recorded in the fourth quarter, associated with Summit's business realignment. Summit's total assets at December 31, 1999 were $36.4 billion as compared with $33.1 billion at December 31, 1998.


                       DESCRIPTION OF SUMMIT CAPITAL STOCK

           Summit is presently authorized to issue 390,000,000 shares of common stock and 6,000,000 shares of preferred stock, without par value. As of September 30, 1999, there were approximately 174,766,133 shares of Summit common stock outstanding, 2,744,256 shares of Summit common stock held in treasury, 2,000,000 shares of Summit Series S preferred stock designated in Summit's Restated Certificate of Incorporation and reserved for issuance under the Summit shareholder rights plan described below, and no shares of Summit preferred stock outstanding. Pursuant to the NJBCA, Summit's board of directors has authority to set the terms and conditions of the authorized but unissued Summit preferred stock. Summit may issue any authorized Summit common stock and Summit preferred stock without further shareholder vote, unless a shareholder vote is required for a particular transaction by applicable law or New York Stock Exchange rules. Summit common stock is presently listed on the New York Stock Exchange. The issuance of additional Summit common stock or Summit preferred stock, including Summit preferred stock that might be convertible into Summit common stock, may, among other things, affect the earnings per share applicable to existing Summit common stock and the equity and voting rights of existing holders of Summit common stock.


           The following summary is not a complete description of all provisions relating to Summit capital stock and is subject in all respects to the applicable provisions of the NJBCA, Summit's Restated Certificate of Incorporation and Summit's shareholder rights plan.

COMMON STOCK

           The rights of holders of Summit common stock are subject to the preferences as to dividends and liquidation rights and other prior rights, if any, of any class or series of Summit preferred stock that may be issued. The holders of Summit common stock are entitled to one vote for each share with respect to all matters voted upon by shareholders, including the election of directors, and are entitled to receive dividends when, as and if declared by Summit's board of directors out of funds of Summit legally available for the payment of dividends. Shares of Summit common stock do not have cumulative voting rights. Accordingly, at any annual meeting of Summit shareholders, or at any special meeting of shareholders where an election of directors is conducted, the holders of 50 percent plus one of the shares represented at the meeting, provided a quorum is present, can fill all positions on Summit's board of directors that are up for election at that meeting if they so choose. In that event, the holders of the remaining shares will not be able to fill any positions on the board up for election at that meeting. Summit has a classified board of directors, under which approximately one-third of the directors are elected each year.


           In the event of the liquidation of Summit, holders of Summit common stock are entitled to share pro rata in the distribution of Summit's assets available for common shareholders. All shares of Summit common stock are fully paid and nonassessable. No preemptive rights attach to the ownership of Summit common stock and no personal liability is imposed on the holders of common stock by reason of the ownership of those shares. First Chicago Trust Company of New York, a division of Equiserve is the transfer agent, dividend disbursing agent and registrar for the Summit common stock. Summit Bank (New Jersey) is the co-transfer agent.

SHAREHOLDER RIGHTS PLANS

In June, 1999, Summit adopted a shareholder rights plan under which preferred stock purchase rights ("Rights") attached to Summit common stock outstanding as of the close of business on August 16, 1999. The shareholder rights plan adopted in June, 1999 replaced Summit's shareholder rights plan adopted in August, 1989, which expired August 16, 1999. Holders of shares of Summit common stock issued subsequent to August 16, 1999 receive the Rights with their shares. Except as indicated below, each Right entitles the registered holder to purchase from Summit one one-hundredth (1/100) of a share of a series of Summit preferred stock, designated the Series S preferred stock ("Summit Series S Preferred"). The Rights expire on August 31, 2009, and are subject to redemption and amendment in certain circumstances. The Rights trade automatically with shares of Summit common stock and become exercisable only under certain circumstances as described below.

           The Rights are not currently exercisable. In general, the Rights will become exercisable upon the earlier to occur of the following: (1) ten days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the Summit common stock outstanding at that time or voting securities of Summit representing 15% or more of the total voting power of Summit (such person or group becoming an "Acquiring Person", as defined in the rights plan) or (2) ten business days, or such later date as Summit's board of directors may determine, after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Summit common stock or voting securities representing 15% or more of the total voting power of Summit.


           Generally, in the event the Rights become exercisable by virtue of a person or group becoming an Acquiring Person, other than pursuant to an offer for all outstanding shares of Summit common stock and other voting securities that Summit's board of directors determines to be fair to shareholders and otherwise in the best interests of Summit, each Right, other than Rights owned by the Acquiring Person, will entitle the holder to receive, upon exercise of the Right and payment of the exercise price, Summit Series S Preferred having a value equal to two times the exercise price of the Right.

           In the event that the Rights become exercisable and Summit is acquired in a merger or other business combination, or 50% or more of Summit's assets or earning power is transferred in one or a series of transactions, each Right will entitle the holder to receive, upon the exercise of the Right, common stock of the acquiror having a value equal to two times the exercise price of the Right.


           The provisions contained in Summit's Restated Certificate of Incorporation relating to the Series S preferred stock may not be amended in a manner which adversely affects the holders of Series S preferred stock without the affirmative vote of the holders of two-thirds of the outstanding shares of Series S preferred stock.

           The combination of prohibitive dilution of the Acquiring Person's share values and the power of Summit's board of directors to redeem the Rights is intended to encourage potential acquiring persons to negotiate with Summit's board of directors with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

           The foregoing description of the rights plan is not complete and is qualified in its entirety by reference to the terms of the rights plan, which are more fully described in Summit's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 27, 1999.

                                   NMBT CORP.

DESCRIPTION OF BUSINESS

           NMBT was formed in 1997 and is the registered bank holding company for NMBT Bank, a wholly owned subsidiary. NMBT Bank is a state-chartered bank and trust company founded in 1975. NMBT Bank is NMBT's only subsidiary. NMBT's corporate headquarters is located at 55 Main Street, New Milford, Connecticut 06776-2400 (phone number: 860-355-1171).

           NMBT Bank operates primarily as a full-service community financial institution. NMBT Bank offers a wide range of consumer and commercial services to individuals and businesses in western Connecticut. These services include checking accounts, N.O.W. accounts, regular savings accounts, money market accounts, retirement accounts, savings certificates, commercial demand deposit accounts and cash management. NMBT Bank's lending activities include residential and commercial real estate loans, home equity loans and lines of credit, consumer loans, secured and unsecured commercial loans, letters of credit and both consumer and commercial credit card services.

           NMBT Bank serves its market through a network of ten full-service banking offices located in New Milford, Kent, Bridgewater, New Fairfield, Southbury and Danbury. Additionally, NMBT Bank has automated teller machines (ATMs) at all office locations, inside New Milford Hospital and inside two grocery stores in Danbury and Southbury providing customers with convenient 24-hour access to their accounts. NMBT Bank's primary service area includes the towns of New Milford, Kent, Bridgewater, New Fairfield, Southbury and Danbury; its secondary service area includes the towns of Bethel, Brookfield, Middlebury, Newtown, Oxford, Roxbury, Sherman, Warren, Washington and Woodbury.

           NMBT Bank's primary regulator is the State of Connecticut Department of Banking and NMBT's primary regulator is the Federal Reserve Bank. NMBT Bank is authorized to transact general banking business pursuant to the powers set forth in the Connecticut General Statutes.

           NMBT has no subsidiaries or operations other than conventional banking operations.


RECENT DEVELOPMENTS

           On January 19, 2000, NMBT Corp. reported net income for the year ended December 31, 1999 of $3.6 million as compared with $3.2 million for the year ended December 31, 1998. Net income per diluted share for 1999 was $1.31 as compared with $1.15 for 1998. NMBT's total assets at December 31, 1999 were $403.1 million as compared with $380.5 million at December 31, 1998.


                        DESCRIPTION OF NMBT CAPITAL STOCK

GENERAL

           NMBT is authorized to issue 8,000,000 shares of common stock, and 2,000,000 shares of preferred stock. As of September 30, 1999, 2,668,558 shares of NMBT common stock were issued and outstanding. No shares of NMBT preferred stock are currently issued or outstanding.

           The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the DGCL, and NMBT's Amended and Restated Certificate of Incorporation and Bylaws.

           Authorized but unissued shares of NMBT capital stock may be used for various purposes, including stock splits and dividends, potential acquisitions, public offerings, stock option and employee stock plans and dividend reinvestment plans. Authorized but unissued shares of capital stock, or securities convertible into or exchangeable for such capital stock, could also be issued by the board of directors in a manner that could make a change in control more difficult. Under certain circumstances, such shares could be sold privately to purchasers who might support the board of directors in opposing a takeover bid that it determines not to be in the best interest of the shareholders.

           Each holder of NMBT common stock is entitled to one vote for each share held. The shares of common stock do not have cumulative voting rights. Holders of NMBT common stock do not have preemptive rights to subscribe for or purchase shares of any class of capital stock now or hereafter authorized or securities convertible into shares of any class of capital stock.

           Holders of NMBT's common stock are entitled to receive dividends when, as and if declared by the board of directors. Dividends may be declared and paid only out of funds legally available therefore. In the event of liquidation of NMBT, holders of NMBT common stock are entitled to share pro rata in the net assets of NMBT remaining after payment of all amounts due creditors.

                  PROPOSAL II -- ADJOURNMENT OF SPECIAL MEETING

           In the event there are not sufficient votes to constitute a quorum for the special meeting or to approve the merger agreement at the time of the special meeting, the merger agreement could not be approved unless the special meeting was adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by NMBT at the time of the special meeting to be voted for adjournment under these circumstances, NMBT has submitted the question of adjournment to its shareholders as a separate matter for their consideration. In order to approve any adjournment a majority of the shares entitled to vote must be cast in favor of Proposal 2.

           NMBT's board of directors recommends that shareholders vote their proxies FOR the adjournment proposal so that their proxies may be used for purposes of adjourning the special meeting under the circumstances described in the preceding paragraph.

           Properly executed proxies will be voted in favor of adjournment unless otherwise indicated thereon. However, proxies voting AGAINST the merger agreement will not be voted in favor of the adjournment proposal unless the shareholder has voted FOR approval of the adjournment proposal on the proxy card.

                              SHAREHOLDER PROPOSALS

           NMBT shareholders will not be entitled to submit proposals for consideration at the special meeting except to the extent the proposals relate directly to the matters to come before the special meeting as set forth in this Proxy Statement-Prospectus. If the merger is not approved at the special meeting and NMBT subsequently holds its annual meeting for 2000, NMBT shareholders will be entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and NMBT's Bylaws. No date has been set for NMBT's 2000 annual meeting of shareholders.

           Summit's By-Laws provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of Summit not less than 80 and not more than 100 days before the anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after that anniversary date, the notice of a shareholder proposal, to be timely, must be received by the Secretary not later than the close of business on the later of the 80th day prior to the annual meeting or the tenth day following the day on which public announcement of the meeting date is first made. Any notice of a shareholder proposal by a shareholder to the Secretary of Summit must be accompanied by:

           o the name and address of the shareholder who intends to present the proposal for a vote;

           o a representation that the shareholder is a holder of record of shares entitled to vote at the meeting;

           o a description of all agreements, arrangements or understandings between the shareholder and any other shareholder relating to the proposal to be voted on and any financial or contractual interest of either shareholder in the outcome of the vote; and

           o all other information regarding the proposal to be voted on and the shareholder intending to present the proposal for a vote as would be required to be included in a proxy statement soliciting the vote of shareholders in respect of the proposal pursuant to the proxy rules of the Securities and Exchange Commission.

           Summit's board of directors will consider and include in Summit's proxy statement for the 2000 annual meeting of Summit shareholders proposals which meet the regulations of the Securities and Exchange Commission and New Jersey law and which comply with Summit's By-laws. In order to be eligible for inclusion, proposals were required to be addressed to Summit's Secretary and must have been received on or before November 9, 1999.

                                 OTHER MATTERS

NMBT's board of directors is not aware of any business to come before the special meeting other than those matters described in this Proxy
Statement-Prospectus. However, if any other matters should properly come before the special meeting, the proxy holders intend to vote on those matters in accordance with their reasonable business judgment.

                                 LEGAL MATTERS

           The legality of the Summit common stock offered by this Proxy Statement-Prospectus will be passed upon for Summit by Richard F. Ober, Jr., Esq., Executive Vice President, General Counsel and Secretary of Summit. Mr. Ober owns 47,738 shares of Summit common stock and options to purchase 132,034 shares of Summit common stock at a weighted average exercise price of $22.11. Certain federal tax matters will be passed upon for Summit and NMBT by Thompson Coburn, St. Louis, Missouri. Certain legal matters will be passed upon for NMBT by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, Boston, Massachusetts.


                                    EXPERTS

           The consolidated financial statements of Summit Bancorp. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement on Form S-4 ("Registration Statement"), have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by referenced herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

           The consolidated financial statements of NMBT Corp., and subsidiaries as of December 31, 1998 and 1997 incorporated in this Proxy Statement-Prospectus by reference from NMBT's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

           Summit has filed with the Securities and Exchange Commission under the Securities Act the Registration Statement which registers the distribution to NMBT shareholders of the shares of Summit common stock to be issued in connection with the merger. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about Summit and Summit common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the Registration Statement from this Proxy Statement-Prospectus.

           In addition, both Summit and NMBT file reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy this information at the following locations of the Securities and Exchange Commission:

Public Reference Room      New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center          Citicorp Center
Room 1024                  Suite 1300                    500 West Madison Street
Washington, D.C. 20549     New York, New York 10048      Suite 1400
                                                         Chicago, Illinois 60661-2511

           You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

           The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Summit and NMBT, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

           You can also inspect reports, proxy statements and other information about Summit at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and reports, proxy statements and other information about NMBT at the offices of the Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006.

           The Securities and Exchange Commission allows Summit and NMBT to "incorporate by reference" information into this Proxy Statement-Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this Proxy Statement-Prospectus, except for any information that is superseded by information that is included directly in this document.

           This Proxy Statement-Prospectus incorporates by reference the documents listed below that Summit and NMBT have previously filed with the Securities and Exchange Commission. They contain important information about our companies and their financial condition.

SUMMIT SEC FILINGS                                                 PERIOD
------------------                                                  ------
Annual Report on Form 10-K...................................       Year ended December 31, 1998
Reports on Form 8-K .........................................       Reports dated April 27, 1999 and
                                                                    June 16, 1999
Quarterly Report on Form 10-Q and
   Amendment No. 1 to Quarterly Report on
   Form 10-Q (Form 10-Q/A) ..................................       Quarter ended March 31, 1999
   Quarterly Reports on Form 10-Q ...........................       Quarters ended June 30, 1999 and
                                                                    September 30, 1999


           The description of Summit common stock set forth in the Summit Registration Statement on Form 10 filed pursuant to Section 12(b) of the Exchange Act dated August 31, 1970, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

           The description of Summit Preferred Stock Purchase Rights set forth in the Summit registration statement filed under Section 12 of the Exchange Act on Form 8-A on July 27, 1999, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

NMBT SEC FILINGS                        PERIOD
-----------------                       ------
Annual Report on Form 10-K ...........  Year ended December 31, 1998
Reports on Form 8-K ..................  Report dated October 3, 1999
Quarterly Reports on Form 10-Q .......  Quarters ended March 31, 1999,
                                        June 30, 1999 and September 30, 1999


           The following information from NMBT's Annual Report on Form10-K for the fiscal year ended Decemebr 31, 1998 is specifically incorporated by reference into this Proxy Statement Prospects:



                                              PAGE IN NMBT 10-K OR ANNUAL REPORT
SEC REGULATION S-K ITEM                       TO SHAREHOLDERS ("ARS")
-------------------------                     ----------------------------------
Item 101(b - Financial Information
   about Industry Segments.................   Not applicable
Item 101(c)1)(i) - Narrative description
   of business-principal products .........   10-K--pg. 2
Item 101(d) - Financial Information
   about foreign and domestic operations
   and export sales .......................   Not applicable
Item 201 - Market Price and Dividends on
   Common Equity and Related Stockholder
   Matters ................................   ARS--pgs. 19, 20, 35 and 39
Item 301 - Selected Financial Data ........   ARS--pg. 9
Item 302 - Supplemental Financial Data ....   ARS--pg. 39
Item 303 - Management Discussion and
   Analysis of Financial Condition and
   Results of Operations ...................  ARS--pgs. 10-20
Item 304 - Charges In and Disagreements
   with Accountants on Accounting and
    Financial Disclosure ...................  No applicable


           The description of NMBT common stock set forth in the NMBT Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 25, 1997, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

           Summit and NMBT incorporate by reference additional documents that either company may file with the Securities and Exchange Commission between the date of this Proxy Statement-Prospectus and the date of the special meeting. The documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

           You can obtain any of the documents incorporated by reference in this document through Summit or NMBT, as the case may be, or from the Securities and Exchange Commission through the Securities and Exchange Commission's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement-Prospectus. You can obtain documents incorporated by reference in this Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

           SUMMIT BANCORP.                     NMBT CORP.
           Attention: Corporate Secretary      Attention: Corporate Secretary
           301 Carnegie Center                 55 Main Street
           Princeton, NJ 08543                 New Milford, CT  06776
           Telephone: (609) 987-3442           Telephone: (860) 355-1171

           If you would like to request documents, please do so by February 29, 2000 to receive them before the special meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

           We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this Proxy Statement-Prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER dated October 3, 1999 between Summit Bancorp., a New Jersey business corporation ("Summit"), and NMBT CORP, a Delaware corporation ("NMBT").

                              W I T N E S S E T H :

       WHEREAS, the respective boards of directors of Summit and NMBT deem it advisable and in the best interests of their respective shareholders to adopt a plan of reorganization in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended ( "Code") providing for the acquisition of NMBT by Summit on the terms and conditions provided for in this Agreement and Plan of Merger ("Agreement");

       WHEREAS, the Board of Directors of Summit and NMBT have each determined that the reorganization contemplated by this Agreement ("Reorganization") is consistent with, and in furtherance of, their respective business strategies and goals;

       WHEREAS, Summit and NMBT intend on the day after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement ("Option Agreement") attached hereto as Exhibit B; and

       WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain other terms and conditions of the Reorganization.

       NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                               GENERAL PROVISIONS

       Section 1.01.       The Reorganization.

       (a) Upon the  terms  and  subject  to the  conditions  contained  in this
Agreement,   at  the  Effective   Time  (as  defined  at  Section   1.06),   the
Reorganization shall be effected as follows:

              (1) NMBT shall be merged with and into Summit pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") and the Delaware General Corporation Law, as amended ("Delaware Law"); or

              (2) NMBT shall be merged into a wholly owned subsidiary of Summit or a wholly owned subsidiary of Summit shall be merged into NMBT, in either case pursuant to and in accordance with the provisions of, and with the effect provided in, the corporate laws of the jurisdiction of incorporation of each of the constituent corporations in such merger ("Applicable Corporation Laws").

       (b) Summit shall prior to the Effective Time elect the method for carrying out the Reorganization from among those methods set forth at Section 1.01(a) ("Reorganization Election")
and following an election of the Reorganization method provided for at Section 1.01(a)(2) Summit shall (i) cause the wholly owned subsidiary of Summit designated as the constituent corporation in the Reorganization ("Designated Summit Subsidiary") to approve, execute and deliver this Agreement in accordance with all Applicable Corporation Laws, (ii) cause this Agreement to be approved by the sole shareholder of the Designated Summit Subsidiary, (iii) attach as Exhibit A to this Agreement (A) any additional terms and conditions to this Agreement required by Applicable Corporation Laws to effect the Reorganization and other transactions contemplated by this Agreement, (B) the terms and conditions of any agreement or plan of merger required by Applicable Corporation Laws, (C) the date and time that the merger shall be effective or the mechanism for determining the date and time that the merger shall be effective and (D) such other terms and conditions as Summit shall determine in its discretion to be desirable and not contrary to this Agreement or Applicable Corporation Laws regarding the corporate governance of the corporation surviving the merger contemplated by Section 1.01(a), including without limitation terms and conditions governing certificates or articles of incorporation and amendments thereto or restatements thereof, by-laws of the corporation surviving the merger and amendments thereto, and directors and officers of the corporation surviving the merger; provided, however, that no provision of Exhibit A shall (x) alter or change the amount or kind of consideration to be received by NMBT Shareholders (as defined at Section 1.07(c) below) as provided for in this Agreement on the date hereof, (y) adversely affect the tax treatment of the Reorganization Consideration (as defined in Section 1.03(a)(2) below) to be received by NMBT Shareholders or (z) materially impede or delay consummation of the transactions contemplated by this Agreement and (iv) cause the Designated Summit Subsidiary to take all actions appropriate to accomplish the Reorganization and the other transactions contemplated by this Agreement. Exhibit A as so constituted shall constitute a part of this Agreement as fully as if attached hereto on the date hereof without separate execution by Summit or NMBT.

       Section 1.02. Capital Stock of Summit. All shares of the capital stock of Summit issued or issued and outstanding immediately prior to the Effective Time, including the Common Stock, par value $.80 per share, of Summit and the rights attached thereto ("Summit Rights") pursuant to the Rights Agreement dated as of June 16, 1999 between Summit and First Chicago Trust Company of New York, as Rights Agent ("Summit Rights Agreement") (references to "Summit Stock" herein shall mean the Common Stock of Summit with Summit Rights attached thereto), shall be unaffected by the Reorganization and shall remain issued or issued and outstanding, as the case may be, immediately thereafter.

       Section 1.03.       Terms of Conversion of NMBT Capital Stock.

       (a) At the Effective Time, by virtue of the Reorganization and without any action on the part of any shareholder of NMBT:

              (1) All shares of the Common Stock,  par value $0.01 per share, of
NMBT  ("NMBT  Stock")  which   immediately  prior  to  the  Effective  Time  are
beneficially owned either directly, or indirectly through a bank, broker or other nominee, by Summit or a subsidiary of Summit or NMBT or a subsidiary of NMBT (other than NMBT Stock held as a result of foreclosures or debts previously contracted and NMBT Stock held in fiduciary, discretionary and custodial accounts and other representative capacities), if any, or held in the treasury of NMBT, if any, shall be canceled and retired and no cash, securities or other consideration shall be payable or paid or delivered under this Agreement in exchange for such NMBT Stock; and

              (2) Subject to Section 1.03(a)(1), outstanding shares of NMBT Stock held as of the

Effective Time by each NMBT Shareholder shall be converted in accordance with the New Jersey Act and the Delaware Law into the right to receive whole shares of Summit Stock and cash in lieu of fractional shares of Summit Stock as follows: the aggregate number of shares of NMBT Stock held by each NMBT Shareholder shall be multiplied by the Exchange Ratio (as defined at Section 1.03(c) below) and (i) a NMBT Shareholder shall become entitled to receive whole shares of Summit Stock pursuant to this Section 1.03(a)(2) equal in number to the whole number which results from the foregoing multiplication, and (ii) an NMBT Shareholder shall become entitled to receive cash pursuant to this Section 1.03(a)(2) in lieu of a fractional share of Summit Stock, if any, equal in amount to the product obtained by multiplying the fraction, if any, which results from the foregoing multiplication by the closing price of one share of Summit Stock on the New York Stock Exchange ("NYSE") Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by NMBT and Summit) on the last trading day ending prior to the Effective Time ("Cash In Lieu Amount"). (The shares of Summit Stock issuable in accordance with this Section 1.03(a)(2) are sometimes referred to herein as the "Shares"). (The Shares and any Cash In Lieu Amounts payable in the Reorganization, both adjusted as and if necessary in accordance with Section 1.03(b), are sometimes collectively referred to herein as the "Reorganization Consideration").

       (b) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occur other like changes in the outstanding shares of Summit Stock ("Capital Change"), the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Reorganization in exchange for NMBT Stock shall be appropriately adjusted to give effect to the Capital Change.

       (c) The "Exchange Ratio" is hereby defined to be the number determined in accordance with the following provisions of this Section 1.03(c):

              (A) If the Summit Price (as defined at Section 9.02(e)(ii) below) is greater than $37.01563, the Exchange Ratio shall be 0.7024;

              (B) If the Summit Price is equal to or greater than $27.35938 and equal to or less than $37.01563, the Exchange Ratio shall be equal to the quotient obtained by dividing $26.00 by the Summit Price; and

              (C) If the Summit Price is less than $27.35938, the Exchange Ratio shall be 0.9503.

       Section 1.04. Reservation of Summit Stock; Issuance of Shares Pursuant to the Reorganization. Summit shall reserve and make available for issuance to holders of NMBT Stock in connection with the Reorganization, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock to effect the conversion contemplated by Section 1.03 and related terms of this Agreement, which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights. Upon the terms and subject to the conditions of this Agreement, particularly Sections 1.03 and 1.07, Summit shall issue the Shares after the Effective Time to NMBT Shareholders.

         Section 1.05. Exchange Agent Arrangements. Prior to the Effective Time, Summit shall appoint Equiserve - First Chicago Trust Division, or another entity reasonably satisfactory to NMBT, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Reorganization and subject to Sections 1.03 and 1.07, certificates representing whole shares of Summit Stock ("Summit Certificates") and Cash In Lieu Amounts for certificates representing shares of NMBT Stock ("NMBT Certificates") and Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit's obligations to NMBT Shareholders under Section 1.07(c), prior to the time such obligations arise.

       Section 1.06. Effective Time. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(1), the "Effective Time" of the Reorganization shall be the hour and the date specified in the certificate of merger of Summit and NMBT filed with the Secretary of State of the State of New Jersey in accordance with
Section 14A:10-4.1 of the New Jersey Act ("NJ Certificate") and the certificate of merger of Summit and NMBT filed with the Secretary of State of the State of Delaware ("Delaware Certificate") filed in accordance with Section 252 of the Delaware Law, which such hour and date shall be identical in both the NJ Certificate and the Delaware Certificate. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(2), the "Effective Time" of the Reorganization shall be the date and time specified in Exhibit A or determined in accordance with Exhibit A.

       Section 1.07.       Exchange of NMBT Certificates.

       (a) After the Effective Time and subject to Section 1.07(c) below, each NMBT Shareholder (except as provided otherwise in Section 1.03(a)(1) above), upon surrender to the Exchange Agent of all NMBT Certificates registered to the NMBT Shareholder, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such NMBT Shareholder becomes entitled to receive pursuant to Section 1.03(a)(2) and the Cash In Lieu Amount, payable by check, such NMBT Shareholder may become entitled to receive pursuant to Section 1.03(a)(2). Until so surrendered, outstanding NMBT Certificates held by each NMBT Shareholder, other than NMBT Certificates governed by Section 1.03(a)(1), shall be deemed for all purposes (other than as provided below with respect to unsurrendered NMBT Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent only the right to receive the number of whole shares of Summit Stock and the Cash In Lieu Amount, if any, without interest, determined in accordance with Section 1.03(a)(2). Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered NMBT Certificates dividends or other distributions, if any, on Summit Stock declared after the Effective Time; provided, however, that upon the surrender and exchange of NMBT Certificates following a dividend or other distribution on Summit Stock there shall be paid to such NMBT Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior to such surrender and exchange but which were not paid.

       (b) Holders of NMBT Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of NMBT.

       (c) As promptly as practicable, but in no event more than 10 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding NMBT Stock as of the Effective Time ("NMBT Shareholders") (including the address and social security number of and the number of shares of NMBT Stock held by each NMBT Shareholder) from NMBT ("Final Shareholder List"), Summit shall cause the Exchange Agent to send to each NMBT Shareholder instructions and transmittal materials for use in surrendering and exchanging NMBT Certificates for

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the Reorganization Consideration. If NMBT Certificates are properly presented to the Exchange Agent (with proper presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 10 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from NMBT cause the Exchange Agent to cancel and exchange NMBT Certificates for Summit Certificates and Cash In Lieu Amounts, if any; provided, however, that if the Exchange Agent, in order to satisfy its obligations under the Code with respect to the reporting of dividend income to former shareholders of NMBT, must suspend the exchange process provided for in the second sentence of this Section 1.07(c) in order to preserve and report the required reporting information, the 10-day exchange requirement shall be extended 5 business days for exchanges being processed by the Exchange Agent at the commencement of, or which are received during, the period of the suspension.

       (d) At and after the Effective Time there shall be no transfers on the stock transfer books of NMBT of the shares of NMBT Stock which were outstanding immediately prior to the Effective Time.

       Section 1.08. Restated Certificate of Incorporation and By-Laws. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(1): the Restated Certificate of Incorporation of Summit in effect immediately prior to the
Effective  Time  shall  be the  Restated  Certificate  of  Incorporation  of the
corporation surviving the Reorganization ("Surviving Corporation"), except as duly amended thereafter and except to the extent such is deemed by law to be affected by the NJ Certificate; and the By-Laws of Summit in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(2), the certificate or articles of incorporation and by-laws of the Surviving Corporation shall be as set forth in Exhibit A.

       Section 1.09. Board of Directors and Officers. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(1): the Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Summit at the Effective Time; the officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time; and such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or as otherwise provided by law or until their earlier deaths, resignation or removal. In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at
Section 1.01(a)(2), the members of the Board of Directors and the officers of the Surviving Corporation shall be as set forth in Exhibit A.

       Section 1.10.       NMBT Stock Options.

       (a) At the Effective Time, each NMBT Option (as defined in Section 1.10(b) below) shall be deemed to constitute, and shall automatically be converted on the terms set forth in this Section 1.10 into, options to purchase Summit Stock ("Converted Options") and each Converted Option (i) shall immediately vest to the extent the related NMBT Option was vested or as provided in the NMBT Stock Compensation Plan (as defined at Section 2.01(d)(3) below) under which the related NMBT Option was granted and in the stock option agreement by which it was evidenced, and (ii) shall be administered in all material respects in accordance with the terms and conditions provided for in the NMBT Stock Compensation Plan under which the related NMBT Option was granted and in the stock option agreement by which it was evidenced; provided, however, that the following two revisions shall be made: (A) Converted Options held by any Converted Option holder whose employment with Summit terminates within one year of the Effective Time, other than due to a termination by Summit for cause, shall remain exercisable until the later to occur of the exercisability termination date provided for in the particular Converted Option or the first anniversary of the Effective Date; provided further, however, that no Converted Option may be exercised beyond the expiration date of the particular Converted Option; and (B) Converted Option holders shall have the right, exercisable only for 30 days following the Effective Time, in lieu of exercising all Converted Options then outstanding, to elect to receive from Summit, with respect to all outstanding Converted Options then held by such holders, a cash lump sum representing the aggregate difference between the exercise price of their Converted Options and the Summit Price. The number of shares of Summit Stock which may be purchased upon exercise of a particular Converted Option shall be the number of shares of NMBT Stock which would have been issuable upon exercise in full of the related NMBT Option multiplied by the Exchange Ratio and rounded down to the nearest whole number ("Converted Number"). The exercise price per share of Summit Stock purchasable upon exercise of a Converted Option shall equal the aggregate exercise price that would have been payable upon an exercise in full of the related NMBT Option divided by the Converted Number and rounded up to the nearest ten-thousandth of a dollar. In the event a Capital Change shall occur prior to the Effective Time, an appropriate adjustment shall be made to the terms of the NMBT Options at the time of the foregoing conversion so that Converted Options give effect to the Capital Change. Within 45 days after the receipt by Summit of an accurate and complete list of all holders of NMBT
Options, all information about the NMBT Options and the holders thereof (including the address and social security number of each such holder and a description of the NMBT Options held by such holder specifying, at a minimum, the plan under which issued, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of NMBT Stock subject thereto) and copies of each form of option agreement, warrant agreement or letter agreement entered into between NMBT and a holder of a NMBT Option (all of the foregoing being collectively referred to as the "Final Option List and Materials"), Summit shall issue to the holders of such NMBT Options appropriate instruments confirming the rights of such holders with respect to Summit Stock, on the terms and conditions provided by this Section 1.10, upon surrender of the outstanding instruments representing such NMBT Options; provided, however, that Summit shall not be obligated to issue any such confirming instruments which relate to the issuance of Summit Stock, or issue any shares of Summit Stock, until such time as the shares of Summit Stock issuable upon exercise of Converted Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which such registrations and authorizations Summit shall use its best efforts to effect within 45 days after NMBT shall have delivered to Summit the Final Option List and Materials. Summit shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any Converted Options remain outstanding. Summit shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Summit Stock for delivery upon exercise of Converted Options. Notwithstanding anything in the foregoing to the contrary, NMBT Options intended to qualify as "incentive stock options" under the Code shall be converted into Converted Options in a manner consistent with the preservation of such qualification under the Code.

       (b) For purposes of this Section 1.10, "NMBT Option" is hereby defined to mean an option relating to the purchase of NMBT Stock, and any rights appurtenant thereto including Equity Based Rights (as defined at Section 2.01(d)(2) below), granted under a NMBT Stock Compensation Plan (as defined at
Section 2.01(d)(3) below), outstanding both on the date hereof and at the Effective Time.

       Section 1.11. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of NMBT acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Reorganization or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of NMBT or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of NMBT, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

       Section 1.12. Unclaimed Reorganization Consideration. If, upon the expiration of one year following the Effective Time, Reorganization Consideration remains with the Exchange Agent due to the failure of NMBT Shareholders to surrender and exchange NMBT Certificates for Reorganization Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of NMBT Certificates or take possession of such unclaimed Reorganization Consideration, in which such latter case, NMBT Shareholders who have theretofore failed to surrender and exchange NMBT Certificates shall thereafter look only to Summit for payment of the Reorganization Consideration and the unpaid dividends and distributions on Summit Stock declared after the Effective Time, without any interest thereon. Notwithstanding the foregoing, none of Summit, NMBT, the Exchange Agent or any other person shall be liable to any former holder of shares of NMBT Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

       Section 1.13. Lost NMBT Certificates. In the event any NMBT Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such NMBT Certificate to be lost, stolen or destroyed and the posting by such person of a personal, nonsurety bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such NMBT Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed NMBT Certificate the Reorganization Consideration deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE II.
                     REPRESENTATIONS AND WARRANTIES OF NMBT

       NMBT represents and warrants to Summit as follows (where an item required to be disclosed on a NMBT Schedule is required to be disclosed on one or more additional NMBT Schedules, or where a copy of an item required to be attached to a NMBT Schedule is required to be attached to one or more additional NMBT Schedules, such disclosure or copy need not be provided on more than one NMBT Schedule provided the NMBT Schedules with respect to which the disclosure or copy is required but not provided contain a cross reference to the location of the required disclosure or copy in the NMBT Schedules which is clear and unambiguous):

       Section 2.01.       Organization, Capital Stock.

       (a) Each of NMBT and its nonbank subsidiaries, if any, including any nonbank subsidiaries of Bank (as defined at Section 2.01(e) below), if any (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 10% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned by NMBT or a "subsidiary" of NMBT; the term "indirect" ownership means ownership through a succession of one or more other subsidiaries), all of which are listed, together with their respective states of incorporation and direct and indirect beneficial owners, on NMBT Schedule 2.01(a), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business under the laws of all jurisdictions where it transacts business, except where the failure to be so qualified is not reasonably be expected to have a material adverse effect on (i) the business, results of operations, assets or financial condition of NMBT and its subsidiaries on a consolidated basis, or (ii) the ability of NMBT to perform its obligations under, and to consummate the transactions contemplated by, this Agreement ("NMBT Material Adverse Effect"). However, a NMBT Material Adverse Effect or NMBT Material Adverse Change (as defined at Section 2.03 below) will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Reorganization. Each of NMBT and its nonbank subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

       (b) NMBT is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

       (c) NMBT or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of NMBT's direct and indirect nonbank subsidiaries.

       (d) (1) The authorized capital stock of NMBT consists of 8,000,000 shares of Common Stock, par value $0.01 per share, of which 2,668,558 shares are issued and outstanding as of the date hereof, and 2,000,000 shares of Serial Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding as of the date hereof. All issued and outstanding shares of the capital stock of NMBT and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are nonassessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

              (2) Except as set forth in Section 2.01(d)(1), all Equity Securities (as defined at Section 2.01(d)(4) below) of NMBT and its nonbank subsidiaries outstanding, in existence, the subject of an agreement or reserved for issuance ("Current Equity Securities"), and all rights or entitlements appurtenant to, based upon, derived from or valued based on the performance or value of Equity Securities of NMBT outstanding, in existence, the subject of an agreement or reserved for issuance ("Equity Based Rights") are listed on NMBT
Schedule 2.01(d)(2) and all significant information relating to such Current Equity Securities (other than Common Stock) and Equity Based Rights is listed on NMBT Schedule 2.01(d)(2) including without limitation, where applicable, name of holder, address and relationship to NMBT if not an employee of NMBT or a subsidiary, date of grant, award or issuance, expiration dates, vesting dates, the NMBT Stock Plan (as defined in Section 2.01(d)(3) below) under which granted, awarded or issued, any intended qualification or nonqualification or other status under the Code, those Current Equity Securities or Equity Based Rights granted in tandem with other Current Equity Securities or Equity Based Rights, exercise price, number of shares, valuation formula and performance goals. All Current Equity Securities have been (to the extent such is capital stock or similar equity interest) fully paid, were duly authorized and validly issued, are (to the extent such is capital stock or similar equity interest) nonassessable and have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

              (3) All agreements, contracts, plans and arrangements, whether oral or written or formal or informal, pursuant to which Current Equity Securities or Equity Based Rights were granted, awarded or issued or which provide for the granting, awarding or issuance of Equity Securities or Equity Based Rights or are relevant in any fashion to Current Equity Securities or Equity Based Rights ("NMBT Stock Plan") are listed on NMBT Schedule 2.01(d)(3). All NMBT Stock Plans constituting a compensatory contract, plan or arrangement ("NMBT Stock Compensation Plan"), including all amendments thereto, are separately identified on NMBT Schedule 2.01(d)(3) and have been duly approved by the shareholders of NMBT where required by applicable law.

              (4) "Equity Securities" of an issuer means (i) the capital stock or other equity securities or equity interests of such issuer, (ii) options, warrants, scrip, interests in, rights (including preemptive rights) to subscribe to, purchase or acquire, calls on or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, capital stock or other equity securities or equity interests or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interests of such issuer, and (iii) contracts, commitments, obligations, agreements, understandings or arrangements entitling anyone to acquire from the issuer, or by which such issuer is or may become bound to issue, capital stock or other equity security or equity interest or any security or right convertible into or exchangeable for the capital stock or other equity security or equity interest of such issuer.

       (e) NMBT CORP owns a bank subsidiary named "NMBT" ("Bank"). NMBT CORP owns no bank subsidiary other than Bank ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and is qualified to transact business under the laws of all jurisdictions where it transacts business, except where the failure to be so qualified is not reasonably be expected to have a NMBT Material Adverse Effect. Bank is duly authorized to conduct all activities and exercise all powers of a commercial bank contemplated by the laws of its jurisdiction of organization. Bank is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

       (f) The authorized and outstanding capital stock of Bank is as set forth on NMBT Schedule 2.01(f). NMBT is the holder and beneficial owner of all of the issued and outstanding Equity Securities of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. All Equity Securities of Bank outstanding, in existence, the subject of an agreement or reserved for issuance are described in all material respects on NMBT Schedule 2.01(f).

       (g) All Equity Securities of its direct and indirect subsidiaries beneficially owned by NMBT or a subsidiary of NMBT are held free and clear of any claims, liens, encumbrances or security interests.

       Section 2.02. Financial Statements. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into NMBT's (a) annual report to shareholders for the fiscal year ended December 31, 1998, (b) annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") for the fiscal year ended December 31, 1998 and (c) quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1999 and June 30, 1999 (the "NMBT Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of NMBT and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. The NMBT Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the NMBT Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

       Section 2.03. No Conflicts. Except as set forth on NMBT Schedule 2.03, NMBT and each of its subsidiaries is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by NMBT, or the consummation of the transactions contemplated hereby including the Reorganization by NMBT upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of NMBT or any of its subsidiaries or upon any of the Equity Securities of NMBT or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by NMBT or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

        (i) the certificate or articles of incorporation or articles of association, as appropriate, or by-laws of NMBT or any of its subsidiaries;

        (ii)    any  applicable  law,  statute,  rule,  ruling,   determination,
                ordinance or regulation of or agreement with any governmental or regulatory authority;

        (iii) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

        (iv) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which NMBT or any of its subsidiaries is a party or by which NMBT or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate could reasonably be expected to result in a material adverse change in the business, results of operations, assets or financial condition of NMBT and its subsidiaries, on a consolidated basis, from that reflected in the NMBT Financial Statements as of and for the six months ended June 30, 1999 ("NMBT Material Adverse Change"), or enable any person to enjoin the transactions contemplated hereby.

       Section 2.04. Absence of Undisclosed Liabilities. NMBT and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against NMBT or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the NMBT Financial Statements or disclosed in the notes thereto,
(b) commitments made by NMBT or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to NMBT and its subsidiaries, on a consolidated basis, and (c) liabilities arising in the ordinary course of its business since June 30, 1999, which are not in the aggregate material to NMBT and its subsidiaries, on a consolidated basis. Other than as may be set forth on NMBT Schedule 2.04, neither NMBT nor any of its subsidiaries has, since June 30, 1999, become obligated on any debt due in more than one year from the date of this Agreement in excess of $100,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Home Loan Bank of Boston entered into in the ordinary course of business.

       Section 2.05. Absence of Litigation; Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting NMBT or any of its subsidiaries which materially and adversely affects NMBT and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to NMBT and its subsidiaries, on a consolidated basis, pending or, to NMBT's knowledge, threatened, against or involving NMBT or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of NMBT referred to in Section 2.02. Neither NMBT nor any subsidiary of NMBT is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither NMBT nor any subsidiary of NMBT has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither NMBT nor any subsidiary of NMBT has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recently completed examination of each aspect of NMBT's or a NMBT subsidiary's business nor has NMBT or any subsidiary of NMBT been advised of any significant deficiencies by any such agency in connection with any current examination of either NMBT or a subsidiary of NMBT by any such agency.

       Section 2.06. Brokers' Fees. NMBT has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Advest, Inc. ("Advest"). NMBT Schedule 2.06 consists of true and complete copies of all agreements between NMBT and Advest with respect to the transactions contemplated by this Agreement or similar transactions.

       Section 2.07. Regulatory Filings. All filings made by NMBT and its subsidiaries after December 31, 1995 with the SEC and the appropriate bank regulatory authorities did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC or the Federal bank regulatory agency having securities regulatory jurisdiction, as appropriate. Each of the financial statements (including related notes and schedules thereto) contained in or incorporated by reference into such filings are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of NMBT and its subsidiaries at its respective date or for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. NMBT and its subsidiaries have since December 31, 1995, to the extent legally required, timely made all filings required by the Securities Act and the Exchange Act, Federal and state banking laws and regulations and the rules and regulations of the NASD and any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.

       Section 2.08. Corporate Action. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of NMBT of this Agreement, the Reorganization and the other transactions contemplated hereby in accordance with NMBT's Amended and Restated Certificate Incorporation and the Delaware Law at a meeting of such holders to be duly called and held, NMBT has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of NMBT has taken all action required by law, its Amended and Restated Certificate Incorporation, its By-Laws or otherwise (i) to authorize the execution and delivery of this Agreement and (ii) for shareholders of NMBT to approve this Agreement and the transactions contemplated hereby including the Reorganization by a simple majority of the shares entitled to vote at the meeting held in accordance with Section 4.03. Assuming due execution and delivery by and the enforceability against Summit of this Agreement, this Agreement is a valid and binding agreement of NMBT enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions. The Board of Directors of NMBT in authorizing the execution of this Agreement has determined to recommend to the shareholders of NMBT the approval of this Agreement, the Reorganization and the other transactions contemplated hereby, subject to the proviso appearing in the last sentence of
Section 4.03 hereof.

       Section 2.09. Absence of Changes. There has not been, since June 30, 1999, any NMBT Material Adverse Change. Except as may be set forth in NMBT
Schedule 2.09, neither NMBT nor any of its subsidiaries has since June 30, 1999:
(a) (i) declared, set aside or paid any dividend or other distribution in respect of its Equity Securities, other than dividends from subsidiaries to NMBT or other subsidiaries of NMBT, an ordinary cash dividend to NMBT shareholders of $0.10 per share or less per fiscal quarter and the dividends provided for herein, or, (ii) directly or indirectly purchased, redeemed or otherwise acquired any shares of any Equity Securities; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) made any officers' salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $50,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $50,000; (f) entered into transactions other than in the ordinary course of business which in the aggregate exceeded $100,000; or (g) acquired assets or capital stock of another company of whatsoever amount, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

       Section 2.10. Allowance for Credit Losses. At June 30, 1999 and thereafter the allowances for credit losses of NMBT and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of NMBT's knowledge, the loan and lease portfolios of NMBT in excess of such allowances are collectible in the ordinary course of business. NMBT Schedule 2.10 constitutes a list of all loans and leases made by NMBT or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

       Section 2.11. Taxes and Tax Returns. Neither NMBT nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by NMBT or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Reorganization is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. All amounts required to be withheld have been withheld from employees by NMBT and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. All federal, state and local returns (as defined below) required to be filed have been timely filed by NMBT and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes (as defined below), are accurate, and the amounts shown thereon to be due and payable, as well as any interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to NMBT or any of its subsidiaries, have been paid in full or adequate provision therefor has been included on the books of NMBT or its appropriate subsidiary. Other than franchise tax returns filed by NMBT with the State of Delaware, neither NMBT nor any of its subsidiaries is required to file tax returns with any state other than the State of Connecticut. Provision has been made on the books of NMBT or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by NMBT or any of its subsidiaries in future periods in respect of transactions, sales or services occurring or performed prior to the date of this Agreement. Neither the Internal Revenue Service ("IRS") nor the State of Connecticut has audited any income tax returns of NMBT or its subsidiaries. Neither NMBT nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of Connecticut. NMBT is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither NMBT nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, claims, assessments, examinations, notices of deficiency, demands for taxes, refund litigation, proceedings, audits or proposed deficiencies pending or, to NMBT's knowledge, threatened against NMBT or any of its subsidiaries, including a claim or assessment by any authority in a jurisdiction where NMBT or any of its subsidiaries do not file tax returns and NMBT or any such subsidiary is subject to taxation, and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither NMBT nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by NMBT or any of its subsidiaries, and neither NMBT nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. NMBT and its subsidiaries have complied in all material respects with all requirements relating to information reporting, including tax identification number reporting, and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

       For purposes of this Agreement, "taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto; and "return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to taxes.

       Section 2.12. Properties. NMBT has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the NMBT Financial Statements (except individual properties and assets disposed of since June 30, 1999 in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the NMBT Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of NMBT and its subsidiaries on a consolidated basis. NMBT and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a NMBT Material Adverse Effect, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of NMBT and its subsidiaries, on a consolidated basis.

       Section 2.13. Condition of Properties; Insurance. All real and tangible personal properties owned or leased by NMBT or any of its subsidiaries are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform (as to owned properties only) in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by NMBT or such subsidiary subject to exceptions which are not, in the aggregate, material to NMBT and its subsidiaries, on a consolidated basis. NMBT and each of its subsidiaries maintains insurance (with companies which, to the best of NMBT's knowledge, are approved by all appropriate state insurance regulators to sell such insurance where purchased by NMBT) against loss relating to such properties and such other risks as companies engaged in similar business located in Connecticut, would, in accordance with good business practice, be customarily insured in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect NMBT and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on NMBT Schedule
2.13. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1994, neither NMBT nor any of its subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request) nor has NMBT or any subsidiary received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all insureds.

       Section 2.14.       Contracts.

       (a) Except as set forth in NMBT Schedule 2.14(a), neither NMBT nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $50,000.

       (b) Except as set forth in NMBT Schedule 2.14(b), neither NMBT nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral: (i) employment or severance contract (including, without limitation, any NMBT bargaining contract or union agreement) or other agreement with any director or any officer or other employee of NMBT or any subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving NMBT or any of its subsidiaries of the nature contemplated by this Agreement which is not terminable without penalty by NMBT or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $50,000 for any one project or in excess of $100,000 in the aggregate for all projects; (iii) contract or commitment whether for the purchase of materials or supplies or for the performance of services involving consideration in excess of $50,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property, other than to sell OREO property, involving consideration in excess of $50,000; (v) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) agreement containing covenants that limit the ability of NMBT or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which NMBT (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency), (vii) agreement which by its terms limits the payment of dividends by NMBT or any of its subsidiaries, (viii) contract (other than this Agreement) limiting the freedom of NMBT or its subsidiaries to engage in any type of banking or bank-related business permissible under law; (ix) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code or (x) any other contract material to the business of NMBT and its subsidiaries, on a consolidated basis, and not made in the ordinary course of business.

       (c) Neither NMBT nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of NMBT, is materially adverse, onerous, or harmful to any aspect of the business of NMBT and its subsidiaries, on a consolidated basis.


       Section 2.15.       Pension and Benefit Plans.

       (a) Neither NMBT nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan maintained after December 31, 1995, except employee pension benefit plans listed in NMBT Schedule 2.15(a) (individually a "NMBT Pension Plan" and collectively the "NMBT Pension Plans"). In its present form each NMBT Pension Plan complies in all material respects with all applicable requirements under ERISA and the Code (except for amendments, if any, required by legislative or regulatory changes but for which the applicable remedial amendment period has not yet expired). Each NMBT Pension Plan which is intended to be qualified and exempt under Sections 401(a) and 501(a) of the Code, and the trust created thereunder, are so qualified and exempt and NMBT or the subsidiary whose employees are covered by such NMBT Pension Plan has received from the IRS a determination letter or opinion letter to that effect and such determination letter or opinion letter may still be relied on. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption (other than the failure of NMBT or a NMBT subsidiary, or prototype plan sponsors, if applicable, to adopt amendments, if any, required by legislative or regulatory changes but for which the applicable remedial amendment period has not yet expired). Each NMBT Pension Plan has been administered and communicated to the participants and beneficiaries in accordance with its terms and ERISA, except for defects, failures or omissions in administration or operation that could not reasonably be expected to result in a material adverse effect. No employee or agent of NMBT or any subsidiary whose employees are covered by a NMBT Pension Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such NMBT Pension Plan's qualification and the associated trust's exemption (other than the failure to adopt amendments, if any, required by legislative or regulatory changes but for which the applicable remedial amendment period has not yet expired) or impose any material liability or material penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due under such NMBT Pension Plan in a manner that could reasonably be expected to result in a material liability being imposed on NMBT or any NMBT subsidiary. No NMBT Pension Plan is currently or has at any time after December 31, 1995 been subject to
Section 412 of the Code or Title IV of ERISA. To NMBT's knowledge, no person has engaged in any prohibited transaction involving any NMBT Pension Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending, or to NMBT's knowledge, threatened claims (other than routine claims for benefits) against the NMBT Pension Plans or any fiduciary thereof which would subject NMBT or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications relating to any NMBT Pension Plan which have been required to be made to the participants and beneficiaries, the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which NMBT is a member and which is under common control within the meaning of Section 414 of the Code. Neither NMBT nor any of its subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

There are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which NMBT or any of its subsidiaries or ERISA Affiliates has any obligation to contribute. No NMBT Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. There has been no change in control of any NMBT Pension Plan.

       (b)  All  bonus,  deferred  compensation,   profit-sharing,   retirement,
pension,  stock  option,  stock  award  and stock  purchase  plans and all other employee benefit, health and welfare plans, arrangements or agreements, including without limitation the NMBT Stock Compensation Plans and medical, major medical, disability, life insurance or dental plans covering employees generally, other than the NMBT Pension Plans, maintained by NMBT or any of its subsidiaries with an annual cost in excess of $50,000 (collectively "NMBT Benefit Plans") are listed in NMBT Schedule 2.15(b) (unless already listed in NMBT Schedule 2.15(a) or NMBT Schedule 2.01(d)(3)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The NMBT Benefit Plans have been administered and communicated to the participants and beneficiaries in accordance with their terms and ERISA, except for defects, failures or omissions in administration or operations that could not reasonably be expected to result in a material adverse effect. No employee or agent of NMBT or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure, a participant or beneficiary or a nonparticipating employee has been denied benefits properly due under the NMBT Benefit Plans in a manner that could reasonably be expected to result in a material liability being imposed on NMBT or any NMBT subsidiary. There are no pending, or to NMBT's knowledge, threatened claims (other than routine claims for benefits) against the NMBT Benefit Plans which would subject NMBT or any of its subsidiaries to a material liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures relating to the NMBT Benefit Plans required to be made to the participants and beneficiaries, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects.

       (c) There is no pending or, to NMBT's knowledge, threatened litigation, administrative action or proceeding relating to any NMBT Benefit Plan or NMBT Pension Plan. There has been no announcement or commitment by NMBT or any subsidiary of NMBT to create an additional NMBT Benefit Plan or NMBT Pension Plan, or to amend a NMBT Benefit Plan or NMBT Pension Plan, except for amendments required by applicable law, which would materially increase the cost of such NMBT Benefit Plan or NMBT Pension Plan. Except for any plans or amendments expressly described on NMBT Schedule 2.01(d)(3), NMBT Schedule 2.15(a) or NMBT Schedule 2.15(b), NMBT and its subsidiaries do not have any obligations for post-retirement or post-employment benefits under any NMBT Benefit Plan (exclusive of any coverage mandated by the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA") or any similar state law that cannot be amended or terminated upon more than sixty (60) days' notice without incurring any liability thereunder. NMBT Schedule 2.15(c) consists of the following with respect to each NMBT Benefit Plan and NMBT Pension Plan, to the extent applicable: (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such NMBT Benefit Plan or NMBT Pension Plan, including all amendments thereto, (C) each trust agreement and insurance contract relating to such plan, including amendments thereto, (D) the most recent summary plan description for such plan, including amendments thereto, if the plan is subject to Title I of ERISA, and
(E) the most recent determination letter issued by the IRS if such plan is qualified under Section 401(a) of the Code.

       Section 2.16. Fidelity Bonds. Since December 31, 1992, NMBT and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since December 31, 1992, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, an amount equal to the deductible in effect with respect to the claim, which such deductible did not exceed $150,000) and neither NMBT nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither NMBT nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to NMBT's and its subsidiaries' past claim experience.

       Section 2.17. Labor Matters. Hours worked by and payment made to employees of NMBT and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from NMBT and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of NMBT or its appropriate subsidiary. NMBT is in compliance in all material respects with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to NMBT bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to its knowledge threatened with respect to NMBT or any of its subsidiaries. Since December 31, 1994, no employee of NMBT or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances which could constitute a material claim, suit, action, complaint or proceeding likely to result in a material liability. No employees of NMBT or any of its subsidiaries are unionized nor has union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving NMBT pending with, or, to the knowledge of NMBT, threatened by, any labor organization or group of employees of NMBT.

       Section 2.18. Books and Records. The minute books of NMBT and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings of the shareholders and of the boards of directors and committees thereof and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of NMBT and each of its subsidiaries fairly and accurately reflect the transactions to which NMBT and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

       Section 2.19. Concentrations of Credit. No customer or affiliated group of customers (a) is owed by NMBT or any subsidiary of NMBT an aggregate amount equal to more than 5% of the shareholders' equity of NMBT or such subsidiary (including deposits, other debts and contingent liabilities) or (b) owes to NMBT or any of its subsidiaries an aggregate amount equal to more than 5% of the shareholders' equity of NMBT or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

       Section 2.20. Trademarks and Copyrights. Neither NMBT nor any of its subsidiaries has received information that the manner in which NMBT or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright could be in violation of the asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

       Section 2.21. Equity Interests. Neither NMBT nor any of its subsidiaries owns, directly or indirectly, except for the equity interests of NMBT in Bank and the equity interests disclosed on NMBT Schedule 2.01(a), any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a foreclosure or debt previously contracted. None of the investments reflected in the consolidated balance sheet of NMBT as of June 30, 1999, and none of such investments made by it or any of its subsidiaries since June 30, 1999, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business (including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of NMBT or any of its subsidiaries.

       Section 2.22.       Environmental Matters.

       (a) Except as disclosed on NMBT Schedule 2.22 or as may be disclosed in the Forms 10-K and 10-Q of NMBT referred to in Section 2.02 hereof:

              (1) To NMBT's actual knowledge, and except in compliance with applicable law, no Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by NMBT or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by NMBT or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that NMBT or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

              (2) Except in compliance with applicable law, neither NMBT nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and to NMBT's actual knowledge, and except in compliance with applicable law, no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that NMBT or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

              (3) To NMBT's actual knowledge, no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay NMBT or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

       (b) Neither NMBT nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

       (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $50,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants or contaminants defined as such in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

       Section 2.23. Accounting, Tax and Regulatory Matters. Neither NMBT nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

       Section 2.24.       Interest of Management and Affiliates.

       (a) All loans presently on the books of NMBT or any of its subsidiaries to present or former directors or executive officers of NMBT or any subsidiary of NMBT, or their associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other unfavorable features.

       (b) Except as set forth and described in NMBT Schedule 2.24(b), no present or former officer or director of NMBT or any of its subsidiaries or any Associated Person (as defined in Section 2.24(d) below):

              (1) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of NMBT or any of its subsidiaries except for the normal rights of a shareholder;

              (2) has an agreement, understanding, contract, commitment or pending transaction relating to the purchase, sale or lease of real or personal property, goods, materials, supplies or services, whether or not in the ordinary course of business, with NMBT or any of its subsidiaries ("Insider Agreements");

              (3) has received from NMBT or any of its subsidiaries any commitment, whether written or oral, to lend any funds to any such person;

              (4) is owed any amounts by NMBT or any of its subsidiaries except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of NMBT or such subsidiary, as appropriate, as in effect immediately prior to the date hereof ("Insider Indebtedness").

       (c) The consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) or provision of a benefit becoming due from NMBT or any of its subsidiaries or any successor or assign thereof to any director, officer or employee of NMBT or any of its subsidiaries or any successor or assign of such subsidiary, other than payments and benefits due under the contracts and agreements set forth in NMBT Schedule 2.14(a).

       (d) "Associated Person" means (i) any holder of 10% of more of the outstanding shares of NMBT Stock, (ii) any associate (as "associate" is defined at Rule 14a-1(a) of the SEC) or relative ("relative" for purposes of this
Section 2.24 is defined as any person having a family relationship with the subject person, as family relationship is defined in the Instruction to Paragraph 401(d) of Regulation S-K of the SEC) of a present or former director or executive officer of NMBT or any of its subsidiaries, (iii) any entity controlled, directly or indirectly, individually or in the aggregate, by any present or former director or executive officer of NMBT or any of its subsidiaries or any relative or associate of any of such persons and (iv) any entity 25% or more or the equity interests of which are owned individually or in the aggregate by any present or former director or executive officer of NMBT or any of its subsidiaries or any relative or associate of any of such persons.

       Section 2.25 Registration Obligations. Neither the NMBT nor any of its subsidiaries is under any contractual obligation, contingent or otherwise, to register any of its securities under the Securities Act.

       Section 2.26 Corporate Documents. The articles or certificate of incorporation and by-laws, as amended to date, of NMBT and of each of its subsidiaries previously provided to Summit constitute true and complete copies of all articles or certificates of incorporation and by-laws, as amended to date, which are currently in full force and effect for NMBT and of each of its subsidiaries.

       Section 2.27 Community Reinvestment Act Compliance. NMBT and its subsidiaries are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of their last completed examination. As of the date of this Agreement, NMBT has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause NMBT or any subsidiary to fail to be in substantial compliance with such provisions.

       Section 2.28 Business of NMBT. Since June 30, 1999, NMBT has conducted its business only in the ordinary course. For purposes of the foregoing, NMBT has not, since June 30, 1999, controlled expenses through (i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of NMBT, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or (vii) extraordinary reduction or deferral of ordinary or necessary expenses.

       Section 2.29        Interest Rate Risk Management Instruments.

       (a) Set forth on NMBT Schedule 2.29(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements, and other interest rate risk management arrangements to which NMBT or any of its subsidiaries is a party or by which any of their properties or assets may be bound.

       (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which NMBT or any of its subsidiaries is a party or by which any of their properties or assets may be bound were entered into the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations and policies of regulatory authorities and with counterparties believed, at the time entered into and at the date of this Agreement, to be financially responsible and are legal, valid and binding obligations of NMBT or a subsidiary and are in full force and effect. NMBT and each of its subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

       Section 2.30. Takeover Laws; Dissenters' Rights. NMBT has taken all action required to be taken by it in order to exempt this Agreement, the Option Agreement and the transactions contemplated by each from, and this Agreement, the Option Agreement and the transactions contemplated by each are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "control transaction", business combination" or other antitakeover
(i) laws and regulations of the State of Delaware, or (ii) provisions in the Amended and Restated Certificate of Incorporation or By-Laws of NMBT. Holders of NMBT Stock do not have dissenters' or appraisal rights in connection with the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

       Section 2.31. Year 2000 Compliant. To the best knowledge of NMBT, all material computer software and hardware owned or licensed by NMBT or any of its subsidiaries is, or NMBT has taken all required steps to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and databases. All material computer software owned or licensed by NMBT is, or NMBT has taken steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all such computer software will be, designed to be used prior to, during and after the calendar year 2000 AD and such software will operate during each such time period, without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.


                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

       Summit represents and warrants to NMBT as follows:

       Section 3.01.       Organization, Capital Stock.

       (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of (i) 390,000,000 shares of Common Stock, par value $.80 per share, with the Summit Rights attached thereto pursuant to the Rights Agreement, of which 177,061,084 shares were issued and outstanding as of August 1, 1999 and (ii) 6,000,000 shares of Preferred Stock, each without par value, of which no shares are issued and outstanding and 1,500,000 shares of Series R Preferred Stock are reserved for issuance as of the date hereof

       (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified could reasonably be expected to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Effect"). However, a Summit Material Adverse Effect or Summit Material Adverse Change (as defined at Section 3.03) will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting financial institutions or their holding companies generally or from charges or expenses incident to the Reorganization. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in, except where the failure of such would not have a Summit Material Adverse Effect. Summit and its bank subsidiaries have each complied with all applicable laws, regulations and orders except where the failure to so comply would not have a Summit Material Adverse Effect. Summit is duly registered as a bank holding company under the BHCA.

       (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding Equity Securities of its bank subsidiaries. There are no Equity Securities of Summit outstanding, in existence, the subject of an agreement, or reserved for issuance, except as set forth at Section 3.01(a) and except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan, 1993 Incentive Stock and Option Plan, 1999 Non-Executive Option Plan and Series R Preferred Stock issuable pursuant to the Summit Rights Agreement.

       (d) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

       (e) Each bank subsidiary of Summit is duly authorized to conduct all activities and exercise all powers of a commercial bank or savings bank contemplated by the laws of its jurisdiction of organization. Each such bank subsidiary is an insured bank as defined in the Federal Deposit Insurance Act.

       Section 3.02. Financial Statements. The financial statements (and related notes and schedules thereto) contained in or incorporated by reference into Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1998, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1998 and (c) quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended March 31, 1999 and June 30,

1998 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date or for the period to which it relates, except as may otherwise be described therein and except that, in the case of unaudited statements, no consolidated statements of changes in stockholders' equity are included. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

       Section 3.03. No Conflicts. Summit is not in violation or breach of or default under, and has received no notice of violation, breach, revocation or threatened or contemplated revocation of or default or denial of approval under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Reorganization by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, on a consolidated basis, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

       (i)   the Restated Certificate of Incorporation or the By-Laws of Summit;

       (ii) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

       (iii) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

       (iv) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which Summit is a party or by which Summit or any of its assets or properties are bound or committed, the consequences of which would be a material adverse change in the business, results of operations, assets or financial condition of Summit and its subsidiaries, on a consolidated basis, from that reflected in the Summit Financial Statements as of and for the six months ended June 30, 1999 (a "Summit Material Adverse Change"), or enable any person to enjoin the transactions contemplated hereby.

       Section 3.04. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, on a consolidated basis, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, on a consolidated basis, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof.

       Section 3.05. Regulatory Filings. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1995 with the SEC and appropriate bank regulatory authorities did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has since December 31, 1995 timely made all filings required by the Securities Act and the Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC or the Federal bank regulatory agency having securities regulatory jurisdiction, as appropriate. Each of the financial statements (including related notes and schedules thereto) contained in or incorporated by reference into such filings are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein and except that in the case of unaudited statements, no consolidated statements of changes in stockholders equity is included.

       Section 3.06.       Corporate Action.

       (a) Assuming due execution and delivery by NMBT, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Reorganization or the transactions contemplated by this Agreement is not required by applicable law. Assuming due execution and delivery by and the enforceability against NMBT of this Agreement, this Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

       (b) In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the Designated Summit Subsidiary will prior to Closing (i) have the corporate power and be duly authorized by all necessary corporation action to execute, deliver and perform this Agreement and
(ii) the Board of Directors and sole shareholder of the Designated Summit Subsidiary will have taken all action required by law, its certificate or articles of incorporation and by-laws and otherwise to authorize the execution and delivery of this Agreement and to approve this Agreement and the transactions contemplated hereby including the Reorganization. Assuming due execution and delivery by and the enforceability against each of the other parties hereto, this Agreement will be a valid and binding agreement of the Designated Summit Subsidiary enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally or institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation, or the affiliates of such institutions.

       Section 3.07. Absence of Changes. There has not been, since June 30, 1999, any Summit Material Adverse Change and there is no matter or fact known to Summit which may result in any such Summit Material Adverse Change in the future.

       Section  3.08   Absence  of   Undisclosed   Liabilities.   There  are  no
liabilities, whether contingent or absolute, direct or indirect, or loss contingencies (as defined in Statement of Financial Accounting Standards No. 5) other than (a) disclosed in the Summit Financial Statements or disclosed in the notes thereto, (b) commitments made by Summit or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis, and (c) liabilities arising in the ordinary course of its business since June 30, 1999 which are not in the aggregate material to Summit and its subsidiaries, on a consolidated basis.

       Section 3.09. Allowance for Credit Losses. At June 30, 1999 and thereafter, the allowances for credit losses of Summit and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding, and to the best of Summit's knowledge, the loan and lease portfolios of Summit and its subsidiaries in excess of such allowances are collectible in the ordinary course of business.

       Section 3.10. Accounting, Tax and Regulatory Matters. Neither Summit nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

       Section 3.11. Community Reinvestment Act Compliance. Summit and its subsidiaries are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of their last completed examination. As of the date of this Agreement, Summit and its subsidiaries have not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Summit or any bank subsidiary to fail to be in substantial compliance with such provisions.

        Section 3.12. Year 2000 Compliant. To the best knowledge of Summit, all computer software and hardware owned or licensed by Summit or any of its subsidiaries is, or Summit has taken or is taking all required steps to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and databases, except where the failure to be so compliant would not have a Summit Material Adverse Effect. All computer software owned or licensed by Summit is, or Summit has taken steps or is taking steps (including obtaining warranties from the vendors thereof in respect of compliance) to ensure that all computer software will be designed to be used prior to, during and after the calendar year 2000 AD and that such software will operate during each such time period, without error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century, except where the failure to be so designed or to so operate would not have a Summit Material Adverse Effect.


                                   ARTICLE IV.
                                COVENANTS OF NMBT

       NMBT hereby covenants and agrees with Summit that:

       Section 4.01. Preparation of Registration Statement and Applications for Required Consents. NMBT will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued as Reorganization Consideration and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by NMBT to solicit shareholders of NMBT for approval of the Reorganization. In connection therewith, NMBT will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning NMBT, deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the Proxy-Prospectus). NMBT will cooperate with Summit and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the BHCA of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Reorganization that would not have a Summit Material Adverse Effect following the Reorganization (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide NMBT and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of NMBT and its counsel before making any such filing or application, and Summit will provide NMBT and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. NMBT covenants and agrees that all information furnished by NMBT for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications to appropriate regulatory agencies for approval of the Reorganization will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and together with all information furnished by NMBT to Summit pursuant to this Agreement or in connection with obtaining Required Consents will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. NMBT will furnish to Advest such information about NMBT reasonably available to it as Advest may reasonably request for purposes of the opinion referred to in Section 8.07.

       Section 4.02. Notice of Adverse Changes. NMBT will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of NMBT contained in this Agreement or the NMBT Schedules or the materials furnished pursuant to the Post-Signing Document List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any NMBT Material Adverse Change, (c) any inability or perceived inability of NMBT to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving NMBT or any of its subsidiaries or assets, which, if determined adversely to NMBT or any of its subsidiaries, would have a NMBT Material Adverse Effect or an adverse material effect on the ability of the parties to timely consummate the Reorganization and the related transactions,
(e)  any  governmental  complaint,  investigation,   hearing,  or  communication
indicating that such litigation or  administrative  proceeding is  contemplated,
(f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by NMBT or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which NMBT or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of NMBT and its subsidiaries on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. NMBT agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

       Section 4.03. Meeting of Shareholders. NMBT will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Reorganization and the transactions contemplated hereby. The meeting of shareholders contemplated by this Section 4.03 will be held as promptly as practicable and, in connection therewith, will comply with the Delaware Law and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, NMBT shall mail the Proxy-Prospectus to NMBT shareholders and use its best efforts to obtain shareholder approval of this Agreement, the Reorganization and the transactions contemplated hereby; provided, however, that no director of NMBT shall be obligated to take an action under this Section 4.03 in such person's capacity as a director if such person has been advised in writing by counsel that such action is contrary to the fiduciary duty owed as a director.

       Section  4.04.  Copies of Filings.  Without  limiting the  provisions  of
Section 4.01, NMBT will deliver to Summit, at least 48 hours prior to an anticipated date of filing or distribution or as soon thereafter as practicable, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of NMBT or to the news media or to the public, other than the press releases and other information subject to
Section 10.01.

       Section 4.05. No Material Transactions. Until the Effective Time, NMBT will not and will not allow any of its subsidiaries to, without the prior written consent of Summit:

       (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of NMBT to NMBT or other subsidiaries of NMBT except that NMBT may declare, set aside and pay dividends with record dates and payment dates set in accordance with NMBT's customary and established current practice and, with respect to individual dividends, at a rate at the time of declaration equal to the rate most recently declared by Summit multiplied by 0.7024;

       (b) declare or distribute any stock dividend or authorize or effect a stock split;

       (c) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of NMBT into other subsidiaries of NMBT) or enter into any other transaction not in the ordinary course of the banking business;

       (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except (i) transactions in the ordinary course of business, (ii) transactions not in the ordinary course of business involving not more than $50,000, and (iii) costs and expenses incurred in connection with the Reorganization and other transactions contemplated by this Agreement;

       (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to NMBT and its subsidiaries, on a consolidated basis;

       (f) except as permitted by Schedule 4.05(f), pay any employee bonuses or increase or enter into any agreement to increase the rate of compensation of any employee at the date hereof which is not consistent with past practices and policies and which when considered with all such increases or agreements to increase constitutes an average annualized rate not exceeding four percent (4%);

       (g) create, adopt or modify any employment, termination, severance pension, supplemental pension, profit sharing, bonus, deferred compensation, death benefit, retirement, stock option, stock award, stock purchase or other employee or director benefit or welfare plan, arrangement or agreement of whatsoever nature, including without limitation the NMBT Pension Plans and the NMBT Benefit Plans (collectively, "NMBT Plans"), or change the level of benefits, reduce eligibility, performance or participation standards, increase any payment or benefit under any NMBT Plan;

       (h) distribute, issue, sell, award, grant, permit to become outstanding or enter into any agreement respecting any Equity Securities or any Equity Based Rights except pursuant to the Option Agreement or pursuant to the exercise of director and employee stock options and warrants granted prior to the date hereof under the NMBT Stock Compensation Plans and exercisable and outstanding under the terms of a NMBT Stock Compensation Plan at the date of such exercise;

       (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities or Equity Based Rights, whether pursuant to the terms of such Equity Securities or Equity Based Rights or otherwise, or enter into any agreement providing for any of the foregoing transactions;

       (j) amend its certificate or articles of incorporation or articles of association, as appropriate, charter or by-laws;

       (k) modify, amend or cancel any of its existing material borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Home Loan Bank of Boston or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of NMBT or any of its subsidiaries, on a consolidated basis;

       (l) create, amend, increase, enhance, accelerate the exercisability of, or release or waive any forfeitures, terminations or expirations of or restrictions on any rights, awards, benefits, entitlements, options or warrants under the NMBT Plans including Equity Securities and Equity Based Rights outstanding ;

       (m)  except  as  permitted  by  Schedule   4.05(m),   make  any  employer
contribution to a NMBT Plan which under the terms of the particular plan is voluntary and within the discretion of NMBT to make;

       (n)  make  any  determination  or  take  any  action,   discretionary  or
otherwise,   under  or  with  respect  to  any  NMBT  Plan  other  than  routine administration in accordance with past precedent;

       (o) notwithstanding any other provision of this Agreement, enter into or amend, renew, extend, give any notice or consent with respect to, waive any provision under, or accept any new fees, rates or other costs or charges of whatsoever nature, schedule, exhibit or other attachment under (whether through an action or inaction) any Insider Agreement or any agreement, understanding, contract, commitment or transaction relating to any Insider Indebtedness, except to the extent permitted by Section 4.12 or disclosed in NMBT Schedule 2.24(b);

       (p) other than in the ordinary course of business and in compliance with applicable laws and regulations, enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of NMBT or any of its subsidiaries, any holder of 10% of more of the outstanding shares of NMBT Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. ss.371c and 12 U.S.C. ss.371c-1. For purposes of this Section 4.05(p), "control" shall have the meaning associated with that term under 12 U.S.C. ss.371c; or

       (q) take or fail to take any discretionary action provided for under the terms of any plan or agreement affecting one or more directors or employees or any affiliates of such where the effect of such act or failure to act is or would be to give or confer a right or benefit not existing on the date hereof.

       Section 4.06. Operation of Business in Ordinary Course. NMBT, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that NMBT or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that NMBT will notify and consult with Summit prior to terminating any of the five highest paid employees of NMBT; (d) will use their best efforts to continue to maintain fidelity bonds insuring NMBT and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; and (e) will not change their methods of accounting in effect at June 30, 1999, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ended December 31, 1998, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by NMBT's independent certified public accountants.

       Section 4.07. Further Actions. NMBT will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

       Section 4.08. Cooperation. Until the Effective Time, NMBT will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Reorganization, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its best efforts to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of NMBT or any of its subsidiaries.

       Section 4.09. Copies of Documents. As promptly as practicable, but not later than 30 days after the date hereof, NMBT will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the NMBT Schedules or called for by the list attached hereto as Exhibit C (the "Post-Signing Document List").

       Section 4.10. Applicable Laws. NMBT and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on NMBT or any of its subsidiaries with respect to the Reorganization and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Reorganization.

       Section 4.11. Agreements of Affiliated Shareholders. NMBT agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a writing setting forth the names of those persons (which will include all individual and beneficial ownership of NMBT Stock by such persons and also identifies the manner in which all such beneficially owned shares of NMBT Stock are registered on the stock record books of NMBT) who in the written opinion of counsel to NMBT (which opinion need not be furnished to Summit), constitute all the affiliates of NMBT for the purposes of Rule 145 under the Securities Act (an "NMBT Affiliate"). NMBT agrees to use its best efforts (i) to cause each NMBT Affiliate to enter into an agreement effective upon the execution thereof, satisfactory in form and substance to Summit and (y) substantially in the form of Exhibit D-1 with respect to Affiliates who are directors or officers of

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NMBT or a subsidiary  of NMBT, or (z)  substantially  in the form of Exhibit D-2 with respect to Affiliates who are not directors or officers of NMBT or a subsidiary of NMBT (an "Affiliate Agreement"), and (ii) to furnish such Affiliate Agreements to Summit no later than 5 business days prior to the date of mailing of the Proxy-Prospectus.

       Section 4.12. Loans and Leases to Affiliates. All loans and leases hereafter made by NMBT or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

       Section 4.13. Confidentiality. All information furnished by Summit to NMBT or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Reorganization shall not occur, NMBT and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of NMBT or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by NMBT with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. NMBT shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to: (i) any information which (x) was legally in NMBT's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to NMBT by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, NMBT is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, NMBT may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit in advance to the extent practicable. This Section 4.13 shall survive any termination of this Agreement.

       Section 4.14. Dividends. NMBT will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of NMBT Stock will not be paid two dividends for a single calendar quarter with respect to their shares of NMBT Stock and any shares of Summit Stock they become entitled to receive in the Reorganization or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time. NMBT will notify Summit at least five business days prior to any proposed dividend declaration date.

       Section 4.15. Acquisition Proposals. NMBT agrees that neither NMBT nor any of its subsidiaries nor any of the respective officers and directors of NMBT or its subsidiaries shall, and NMBT shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by NMBT or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement, any Acquisition Proposal (as defined below);

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provided however, that the Board of Directors of NMBT may furnish or cause to be
furnished  nonpublic   information   directly  or  through  its  representatives
concerning an Acquisition Proposal, if such Board of Directors has determined, after having consulted with outside counsel and been advised of its legal rights to the effect, that the failure to provide such nonpublic information would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws, and, provided, further, that NMBT shall first obtain a confidentiality agreement in customary form and containing at least the confidentiality provisions set forth at Sections 4.13 and 5.08. "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving NMBT or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of NMBT or any of its subsidiaries. NMBT will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. NMBT will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, NMBT will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of NMBT or any of its subsidiaries or assets by another
party,  and  will   immediately   deliver  as  soon  as  possible  by  facsimile
transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by NMBT.

       Section 4.16 Tax Opinion Certificates. NMBT shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date), and NMBT shall use its best efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding NMBT Stock (including shares beneficially held) to execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date).

       Section 4.17. Directors' and Officers' Insurance. NMBT and each of its subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies ("D&O Insurance") in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to NMBT. NMBT shall renew any existing D&O Insurance or purchase any "discovery period" D&O Insurance provided for thereunder at Summit's request.

       Section 4.18.       Conforming Entries.

       (a) Notwithstanding that NMBT believes that NMBT and its subsidiaries have established reserves and taken all provisions for possible loan and lease losses required by generally accepted accounting principles and applicable laws, rules and regulations, NMBT recognizes that Summit may have adopted different loan, accrual and reserve policies (including loan classification and levels of reserves for possible loan and lease losses). From and after the date of this Agreement, NMBT and Summit shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of NMBT and its subsidiaries to those policies of Summit, as specified in each case in writing to NMBT, based upon such consultation and as hereinafter provided.

       (b) In addition, from and after the date of this Agreement, NMBT and Summit shall consult and cooperate with each other with respect to determining appropriate accruals, reserves and charges for NMBT to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plan following the Reorganization, as specified in each case in writing to NMBT, based upon such consultation and as hereinafter provided.

       (c) NMBT and Summit shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes NMBT's expenses of the Reorganization and the restructuring charges, if any, related to or to be incurred in connection with the Reorganization.

       (d) With respect to clauses (a) through (c) of this Section 4.18, (i) it is the objective of NMBT and Summit that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with generally accepted accounting principles, and (ii) NMBT shall not be obligated to make a particular conforming entry (A) effecting financial statements as at or for periods ending December 31, 1999 or earlier, or (B) if the particular entry is not capable of being reversed upon a termination of this Agreement or if the entry would have a material adverse effect on NMBT.

       Section 4.19 Cooperation with Policies and Procedures. NMBT, prior to the Effective Time, shall (i) consult and cooperate with Summit regarding the implementation of those policies and procedures established by Summit for its governance and that of its subsidiaries and not otherwise referenced in Section
4.18 of this Agreement, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Summit, conform NMBT's existing policies and procedures in respect thereof, provided that NMBT shall not be required to conform a policy or procedure (y) if such would cause NMBT or any of its subsidiaries to be in violation of any law, rule, regulation or requirement of any governmental regulatory authority having jurisdiction over NMBT or any of its subsidiaries affected thereby, or (z) if such conforming change is not capable of being reversed upon a termination of this Agreement or if the change would have a material adverse effect on NMBT's financial statements.

       Section 4.20 Environmental Reports. NMBT shall disclose to Summit all matters of the types described in Section 2.22 hereof which NMBT would have been required to disclose to Summit on the date hereof if known to NMBT on the date hereof, as such become known to NMBT between the date hereof and the Effective Time. In addition, Summit may at its expense perform, or cause to be performed, a phase one environmental investigation, an asbestos survey, or both of the foregoing, (i) within 90 days following the date of this Agreement, on all real property owned, leased or operated by NMBT or any of its subsidiaries as of the date of this Agreement (but excluding space in retail or similar establishments leased by NMBT for automatic teller machines or leased bank branch facilities where the space leased by NMBT comprises less than 20% of the total space leased to all tenants of such property), and (ii) within 15 days after being notified by NMBT of the acquisition or lease of any real property by it or its subsidiaries after the date of this Agreement, on the real property so acquired or leased (but excluding space in retail or similar establishments leased by NMBT for automatic teller machines or leased bank branch facilities where the space leased by NMBT comprises less than 20% of the total space leased to all tenants of such property). If the results of a phase one investigation (whether requested by NMBT or Summit) indicate, in the reasonable opinion of Summit, that additional investigation is warranted, Summit may at its expense,

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



within 15 days after receipt of the particular phase one report, perform or cause to be performed a phase two investigation on the property or properties deemed by Summit to warrant such additional study or notify NMBT and an environmental consulting firm within 15 days after the receipt of the particular phase one report that the environmental consulting firm should promptly commence a phase two investigation. If the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as reasonably recommended by phase one or phase two investigation reports (without regard to who requested such reports) or as may be prudent in light of serious life, health or safety concerns), if any, is in the aggregate in excess of $1,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty, Summit shall have the right pursuant to Section 9.02(d)(3) of this Agreement to terminate this Agreement.

       Section 4.21        [Reserved]

       Section 4.22. Dividend Equivalency. In the event the number determined pursuant to Section 1.03(c) to be the Exchange Ratio is greater than the multiplier set forth at Section 4.05(a), shareholders of record of NMBT at the Effective Time shall become entitled to receive a cash payment per share of NMBT Stock held by them at the Effective Time equal in amount to the difference between (i) the dividends per share NMBT would be able to pay pursuant to
Section 4.05(a) if the multiplier stated therein were such number, and (ii) the dividends per share actually paid by NMBT pursuant to Section 4.05(a). Any payment which NMBT shareholders may become entitled to receive pursuant to this
Section 4.22 shall be distributed by Summit simultaneously with the distribution of the Reorganization Consideration provided for in Article I.


                                   ARTICLE V.
                               COVENANTS OF SUMMIT

       Summit hereby covenants and agrees with NMBT that:

       Section 5.01. Approvals and Registrations. Based on such assistance and cooperation of NMBT as Summit shall reasonably request, Summit will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Reorganization, and (c) with the NYSE, an application for the listing of the shares of Summit Stock issuable upon the Reorganization, subject to official notice of issuance, and (d) with any state regulatory authority having jurisdiction over the Reorganization, applications for such consents or approvals as may be required for consummation of the transactions contemplated by this Agreement, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by NMBT Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC and the Federal Reserve Board and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will use its reasonable best efforts to seek the effectiveness of the Registration Statement. Summit will

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



furnish to Advest such information about Summit reasonably available to it as Advest may reasonably request for purposes of the opinion referred to in Section 8.07.

       Section 5.02. Notice of Adverse Changes. Summit will promptly advise NMBT in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a Summit Material Adverse Effect or a material adverse effect on the Reorganization, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries on a consolidated basis, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Reorganization. Summit agrees that the delivery of such notice shall not constitute a waiver by NMBT of any of the provisions of Articles VI or VIII.

       Section 5.03. Copies of Filings. Summit shall promptly provide to NMBT and its counsel copies of the application filed with the Federal Reserve Board, all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K and all documents to be distributed in any manner to the shareholders of Summit.

       Section 5.04. Further Actions. Summit will: (a) execute and deliver such instruments and take such other actions as NMBT may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of NMBT set forth in Articles VI and VIII hereof are satisfied.

       Section 5.05. Applicable Laws. Summit will use its best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Reorganization and will promptly cooperate with and furnish information to NMBT in connection with any such requirements imposed upon NMBT or on any of its subsidiaries in connection with the Reorganization.

       Section 5.06. Unpaid NMBT Dividends. By virtue of the Reorganization and without further action on anyone's part, Summit shall assume the obligation of NMBT to pay dividends, if any, on NMBT Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

       Section 5.07. Cooperation. Until the Effective Time, Summit will provide such information

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with respect to its business  affairs and  properties  as NMBT from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of NMBT's representatives covering the business and affairs of Summit or any of its subsidiaries.

       Section 5.08. Confidentiality. All information furnished by NMBT to Summit or its representatives pursuant hereto shall be treated as the sole property of NMBT and, if the Reorganization shall not occur, Summit and its representatives shall return to NMBT all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Reorganization and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Reorganization is abandoned and shall not apply to: (i) any information which (x) was legally in Summit's possession prior to the disclosure thereof by NMBT, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning NMBT to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify NMBT in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

       Section 5.09. Further Transactions. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue Equity Securities or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any such action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement for more than 60 days.

       Section 5.10.       Indemnification.

       (a) Summit shall indemnify persons who served as directors and officers of NMBT or any subsidiary of NMBT on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit and the certificate or articles of incorporation and by-laws of NMBT or the applicable subsidiary of NMBT, all as in effect on the date of this Agreement and to the extent permitted by law, and Summit shall advance expenses in matters that may be subject to indemnification in accordance with its Restated

Certificate of Incorporation and By-Laws in effect on the date of this Agreement and any applicable provisions of law.

       (b) Subject to NMBT's obligation set forth at Section 4.17: For a period of six (6) years after the Effective Time, Summit will use its best efforts to provide to the persons who served as directors or officers of NMBT or any subsidiary of NMBT on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by NMBT on an annual basis (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

       (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of NMBT and its subsidiaries referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

       Section 5.11.       Employee Matters.

       (a) After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of the NMBT Plans; provided, however, that any action taken by Summit shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a defined contribution plan, defined benefit plan or health and welfare plan available to all its employees generally which is similar to a NMBT Plan which is, respectively, a defined contribution plan, defined benefit plan or health and welfare plan available to all NMBT employees generally, then, if such NMBT Plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of NMBT affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit.

       (b) Summit assumes all obligations under deferred compensation plans of NMBT but shall have the right to terminate such plans following the Effective Time with respect to future compensation deferrals.

       (c) Summit agrees that the severance plan of NMBT shall remain in effect following the Effective Time notwithstanding the provisions of Section 5.11 and shall apply according to its terms to persons employed by NMBT at the Effective Time.

       Section 5.12. Tax Opinion Certificates. Summit shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date (and as of the date the Closing occurs if different than the Closing Date).

       Section 5.13. Additional Tax Opinion. NMBT shall be entitled to seek a tax opinion satisfactory to it in form and content from legal counsel of its choice in addition to the Tax Opinion, but receipt of such tax opinion shall not be a condition to NMBT's closing of the Reorganization or to any other obligation of NMBT hereunder.

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




                                   ARTICLE VI.
              CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF
                                 SUMMIT AND NMBT

       The respective obligations of Summit and NMBT under this Agreement to consummate the Reorganization are subject to the simultaneous satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and NMBT in accordance with Section 10.09:

       Section 6.01. Receipt of Required Consents. Summit and NMBT shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Reorganization; the Required Consents and the transactions contemplated hereby shall not be contested by any federal or state governmental authority; and the Required Consents needed for the Reorganization shall have been obtained and shall not have been withdrawn or suspended.

       Section 6.02. Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or NMBT, shall be contemplated or threatened by the SEC.

       Section 6.03. Tax Matters. At the time of effectiveness of the Registration Statement and at the Closing Date (and at the date the Closing occurs if different than the Closing Date), Summit and NMBT shall have received from Thompson Coburn an opinion (the "Tax Opinion"), substantially in the form of Exhibit E to the effect that (a) the Reorganization will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, (b) except with respect to fractional share interests, holders of NMBT Stock who receive solely Summit Stock in the Reorganization will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the NMBT Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the NMBT Stock for which it is exchanged, assuming that such NMBT Stock is a capital asset in the hands of the holder thereof at the Effective Time.

In addition, no condition or set of facts or circumstances shall exist which will either (y) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinion, as the case may be, or (z) result in any of the factual assumptions contained in the Tax Opinion being untrue.

       Section 6.04. Absence of Litigation. No investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or NMBT or any of its subsidiaries, that is material to the Reorganization or to the financial condition of Summit and its subsidiaries on a consolidated basis or NMBT and its subsidiaries on a consolidated basis, as the case may be. No order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Reorganization or on the financial condition of Summit and its subsidiaries on a consolidated basis or NMBT and its subsidiaries on a consolidated basis, as the case may be.

       Section 6.05. NYSE Listing. The NYSE shall have indicated that the shares of Summit Stock to be issued in the Reorganization are to be listed on the NYSE, subject to official notice of issuance.



                                  ARTICLE VII.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

       The obligation of Summit to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

       Section 7.01. No Adverse Changes. There shall not have occurred at any time after June 30, 1999 any NMBT Material Adverse Change or any material loss or damage to the properties of NMBT or any of its subsidiaries, whether or not insured, which materially affects the ability of NMBT and its subsidiaries, on a consolidated basis, to conduct their business.

       Section 7.02. Representations and Covenants. Except with respect to (i) matters resulting from transactions specifically contemplated by this Agreement,
(ii) matters resulting from transactions or actions permitted or required by this Agreement, and (iii) changes resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Reorganization: all representations and warranties made by NMBT in this Agreement and the NMBT Schedules and the material furnished pursuant to the Post-Signing Document List shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were being made on such date. NMBT shall have complied in all material respects with all covenants and agreements contained herein to be performed by NMBT.

       Section 7.03. Secretary's Certificate. NMBT shall have furnished to Summit a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of NMBT relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary of NMBT and certify to the satisfaction of the condition set forth in Section 7.09 and the truth, correctness, completeness and continuing effectiveness of all
resolutions   and  actions   contained  or  referenced  in  the   aforementioned
attachments.

       Section 7.04. Officer's Certificate. NMBT shall have furnished to Summit a certificate signed by the Chief Executive Officer of NMBT, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to NMBT, and at Sections 7.01, 7.02, 7.07 and 7.10.

       Section 7.05. Opinion of NMBT's Counsel. Summit shall have received an opinion of counsel to NMBT, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for Summit.

       Section 7.06.       [Reserved].

       Section 7.07. Consents to NMBT Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Reorganization from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which NMBT or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or condition (financial or otherwise) of NMBT and its subsidiaries on a consolidated basis, shall have been obtained.

       Section 7.08. FIRPTA Affidavit. NMBT shall have delivered to Summit an affidavit of an executive officer of NMBT dated the date the Closing occurs stating, under penalties of perjury, that NMBT is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

       Section 7.09. Shareholder Approval. The shareholders of NMBT, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of NMBT's Amended and Restated Certificate of Incorporation and By-Laws.

       Section 7.10. Absence of Regulatory Agreements. Neither NMBT nor any NMBT subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Reorganization or upon the financial condition of Bank or of NMBT and its subsidiaries on a consolidated basis, and neither NMBT nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.


                                  ARTICLE VIII
                 CONDITIONS PRECEDENT TO THE OBLIGATION OF NMBT

       The obligation of NMBT to consummate the Reorganization is subject to the simultaneous satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by NMBT in writing in accordance with Section 10.09:

       Section 8.01. No Adverse Changes. There shall not have occurred at any time after June 30, 1999 any Summit Material Adverse Change or any material loss or damage to the properties of Summit or its subsidiaries, whether or not insured, which materially affects the ability of Summit and its subsidiaries, on a consolidated basis, to conduct their business.

       Section 8.02. Representations and Covenants. Except with respect to (i) matters resulting from transactions specifically contemplated by this Agreement,
(ii) transactions or actions permitted or required by this Agreement, (iii) changes resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Reorganization: all representations and warranties made by Summit in this Agreement and in the Summit Schedules shall be true and correct in all material respects on the date of this Agreement and on the date the Closing occurs with the same force and effect as if such representations and warranties were made on such date and Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit; provided, however, that no representation, warranty or covenant of Summit shall be construed to limit or prohibit any business or financing activities of Summit including by way of illustration and not limitation, the entry by Summit after the date hereof into any agreement to acquire any assets or any company or other entity, the issuance of any debt or equity securities in public or private offerings, the issuance of Series R Preferred Stock pursuant to the Summit Rights Agreement, the redemption or repurchase by Summit of its capital stock, the Summit Rights or the Series R Preferred Stock issuable pursuant to the Summit Rights Agreement, and any transactions reasonably necessary or appropriate in connection therewith, and no such business or financing activity shall constitute a breach of any representation, warranty or covenant of Summit; provided further, however, that Summit agrees that it will not permit any such transaction to cause any unreasonable delay in the consummation of the Reorganization.

       Section 8.03.       Secretary's Certificate.

       (a) Summit shall have furnished to NMBT a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of Summit relating to this Agreement, the Option Agreement and the Reorganization and related transactions, which such certificate shall be signed by the Secretary of Summit and certify to the truth, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

       (b) In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the Designated Summit Subsidiary shall have furnished to NMBT a certificate dated the date the Closing occurs to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of the Designated Summit Subsidiary relating to this Agreement, the Reorganization and related transactions, which such certificate shall be signed by the Secretary of the Designated Summit Subsidiary and certify to the satisfaction of the condition set forth at Section
8.09 applicable to the Designated Summit Subsidiary and to the truth, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

       Section 8.04. Officer's Certificate. Summit shall have furnished to NMBT a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the date the Closing occurs, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02 and 8.08.

       Section 8.05. Opinion of Summit Counsel. NMBT shall have received an opinion of the General Counsel of Summit, dated the date the Closing occurs and reasonably satisfactory in form and substance to counsel for NMBT.

       Section 8.06.       [Reserved]

       Section 8.07. Fairness Opinion. The Proxy-Prospectus shall have contained the favorable signed opinion of Advest, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the Exchange Ratio to the shareholders of NMBT in the Reorganization.

       Section 8.08. Absence of Regulatory Agreements. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Reorganization or upon the financial condition of Summit and its subsidiaries on a consolidated basis, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

       Section 8.09. NMBT Shareholder Approval. The shareholders of NMBT, at the meeting contemplated by this Agreement, shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of NMBT's Amended and Restated Certificate Incorporation and By-laws and in the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2) the sole shareholder of the Designated Summit Subsidiary shall have authorized and approved the Reorganization and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of the Designated Summit Subsidiary's certificate or articles of incorporation and by-laws.

The receipt of the documents required by this Article VIII by NMBT shall in no way constitute a waiver by NMBT of any of the provisions of or its rights under this Agreement.


                                   ARTICLE IX
                           CLOSING; TERMINATION RIGHTS

       Section 9.01. Closing. The closing of the Reorganization (the "Closing") shall take place on the date which is 45 business days after the last to occur of the following ("Scheduled Date"), unless Summit shall designate a date for the Closing which is prior to the Scheduled Date in a writing ("Closing Notice") designating a Determination Date in accordance with Section 9.02(e)(i) below and delivered to NMBT at least five (5) business days prior to the date designated therein for Closing, or unless prior to the Scheduled Date the parties agree to a different date:

        (i)     the  date  of  the  approval  of  the   Reorganization   by  the
                shareholders of NMBT in accordance with Section 7.09;

        (ii) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and NMBT, to the consummation of the transactions contemplated herein or such prior date as Summit and NMBT shall elect, whether or not such proceeding has been brought to a conclusion; or

        (iii)   the date of receipt of the last of the Required  Consents or the
                date  that  all   waiting   periods   required   by  statute  or
                incorporated into such Required Consents have expired;

and the date of Closing determined in accordance with the foregoing provisions is referred to herein as the "Closing Date". The Closing shall take place at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m. on the date the Closing is held, unless the parties agree to a different place or commencement time. At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. In the event that pursuant to the Reorganization Election Summit elected the Reorganization method provided for at
Section 1.01(a)(1), Summit shall, after all such conditions to Closing have been satisfied or waived, cause the NJ Certificate to be filed with the Secretary of State of the State of New Jersey and the Delaware Certificate to be filed with the Secretary of State of the State of Delaware. In the event that pursuant to the Reorganization Election Summit elected the Reorganization method provided for at Section 1.01(a)(2), Summit shall, after all such conditions to Closing have been satisfied or waived, cause the appropriate certificate of merger, articles of merger, or both to be filed with the proper state jurisdictional authorities to effect the Reorganization intended by this Agreement. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

       Section 9.02.       Termination Rights.

       (a) The Board of Directors of NMBT or Summit may terminate this Agreement in the event that:

              (1)  the  shareholders  of  NMBT at the  meeting  of  shareholders contemplated by Section 4.03, called for the purpose of approving the Reorganization, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Reorganization, this Agreement and the transactions contemplated hereby by the requisite vote;

              (2) a material breach of a warranty, representation, covenant or agreement made by the other party in this Agreement shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (a "Material Breach") (provided that the terminating party is not then in Material Breach of this Agreement);

              (3) NMBT's investment banker is unable to deliver to NMBT by January 31, 2000 the opinion required by Section 8.07; or

              (4) the Closing is not consummated on or before the later of (i) July 1, 2000, unless the failure of such occurrence shall be due solely to a Material Breach by the party seeking to terminate this Agreement or the failure of such party to fulfill a condition to Closing provided for herein, or (ii) the Scheduled Date, if the last event required to occur pursuant to the first sentence of Section 9.01 for the setting of the Scheduled Date shall have occurred on or before August 1, 2000.

       (b) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VI shall not have been met, the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied. In the event the failure of such a condition is due to one or more Material Breaches, the Board of Directors of a party not in Material Breach may, during the period any such Material Breach remains uncured, terminate this Agreement by giving written notice of such termination to the other party.

       (c) If either party shall refuse to close on the Closing Date because all the conditions to its obligation to close set forth in Article VII or VIII shall not have been met (other than a failure of the condition set forth at Section
7.09 or 8.09 due to the circumstances set forth in Section 9.02(a)(1) hereof or a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(3) hereof): (i) the parties shall conduct the Closing as promptly as practicable after all such conditions have been satisfied, and (ii) the Board of Directors of such party may, during the period the failed condition continues, terminate this Agreement by giving written notice of such termination to the other party unless such party itself has failed to satisfy a condition to the other party's Closing obligation or is in Material Breach.

       (d) The Board of Directors of Summit may terminate this Agreement:

              (1) at any time if NMBT does not execute and deliver the Option Agreement by the day immediately following the date hereof;

              (2) at any time prior to the meeting of NMBT shareholders contemplated by Section 4.03, if the Board of Directors of NMBT fails to recommend approval of this Agreement and the Reorganization and other transactions contemplated hereby in the Proxy-Prospectus ("Recommendation") or withdraws, modifies or changes, or votes to withdraw, modify or change, its Recommendation or its intention to make the Recommendation as represented and warranted at Section 2.08; and

              (3) as provided at Section 4.20.

       (e) In the event the Summit Price is less than $26.39 and the quotient obtained by dividing the Summit Price by $32.1875 is more than .15 less than the quotient obtained by dividing the Determination Date Index Price (as defined at (iii) below) by the Starting Date Index Price (as defined at (iv) below), the Board of Directors of NMBT shall have the right, exercisable only until 11:59 p.m. on the third business day following the Determination Date to terminate this Agreement by giving Summit notice of such termination, referring to this
Section 9.02(e), and this Agreement shall be terminated provided Summit receives such notice prior to the time and day set forth above in this Section 9.02(e). For purposes of this Section 9.02(e):

       (i) "Determination Date" means the date which is seven business days prior to the Scheduled Date or, if Summit delivers a Closing Notice to Bank pursuant to Section 9.01, the date specifically designated by Summit as the Determination Date in such Closing Notice, which date shall be not more than ten business days prior to the Closing Date.

       (ii) "Summit Price" means the average of the closing prices of a share of Summit Stock on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by NMBT and Summit) for the 10 consecutive full trading days, ending on the

              Determination Date, on which one share of Summit Stock is traded.

       (iii) "Determination Date Index Price" means the average of the closing prices of the common stock of the companies in the Index Group (as defined at (v) below) on the NYSE Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by NMBT and Summit) for the 10 consecutive full trading days ending on the Determination Date.

       (iv) "Starting Date Index Price" means the average of the closing prices on the Starting Date (as defined at (vi) below) of the common stock of the companies in the Index Group on the NYSE Composite Transactions List (as reported in The Wall Street Journal) as of the Determination Date.

       (v) "Index Group" means the bank holding companies listed below; provided, however, that if between the Starting Date and the Determination Date the common stock of any such company ceases to be publicly traded, an announcement is made of a proposal for such company to be acquired or an announcement is made of a proposal by such company to acquire another company or companies in transactions with a value exceeding 25% of such acquiror's market capitalization as of the Starting Date, then, in such event, for purposes of calculating the Index Price in all cases, such company will be removed from the Index Group. If any company in the Index Group or Summit declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the closing price of the common stock of such company or Summit, as the case may be, on the Starting Date shall be appropriately adjusted for the purposes of applying this Section 9.02(e). The bank holding companies in the Index Group are as follows:

              Bank Holding Companies
              AmSouth Bancorp
              BB&T Corporation
              Comerica Incorporated
              Fifth Third Bancorp
              Huntington Bancshares, Inc.
              Keystone Financial, Inc.
              North Fork Bancorporation, Inc.
              Northern Trust Corporation
              Old Kent Financial Corporation
              Regions Financial Corporation
              SouthTrust Corporation
              Union Planters Corp.
              Wilmington Trust Corporation
              Zions Bancorp

       (vi) "Starting Date" means the date of the last trading day ending before the public announcement of the execution of this Agreement.

       Section 9.03.       Effects of a Termination; Certain Expenses.

       (a) Upon a termination of this Agreement pursuant to this Section 9.02 hereof:

              (1) the obligations of the parties under this Agreement (except for those under this Section 9.03 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

              (2) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy-Prospectus and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and NMBT; provided, however, that: (A) if NMBT terminates this Agreement pursuant to
Section 9.02(a)(2) or Section 9.02(c), Summit shall reimburse NMBT for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(2), Section 9.02(c) or
Section 9.02(d), NMBT shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

       (b) Notwithstanding any termination of this Agreement, (i) NMBT shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with NMBT and (ii) Summit shall indemnify and hold NMBT harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

       (c) Except as provided otherwise herein in the event of a termination of this Agreement, NMBT and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Reorganization, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy-Prospectus and regulatory applications.


                                    ARTICLE X
                                  MISCELLANEOUS

       Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby.

       Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 10.03. Entire Agreement; Amendments. This Agreement, the NMBT Schedules and the Exhibits hereto and the Option Agreement to be entered into by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section
9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of NMBT contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of NMBT.

       Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

       Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

       Summit:                              Summit Bancorp.
                                            Attn: John G. Collins
                                            301 Carnegie Center
                                            P.O. Box 2066
                                            Princeton, NJ   08543-2066
                                            Telephone No.:  609-987-3422
                                            Facsimile No.:  609-987-3435


       With a copy to:                      Richard F. Ober, Jr., Esq.
                                            Summit Bancorp.
                                            301 Carnegie Center
                                            P.O. Box 2066
                                            Princeton, NJ 08543-2066
                                            Telephone No.:  609-987-3430
                                            Facsimile No.:  609-987-3435

       NMBT:                                NMBT CORP
                                            Attention: Michael D. Carrigan
                                            55 Main Street
                                            New Milford, Connecticut 06716
                                            Telephone No.: 860-350-0180
                                            Facsimile No.: 860-355-3489

       With a copy to:                      Stanford N. Goldman, Jr., Esq.
                                            Mintz, Levin, Cohn, Ferris,
                                            Glovsky and Popeo, PC
                                            One Financial Center
                                            Boston, Massachusetts  02111
                                            Telephone No.: 617-348-1708
                                            Facsimile No.: 617-542-2241

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

       A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting, (ii) if hand delivered, when received by the person to whom directed, (iii) if delivered by overnight courier, on the next business day following shipment, or (iv) if delivered via facsimile, on the business day transmitted.

       Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

       Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

       Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

       Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of NMBT, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

                                     SUMMIT BANCORP.


                                     By: /s/ John G. Collins
                                         John G. Collins
                                         Vice Chairman

                                     NMBT CORP


                                     By: /s/ Michael D. Carrigan
                                         Michael D. Carrigan
                                         President and Chief Executive Officer

In the event that pursuant to the Reorganization Election Summit elects the Reorganization method provided for at Section 1.01(a)(2), the Designated Summit Subsidiary indicated below agrees to be legally bound by all terms of this Agreement and Plan of Merger as if an original party hereto.

Designated Summit Subsidiary: ___________________________________

                     By __________________________________
                     Name: _______________________________
                     Title:_________________________________
                     Date: ________________________________

                              [ADVEST LETTERHEAD]

                                                                      APPENDIX B



                                                                JANUARY 28, 2000


Board of Directors
NMBT Corp
55 Main Street
New Milford, Connecticut 06776

Members of the Board:

           NMBT Corp ("NMBT") and Summit Bancorp ("Summit") have entered into an Agreement and Plan of Merger dated October 3, 1999 (the "Agreement"), pursuant to which NMBT will merge with Summit in a manner as described in the Agreement. The Agreement provides that each outstanding share of NMBT common stock issued and outstanding at the Effective Time (as defined in the Agreement) will be converted into the right to receive whole shares of Summit Stock (as defined in the Agreement) and cash in lieu of fractional shares of Summit Stock based upon the Exchange Ratio determined as follows:

           (i) if the Summit Price (as defined in the Agreement) is greater than $37.0156, the Exchange Ratio shall be .7024;

           (ii) if the Summit Price is equal to or greater than $27.3594 and equal to or less than $37.0156, the Exchange Ratio shall be equal to the quotient obtained by dividing $26.00 by the Summit Price; and

          (iii) if the Summit Price is less than $27.3594, the Exchange Ratio shall be .9503.

           The terms and conditions of the proposed transaction are described in further detail in the Agreement. The Agreement is expected to be considered by the shareholders of NMBT at a shareholders meeting and the Merger consummated shortly after the receipt of shareholder, state and federal regulatory approvals.

           You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the shareholders of NMBT.


           In arriving at the opinion set forth below, we have, among other things: reviewed the Agreement dated October 3, 1999, and the exhibits and schedules thereto; reviewed the Stock Option Agreement dated October 4, 1999 between NMBT and Summit; reviewed the Annual Reports on Form 10-K for NMBT and Summit for the years ended December 31, 1998, 1997, and 1996; reviewed the year end December 31, 1999 earnings releases for NMBT and Summit; reviewed the Quarterly Reports on Form 10-Q for NMBT and Summit for the periods ended September 30, 1999, June 30, 1999 and March 31, 1999; reviewed certain financial analyses and forecasts of NMBT which were prepared by management of NMBT; reviewed comparative financial and operating data on the banking industry and certain institutions which we deemed to be comparable to each of NMBT and Summit; reviewed the historical market prices and trading activity for the common stock of each of NMBT and Summit relative to other publicly traded companies which we deemed to be comparable to each company; reviewed the contribution of NMBT and Summit to the new proforma combined entity on the basis of a number of key financial categories in relation to proforma ownership; reviewed the proforma impact of the merger; reviewed the present value of NMBT's business plan; reviewed certain bank mergers and acquisitions on a regional and nationwide basis for institutions which we deemed to be comparable to NMBT and compared the proposed consideration with the consideration paid in such other mergers and acquisitions; considered the financial effect of the Summit equivalent dividends to be paid by NMBT to its shareholders during the period beginning from the date of the Agreement to the Effective Time; conducted limited discussions with members of senior management of each of NMBT and Summit concerning the financial condition, business and prospects of each respective company; and reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.


           In performing our review and preparing this opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion, and we have not independently verified such information nor have we undertaken an independent evaluation of the assets and liabilities of NMBT or Summit. Advest has been retained by the Board of Directors of NMBT to act as financial advisor to NMBT with respect to the Merger and will receive a fee for its services including a fee for this opinion. In the past we have also performed certain other investment banking services for NMBT and have received compensation for such services.

           This opinion is necessarily based upon circumstances and conditions as they exist and can be evaluated by us as of the date of this letter. Our opinion is directed to the Board of Directors of NMBT and does not constitute a recommendation of any kind to any shareholder of NMBT as to how such shareholder should vote at the shareholders' meeting to be held in connection with the merger. We have assumed for purposes of this opinion that there has been no material change in the financial condition of either NMBT or Summit from that reflected in the Form 10-Q for the quarter and nine months ended September 30, 1999 filed with the Securities and Exchange Commission for each respective company.


           In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of NMBT.

           Advest will consent to a description and inclusion of this opinion in documents issued with regard to this transaction and to references to Advest in such documents, provided that any such description and references are reasonably acceptable to Advest. Except as otherwise provided above, this opinion is solely for the use and benefit of the Company and shall not be disclosed publicly or made available to third parties without the prior approval of Advest, which approval shall not be unreasonably withheld.

                                               Very truly yours,

                                               Advest, Inc.




                                               By: /S/ Stephen J. Gilhooly
                                               -----------------------------
                                               Stephen J. Gilhooly
                                               Director

                                                                      APPENDIX C

                        NMBT CORP STOCK OPTION AGREEMENT

THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         STOCK OPTION AGREEMENT, dated as of the 4th day of October, 1999 (this "Agreement"), between Summit Bancorp., a New Jersey corporation ("Grantee"), and NMBT CORP, a Delaware corporation ("Issuer").

                                   WITNESSETH:

         WHEREAS, Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of the 3rd day of October, 1999 (the "Merger Agreement"). (Capitalized terms used in this Agreement and not defined herein but defined in the Merger Agreement shall have the meanings assigned thereto in the Merger Agreement); and

         WHEREAS, as a condition and inducement to Grantee's entering into the Merger Agreement and in consideration therefor, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         SECTION 1. Grant of Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 531,043 fully paid and nonassessable shares of the common stock, par value $.01 per share, of Issuer ("Common Stock") at a price equal to $18.87 (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. In no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

         SECTION 2. Exercise of Option. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) a termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Extension Event, other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(a)(2), Section 9.02(c) or Section 9.02(d)(2) thereof, or (iii) 12 months after a termination of the Merger Agreement following the occurrence of an Extension Event (as defined below) or after a termination of the Merger Agreement by Grantee pursuant to Section 9.02(a)(2), Section 9.02(c) or Section 9.02(d)(2) thereof, and provided further, that any purchase of Common Stock upon exercise of the Option shall be subject to applicable law, and provided further, that the Option may not be exercised, nor may Grantee require Issuer to repurchase the Option (as set forth in Section 7 hereof), if, at the time of exercise or repurchase, Grantee is in material breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Merger Agreement. The events described in clauses (i) - (iii) in the preceding sentence are hereinafter collectively referred to as Exercise Termination Events. As provided in Section 8, the rights set forth therein shall terminate upon an Exercise Termination Event and, as provided in Sections 6 and 7 hereof, the rights to deliver requests pursuant to Sections 6 or 7 shall terminate 12 months after an Exercise Termination Event, subject, in such case, to the provisions of Section 9.

         (b) The term "Extension Event" shall mean any of the following events or transactions occurring without the Grantee's prior written consent after the date hereof:

                  (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee

Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean
(w) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Issuer or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary, or (z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

                  (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

                  (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary);

                  (iv) After any person other than Grantee or any Grantee Subsidiary has made or disclosed an intention to make a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below);

                  (v) Any person other than Grantee or any Grantee Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction;

                  (vi) A meeting of shareholders shall not have been called by the Board of Directors of Issuer in accordance with Section 4.03 of the Merger Agreement or held or shall have been canceled, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger its unanimous recommendation of the Merger or made an announcement prospectively with respect to such a withdrawal or modification; or

                  (vii) any Purchase Event (as defined below), other than events described at Section 2(c)(iii).

         (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary;

                  (ii) An occurrence of the event described in Section 2(b)(i), except that for purposes of determining whether the event described in Section 2(b)(i) has occurred for purposes of this subsection (ii) the percentage referred to in clauses (x) and (y) of the definition of Acquisition Transaction which is incorporated into said Section 2(b)(i) shall be 25%; or

                  (iii) the holders of Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been called by the Board of Directors of Issuer in accordance with Section 4.03 of the Merger Agreement or held or shall have been canceled, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger its unanimous recommendation of the Merger or made an announcement prospectively with respect to such a withdrawal or modification; in each case after an Extension Event other than any event described at Section 2 (b)(vi)

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

         (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) a place and date not earlier than three business days nor later than 90 business days from the Notice Date for the closing of such purchase (the "Closing Date") and (iii) that the proposed exercise of the Option shall be revocable by Grantee in the event that the transaction constituting a Purchase Event that gives rise to such written notice shall not have been consummated prior to exercise of the Option; provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Grantee shall have the right to revoke its proposed exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated prior to exercise of the Option, pursuant to the statement of such right in the written notice exercising the Option as provided in clause 2(e)(iii) above.

         (f) At the closing referred to in Section 2(e), Grantee shall surrender this Agreement (and the Option granted hereby) to Issuer and pay to Issuer the aggregate Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

         (g) At such closing, simultaneously with the delivery of the aggregate Option Price in immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee and, if the Option should be exercised in part only, a new Option Agreement granting a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

         (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

         "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Summit Bancorp. and NMBT CORP ("Issuer") dated as of the 4th day of October, 1999. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

         (i) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the aggregate Option Price on the Closing Date in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its nominee.

         SECTION 3. Reservation of Shares. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate or articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss. 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board and each other Governmental Authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

         SECTION 4. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         SECTION 5. Adjustment upon Change of Capitalization. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

         (a) Subject to the last sentence of Section 1, in the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

         (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. In no event shall the Option Price be adjusted to less than the par value of the Common Stock to be issued at such Option Price.

         (c) It is intended by the parties hereto that the adjustments provided by this Section 5 shall fully preserve the economic benefits of this Agreement for Grantee.

         SECTION 6.        Registration Rights.

         (a) Demand Registration Rights. After the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) delivered prior to an Exercise Termination Event or at the request of a holder of any of the shares of Common Stock issued pursuant hereto) delivered no later than 12 months after an Exercise Termination Event, promptly prepare, file and keep current a registration statement on such form as is available and the Issuer is eligible to use under the Securities Act relating to a delayed or continuous offering (as contemplated by Rule 415 of the SEC under the Securities Act or any successor rule or regulation) (a "shelf registration") covering this Option and any shares issued and issuable pursuant to the Option (the "Option Shares") and shall use its best efforts to cause such registration statement to become effective and remain current and to qualify this Option or any such Option Shares or other securities for sale under any applicable state securities laws in order to permit the sale or other disposition of this Option or any Option Shares in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable after the filing thereof and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective, or such shorter time as may be necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares.

         (b) Additional Persons With Registration Rights. Upon receiving any request under this Section 6 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

         (c)  Expenses.   Except  where  applicable  state  law  prohibits  such
payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to this Section 6 (including the related offerings and sales by holders of Option Shares) and all other qualifications, notification or exemptions pursuant to Section 6.

         (d)  Indemnification.  In connection with any  registration  under this
Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Grantee be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee to indemnify shall be several and not joint with other Grantees.

         (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Grantee thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Grantee with any information necessary in connection with the completion and filing of any reports or forms required to be filed by Grantee under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         SECTION 7. Repurchase at the Option of Grantee or Owner. (a) Upon the occurrence of a Repurchase Event (as defined below), (i) at the request (the date of such request being the "Request Date") of Grantee, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request (the date of such request being the "Request Date") of the owner of Option Shares from time to time (the "Owner"), delivered within 12 months of the occurrence of a Repurchase Event (or such later period as provided in Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise),
(iii) the highest last sale price for shares of Common Stock within the 90-day period ending on the Request Date quoted on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

         (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within the later to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation.

         (c) Issuer hereby undertakes to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full or in any substantial part, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

         (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any Acquisition Transaction involving Issuer or any Bank Subsidiary or (ii) upon the acquisition by any person of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this
Section 7 shall not terminate upon the occurrence of an Exercise Termination Event if an Extension Event shall have occurred prior to the occurrence of an Exercise Termination Event.

         (e) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

         SECTION 8. Substitute Option in the Event of Corporate Change. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the aggregate voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer)

         (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined) The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

         (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

         (d) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of Issuer Subsidiaries).

                  (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                  (iii) "Average Price" shall mean the average last sale price of a share of the Substitute Common Stock (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

         (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

         SECTION 9. Extension of Time for Regulatory Approvals. Notwithstanding Sections 2(e), 6, 7 and 11, if

Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals, to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the reasonable efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2(e), 6, 7 and 11, hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

         SECTION 10. Issuer Warranties. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and institutions the deposits of which are insured by the Federal Deposit Insurance Corporation and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

         (c) Upon receipt of the necessary regulatory approvals as contemplated by this Agreement, the execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate or articles of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

         SECTION 11. Assignment of Option by Grantee. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement or any of its rights hereunder in whole or in part (i) at any time to a subsidiary of Grantee, and (ii) after the occurrence of a Purchase Event to any Person; provided, however, that until the date 15 days following the date at which the Federal Reserve Board approves an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (A) a widely dispersed public distribution, (B) a private placement in which no one party acquires the right to purchase securities representing in excess of 2% of the aggregate voting power of Issuer, (C) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (D) any other manner approved by the Federal Reserve Board. Grantee will pay any reasonable out-of-pocket costs and expenses of Issuer in connection with any such assignment. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

         (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

         "The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended and to certain provisions of an agreement between Summit Bancorp. and NMBT CORP ("Issuer") dated as of the 4th day of October, 1999. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor."

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

         SECTION 12. Application for Regulatory Approval. If Grantee is entitled to exercise the Option and has sent a notice to Issuer pursuant to Section 2(e), each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and the Federal Reserve Board and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application for listing or quotation, as the case may be, of the shares of Common Stock issuable hereunder on the NASDAQ National Market System and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

         SECTION 13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         SECTION 14. Separability of Provisions. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase, pursuant to Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         SECTION 15. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 18. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         SECTION 19. Entire Agreement; No Third-Party Beneficiaries. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         SECTION 20. Merger Agreement. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

         SECTION 21. Majority in Interest. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

         SECTION 22. Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         SECTION 23. No Rights as Shareholder. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

         SECTION 24. Grantee Representation. The Option and any Option Shares or other securities acquired by Grantee upon exercise of the Option are not being, and will not be, as the case may be, acquired with a view to the public distribution thereof in the United States except as provided for in Sections 6 and 11 hereof and neither the Option nor any Option Shares or other securities acquired by Grantee upon exercise of the Option will be transferred or otherwise disposed of by Grantee except in a transaction registered or exempt from registration under the Securities Act.

         IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                    Summit Bancorp.

                                    By       /s/ John G. Collins
                                             John G. Collins
                                             Vice Chairman

                                    NMBT CORP

                                    By       /s/ Michael D. Carrigan
                                             Michael D. Carrigan
                                             President & Chief Executive Officer

                                                                      APPENDIX D

                                APPRAISAL RIGHTS
                        DELAWARE GENERAL CORPORATION LAW
                                   SECTION 262

                        DELAWARE GENERAL CORPORATION LAW

      262 Appraisal Rights--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation: the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

           (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or
                designated  as  a  national   market   system   security  on  an
                interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

           (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to secs. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                a. Shares of stock of the  corporation  surviving  or  resulting from such merger or consolidation, or depository receipts in respect thereof;


                b. Shares  of  stock of any  other  corporation,  or  depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                c. Cash in lieu of fractional  shares or  fractional  depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                d. Any combination of the shares of stock,  depository  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3) In  the  event  all  of  the  stock  of  a  subsidiary  Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
           (d) and (e) of this section, shall apply as nearly as is practicable.

      (d)  Appraisal rights shall be perfected as follows:

           (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of
                (1)such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of (1)such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of (1)such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

           (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw
           (1)such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after(1) such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determinating the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that (1)such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      With respect to the indemnification of directors and officers, Section 5 of Article IX of the By-Laws of Summit Bancorp. provides


      Section 5. INDEMNIFICATION AND INSURANCE (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; PROVIDED, HOWEVER, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; PROVIDED, HOWEVER, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and PROVIDED, FURTHER, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.


      (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officer of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

      (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 5(b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

      (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

      (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

      (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law
(including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      (h) For purposes of this By-Law:

          (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

          (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

          (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in an consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

          (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

          (5) "expenses" means reasonable costs, disbursements and counsel fees;

          (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

          (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

          (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

      (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

      (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

      Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

      Article 7 of Summit's Restated Certificate of Incorporation provides that:

      Except to the extent prohibited by law, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owned to the Corporation or its shareholders provided that a Director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such persons duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit. Neither the amendment or repeal of this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this Article 7 in respect of any matter which occurred, or any cause of action, suit or claim which but for this Article 7 would have accrued or arisen, prior to such amendment, repeal or adoption.


      Summit carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts or omissions of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $50,000,000 in the aggregate.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (A) EXHIBITS

      This Registration Statement includes the following exhibits:

EXHIBIT NO.                           DESCRIPTION
----------                            ----------
    2 Agreement and Plan of Merger dated October 3, 1999 between NMBT Corp and Summit. (Included without exhibits as Appendix A to the Proxy Statement-Prospectus included in this Registration Statement; with Exhibit B thereto included as Appendix C to the Proxy Statement-Prospectus included in this Registration Statement and Exhibits C-E thereto incorporated by reference to
                Exhibit 10(a) to the Schedule 13D filed by Summit with respect to NMBT Corp Common Stock (File No. 0-23419) dated October 4,
                1999).

   3(a) Restated Certificate of Incorporation of Summit, as restated August 16, 1999 (incorporated by reference to Exhibit (3)A on Form 10-Q for the quarter ended June 30, 1999).

   (b)          By-Laws  of  Summit  as  amended   through   October   18,  1995
                (incorporated by reference to Exhibit (2)B on Form 10-K for the year ending December 31, 1995).

    4 Rights Agreement, dated as of June 16, 1999, by and between Summit Bancorp. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Summit Bancorp. Form 8-K, dated June 16, 1999).

    5 Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.

    8           Opinion of Thompson Coburn, regarding tax matters.

   23(a)        Consent of KPMG LLP.

   (b)          Consent of Deloitte & Touche LLP.

   (c) Consent of Richard F. Ober, Jr., Esq. -- included in his opinion filed as Exhibit 5 to this Registration Statement.
   (d)          Consent of Thompson Coburn -- included  in its opinion  filed as
                Exhibit 8 to this Registration Statement.

   *24 Power of Attorney -- included on the signature page of the original filing.

    99(a)       Form of NMBT proxy.

   (b) Opinion of Advest, Inc. -- Included as Appendix B to the Proxy Statement-Prospectus included in this Registration Statement.

   (c)          Consent of Advest, Inc.

* Previously filed.

      (B) FINANCIAL STATEMENT SCHEDULES.

      All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

ITEM 22. UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus  required by section 10(a)(3) of the
                  Securities Act of 1933;

             (ii) To  reflect  in the  prospectus  any facts or  events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with  respect to the  plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to
Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor and the State of New Jersey on this 27th day of January, 2000.


                                             SUMMIT BANCORP.


                                             By: *
                                             -----------------------------
                                             T. Joseph Semrod
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 27th day of January, 2000 by the following persons in the capacities indicated.

SIGNATURES                            TITLES
----------                            ------

          *
--------------------                  Chairman of the Board
  T. Joseph Semrod                    of Directors (Chief Executive Officer)

          *                           President and Director
--------------------
     Robert G. Cox

          *
--------------------                   Executive Vice President - Finance
     William J. Healy                  (Principal Financial Officer)

          *
--------------------                    Senior Vice President and Comptroller
     Paul V. Stahlin                   (Principal Accounting Officer)

          *                             Director
-------------------
     Robert L. Boyle

          *                             Director
-------------------
     James C. Brady

          *                             Director
-------------------
     John G. Collins

          *                             Director
-------------------
 T.J. Dermot Dunphy

SIGNATURES                            TITLES
----------                            ------


           *
------------------------              Director
   Anne Evans Estabrook

          *
------------------------              Director
     Elinor J. Ferdon

          *
------------------------              Director
     William M. Freeman

          *
------------------------              Director
     Thomas H. Hamilton

          *
------------------------              Director
     Fred G. Harvey

           *
------------------------              Director
     Arthur J. Kania

           *
------------------------              Director
     Francis J. Mertz

           *
------------------------              Director
     George L. Miles, Jr.

           *
------------------------              Director
     William R. Miller

           *
------------------------              Director
     Raymond Silverstein

           *
------------------------              Director
     Orin R. Smith

           *
------------------------              Director
     Joseph M. Tabak

           *
------------------------              Director
     Douglas G. Watson

* Richard F. Ober, Jr., by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such person, filed with the Securities and Exchange Commission.

/s/ Richard F. Ober, Jr.
--------------------
     Richard F. Ober, Jr.

EXHIBIT NO.                           DESCRIPTION
----------                            ----------
    2 Agreement and Plan of Merger dated October 3, 1999 between NMBT Corp and Summit. (Included without exhibits as Appendix A to the Proxy Statement-Prospectus included in this Registration Statement; with Exhibit B thereto included as Appendix C to the Proxy Statement-Prospectus included in this Registration Statement and Exhibits C-E thereto incorporated by reference to
                Exhibit 10(a) to the Schedule 13D filed by Summit with respect to NMBT Corp Common Stock (File No. 0-23419) dated October 4,
                1999).

   3(a) Restated Certificate of Incorporation of Summit, as restated August 16, 1999 (incorporated by reference to Exhibit (3)A on Form 10-Q for the quarter ended June 30, 1999).

   (b)          By-Laws  of  Summit  as  amended   through   October   18,  1995
                (incorporated by reference to Exhibit (2)B on Form 10-K for the year ending December 31, 1995).

    4 Rights Agreement, dated as of June 16, 1999, by and between Summit Bancorp. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Summit Bancorp. Form 8-K, dated June 16, 1999).

    5 Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.

    8           Opinion of Thompson Coburn, regarding tax matters.

   23(a)        Consent of KPMG LLP.

   (b)          Consent of Deloitte & Touche LLP.

   (c) Consent of Richard F. Ober, Jr., Esq. -- included in his opinion filed as Exhibit 5 to this Registration Statement.
   (d)          Consent of Thompson Coburn -- included  in its opinion  filed as
                Exhibit 8 to this Registration Statement.

   *24 Power of Attorney -- included on the signature page of the original filing.

    99(a)       Form of NMBT proxy.

   (b) Opinion of Advest, Inc. -- Included as Appendix B to the Proxy Statement-Prospectus included in this Registration Statement.

   (c)          Consent of Advest, Inc.

* Previously filed.